Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 7 AND LIMITED WAIVER TO AMENDED AND RESTATED

SENIOR SECURED

REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 7 AND LIMITED WAIVER TO AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT (this “Agreement”), dated as of April 8, 2025, is made with respect to that certain Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 25, 2019 (as amended by that certain Amendment No. 1 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of December 13, 2019, as amended by that certain Amendment No. 2 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of May 6, 2020, as amended by that certain Amendment No. 3 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of December 10, 2020, as amended by that certain Amendment No. 4 to Amended and Restated Senior Secured Revolving Credit Agreement and Amendment No. 1 to Amended and Restated Guarantee, Pledge and Security Agreement, dated as of May 4, 2021, as amended by that certain Amendment No. 5 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of March 5, 2023, as amended by that certain Amendment No. 6 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of June 23, 2023, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among OAKTREE SPECIALTY LENDING CORPORATION, a Delaware corporation (the “Borrower”), the Amendment No. 7 Increasing Lenders, the Exiting Lenders and the other Existing Lenders party hereto (collectively, the “Lenders”), and ING CAPITAL LLC, as administrative agent for the Lenders under the Credit Agreement (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as amended hereby).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the lenders party to the Credit Agreement (the “Existing Lenders”) have made certain loans and other extensions of credit to the Borrower (the “Existing Loans”);

WHEREAS, the Borrower has requested that the Existing Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, including to extend the maturity date;

WHEREAS, each Existing Lender identified as an “Amendment No. 7 Increasing Lender” on the signature pages hereto wishes to increase its existing commitment under the Credit Agreement;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders waive any Default or Event of Default occurring prior to the date hereof solely to the extent that such Default or Event of Default (including as a failure to provide notice or a breach of any representation or warranty) was caused by the lapse in the UCC-1 filing on March 24, 2025 with respect to FSFC Holdings, Inc., including pursuant to Section 7.01(p) of the Credit Agreement (the “Designated Event of Default”); and

WHEREAS, the Lenders signatory hereto (which constitute all Existing Lenders) and the Administrative Agent have agreed to do so on the terms and subject to the conditions contained in this Agreement.

NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I AMENDMENTS TO CREDIT AGREEMENT

1.1. Effective as of the Amendment No. 7 Effective Date (as defined below), and subject to the terms and conditions set forth below, the Credit Agreement is hereby amended as follows:

(a) The Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ ) and to add the double-underlined text (indicated textually in the same manner as the following example: doubled-underlined text) as set forth in the Credit Agreement attached hereto as Annex A.

(b) All Schedules to the Credit Agreement are hereby amended to read as provided on the Schedules attached hereto as Annex B.

SECTION II TERMINATION OF LENDER COMMITMENT AND RELEASE

2.1. Effective as of the Amendment No. 7 Effective Date and so long as each of (a) MUFG Bank, Ltd. and (b) Santander Bank, N.A. (each, an “Exiting Lender” and collectively, the “Exiting Lenders”) has received its Payoff Amount (as defined below) on the Amendment No. 7 Effective Date and receives any interest and unused commitment fees due to such Exiting Lender on the dates set forth in Section 3 below, (i) the Commitment of such Exiting Lender is terminated and such Exiting Lender relinquishes its rights and is released from its obligations as a Lender under the Credit Agreement and the other Loan Documents and shall cease to be a “Lender” or “Secured Party” under the Credit Agreement and the other Loan Documents, and (ii) all of the Obligations due and owing by the Borrower to such Exiting Lender after giving effect to any reallocation under Section 3 below (but excluding any interest and unused commitment fees due to such Exiting Lender pursuant to the Credit Agreement, which shall be payable pursuant to Section 3 below) will have been paid off, satisfied and discharged in full, save for those rights, duties and obligations that expressly survive termination pursuant to the terms of the Credit Agreement and the other Loan Documents.

2.2. Each Exiting Lender hereby acknowledges that the sum set forth on Schedule I attached hereto (in each case, as updated and recalculated as of the Amendment No. 7 Effective Date, a “Payoff Amount”) represents all of the Obligations (excluding any interest and unused commitment fees) due and owning by the Borrower to such Exiting Lender under the Credit Agreement and the other Loan Documents as of the date set forth on such Schedule I.

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SECTION III AMENDMENT NO. 7 EFFECTIVE DATE ADJUSTMENTS

3.1. On the Amendment No. 7 Effective Date, the Borrower shall (A) prepay the Existing Loans (if any) in full, including (i) all accrued but unpaid commitment fees relating to such Existing Loans as of such date, and (ii) all accrued but unpaid interest relating to such Existing Loans as of such date (in each case, calculated at the rate set forth in the Credit Agreement), (B) simultaneously borrow new Loans under the Credit Agreement, as amended hereby, in an amount equal to such prepayment (plus the amount of any additional borrowings that may have been requested by the Borrower at such time); provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any Existing Lender may be effected by book entry to the extent that any portion of the amount prepaid to such Existing Lender will be subsequently borrowed in Dollars from such Existing Lender and (y) the Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (as set forth in Schedule 1.01(b) of the Credit Agreement, as amended hereby) and (C) pay to the Existing Lenders the amounts, if any, payable under Section 2.16 of the Credit Agreement as a result of such prepayment. Each Existing Lender party hereto (i) hereby consents to the transactions contemplated hereby, (ii) agrees to waive payment of the amounts, if any, payable under Section 2.14 of the Credit Agreement as a result of, and solely in connection with, any such prepayment, and (iii) hereby consents to the non-pro rata payment described in this Section 3.1.

SECTION IV MISCELLANEOUS

4.1. Conditions to Effectiveness of Agreement. This Agreement shall become effective as of the date (the “Amendment No. 7 Effective Date”) on which the Borrower has satisfied each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02 of the Credit Agreement):

(a) Documents. Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below to each Lender) in form and substance:

(i) Executed Counterparts. From each party hereto (which shall include all Lenders) either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or e-mail transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(ii) Amendment No. 7 Fee Letter. A duly executed and delivered copy of that certain Amendment No. 7 Fee Letter, dated as of the date hereof, between the Borrower and the Administrative Agent.

(iii) Opinion of Counsel to the Borrower. A favorable written customary opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Amendment No. 7 Effective Date) of each of (x) Latham & Watkins LLP, special counsel for the Obligors and (y) Kirkland & Ellis LLP, regulatory counsel for the Borrower, each in form and substance reasonably satisfactory to the Administrative Agent and covering such matters as the Administrative Agent may reasonably request (and the Obligors hereby instruct such counsel to deliver such opinion to the Lenders, the Administrative Agent and the Collateral Agent).

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(iv) Corporate Documents. A certificate of the secretary or assistant secretary of each Obligor, dated the Amendment No. 7 Effective Date, certifying that attached thereto are (v) true and complete copies of the organizational documents of each Obligor certified as of a recent date by the appropriate governmental official, (w) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party or a certification that there have been no amendments, modifications or changes to the incumbency certificates of the officers of such Person since the incumbency certificates were last delivered to the Administrative Agent, (x) true and complete resolutions of the Board of Directors of each Obligor approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Amendment No. 7 Effective Date and, in the case of the Borrower, authorizing the borrowings under the Credit Agreement, and that such resolutions are in full force and effect without modification or amendment, (y) a good standing certificate from the applicable Governmental Authority of each Obligor’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Amendment No. 7 Effective Date, and (z) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, and the authorization of the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(v) Security Agreement Schedules. Updated schedules to the Guarantee and Security Agreement, which schedules shall be true, complete and correct as of the Amendment No. 7 Effective Date and attached hereto as Annex C or a certification by a duly authorized officer of each Obligor certifying that no amendments, modifications or changes are required to the schedules that were previously delivered to the Collateral Agent on the Effective Date to make such schedules true, correct and complete as of the Amendment No. 7 Effective Date.

(vi) Officer’s Certificate. A certificate, dated the Amendment No. 7 Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in Sections 4.1(a)(v), (c), (d) and (g).

(b) Liens. The Administrative Agent shall have received results of a recent lien search in each relevant jurisdiction with respect to the Obligors, confirming the priority of the Liens in favor of the Collateral Agent created pursuant to the Security Documents and revealing no liens on any of the assets of the Obligors except for Liens permitted under

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Section 6.02 of the Credit Agreement. All UCC financing statements, control agreements, stock certificates and other documents or instruments required to be filed or executed and delivered in order to create in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a first-priority perfected (subject to Eligible Liens) security interest in the Collateral (to the extent that such a security interest may be perfected by filing, possession or control under the Uniform Commercial Code) shall have been properly filed (or provided to the Administrative Agent) or executed and delivered in each jurisdiction required.

(c) Consents. The Borrower shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings (other than any filing required under the Exchange Act or the rules or regulations promulgated thereunder, including any filing required on Form 8-K) required to be made or obtained by the Borrower and all guarantors (including the Subsidiary Guarantors) in connection with the transactions contemplated hereby and any other evidence reasonably requested by, and reasonably satisfactory to, the Administrative Agent as to compliance with all material legal and regulatory requirements applicable to the Obligors, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding the transactions contemplated hereby or any transaction being financed with the proceeds of the Loans shall be ongoing.

(d) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or, to the knowledge of the Borrower, threatened in writing in any court or before any arbitrator or Governmental Authority (including any SEC investigation) that relates to the transactions contemplated hereby or that could reasonably be expected to have a Material Adverse Effect.

(e) Solvency Certificate. On the Amendment No. 7 Effective Date, the Administrative Agent shall have received a solvency certificate of a Financial Officer of the Borrower dated as of the Amendment No. 7 Effective Date and addressed to the Administrative Agent and the Lenders, and in form, scope and substance reasonably satisfactory to Administrative Agent, with appropriate attachments and demonstrating that both before and after giving effect to the transactions contemplated hereby (a) the Borrower will be Solvent on an unconsolidated basis and (b) each Obligor will be Solvent on a consolidated basis with the other Obligors.

(f) Due Diligence. All customary confirmatory due diligence on the Borrower and its Subsidiaries shall have been completed by the Administrative Agent and the Lenders and the results of such due diligence shall be satisfactory to the Administrative Agent and the Lenders. No information shall have become available which the Administrative Agent reasonably believes has had, or could reasonably be expected to have, a Material Adverse Effect.

(g) Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement or any other Loan Document (including this Agreement), nor any default or event of default that permits (or which upon notice, lapse of time or both, would permit) the acceleration of any Material Indebtedness, immediately before and after giving effect to, the transactions contemplated hereby, any incurrence of Indebtedness hereunder and the use of the proceeds hereof.

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(h) USA PATRIOT Act. The Administrative Agent and each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, as requested by the Administrative Agent or any Lender.

(i) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate dated as of the Amendment No. 7 Effective Date, showing a calculation of the Borrowing Base (using valuation procedures consistent with those set forth in Section 5.13 of the Credit Agreement) as of the date immediately prior to the Amendment No. 7 Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.

(j) Beneficial Ownership Regulation. The Administrative Agent and the Lenders shall have received, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, prior to the Amendment No. 7 Effective Date, a Beneficial Ownership Certification.

(k) Fees and Expenses. The Administrative Agent, the Joint Lead Arrangers and the Lenders shall have received all fees and expenses (including the legal fees of Dechert LLP, special New York counsel to the Administrative Agent, to the extent invoiced) related to or payable under this Agreement and under any Fee Letters entered into in connection with this Agreement and the other Loan Documents, in each case, owing on or prior to the Amendment No. 7 Effective Date, including any up-front fee due to any Lender on or prior to the Amendment No. 7 Effective Date.

(l) Other Documents. The Administrative Agent shall have received such other documents, instruments, certificates, opinions and information as the Administrative Agent may reasonably request or require in form and substance reasonably satisfactory to the Administrative Agent.

4.2. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, each Obligor represents and warrants to the Administrative Agent and each of the Lenders that, as of the Amendment No. 7 Effective Date and after giving effect to this Agreement:

(a) This Agreement has been duly authorized, executed and delivered by each Obligor and each of the Credit Agreement, as amended by this Agreement, and this Agreement constitutes a legal, valid and binding obligation of each such Obligor, enforceable in accordance with its respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(b) The representations and warranties set forth in Article III of the Credit Agreement and the representations and warranties in each other Loan Document are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Amendment No. 7 Effective Date, or, as to any such representations and warranties that refer to a specific date, as of such specific date.

4.3. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in Section 4.1, and thereafter shall be binding upon and inure to the benefit of the parties thereto and the respective successors and assigns as permitted under the Credit Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

4.4. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Agreement, including, without limitation, the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent.

4.5. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK IN CONTRACT, TORT, OR OTHERWISE AND AT LAW OR IN EQUITY.

4.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.7. Incorporation of Certain Provisions. The provisions of Sections 9.01, 9.07, 9.09 and 9.12 of the Credit Agreement are hereby incorporated by reference mutatis mutandis as if fully set forth herein.

4.8. Effect of Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Obligors under the Credit Agreement or any other Loan Document, and, except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are

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ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions amended herein of the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Agreement and each reference in any other Loan Document shall mean the Credit Agreement as amended hereby. This Agreement shall constitute a Loan Document.

4.9. Electronic Execution of Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereby by electronic means.

4.10. Consent and Affirmation. Without limiting the generality of the foregoing, by its execution hereof, each Obligor, to the extent applicable, hereby, as of the date hereof, (i) consents to this Agreement and the transactions contemplated hereby, (ii) agrees that the Guarantee and Security Agreement and each of the other Security Documents is in full force and effect, (iii) affirms its obligations under the Guarantee and Security Agreement, confirms its guarantee (solely in the case of the Subsidiary Guarantors) and confirms its grant of a security interest in its assets as Collateral for the Secured Obligations (as defined in the Guarantee and Security Agreement), and (iv) acknowledges and affirms that such guarantee and/or grant, as applicable, is in full force and effect in respect of, and to secure, the Secured Obligations (as defined in the Guarantee and Security Agreement).

SECTION V

Limited Waiver

5.1. Subject to the terms and conditions of this Agreement, the Administrative Agent and the Lenders hereby waive the Designated Event of Default. The waiver by the Administrative Agent and the Lenders described above is contingent upon the satisfaction of the conditions precedent set forth in Article IV above and is limited to the Designated Event of Default. Such waiver is limited to the extent expressly described herein and shall not be construed to be a consent to or a permanent waiver of noncompliance with Section 7.01(p) of the Credit Agreement or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents.

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5.2. The Administrative Agent and the Lenders expressly reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.

5.3. The description herein of the Designated Event of Default is based upon the information provided to the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any Defaults or Events of Default. The failure of the Lenders to give notice to the Borrower or any Subsidiary Guarantor of any such other Defaults or Events of Default is not intended to be nor shall be a waiver thereof. The Borrower and the Subsidiary Guarantors hereby agree and acknowledge that the Lenders require and will require strict performance by the Borrower and the Subsidiary Guarantors of all of their respective obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents, in each case, as consented to hereby, and no inaction or action by the Administrative Agent or any Lender regarding any Default or Event of Default under any of the Loan Documents is intended to be or shall be a consent to or waiver thereof other than the permanent consent to the Designated Event of Default expressly provided for in this Article V. The Borrower and the Subsidiary Guarantors hereby also agree and acknowledge that no course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender in the Credit Agreement or in any other Loan Document or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy (collectively, the “Lender Rights”). For the avoidance of doubt, the Borrower and the Subsidiary Guarantors also agree and acknowledge that neither the consent provided in this Agreement nor any other waiver provided by the Lenders prior to the date hereof shall operate as a consent, waiver of or otherwise prejudice any of the Lender Rights other than the permanent consent, as applicable, of the Designated Event of Default expressly provided for in this Article V.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

OAKTREE SPECIALTY LENDING CORPORATION, as Borrower

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	General Counsel and Secretary

OCSL SRNE, LLC, as Subsidiary Guarantor

By:	Oaktree Specialty Lending Corporation
Its:	Managing Member

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	General Counsel and Secretary

FSFC HOLDINGS, INC., as Subsidiary Guarantor

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	General Counsel and Secretary

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

ING CAPITAL LLC, as Administrative Agent
and as an Existing Lender

By:	/s/ Grace Fu
Name:	Grace Fu
Title:	Managing Director

By:	/s/ Ruben De Saegher
Name:	Ruben De Saegher
Title:	Director

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

J.P. MORGAN CHASE BANK N.A., as an Existing Lender

By:	/s/ Tom Gillespie
Name:	Tom Gillespie
Title:	Executive Director

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

BANK OF AMERICA, N.A., as an Amendment No. 7 Increasing Lender

By:	/s/ Chelsea Liu
Name:	Chelsea Liu
Title:	Vice President

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

ROYAL BANK OF CANADA, as an Existing Lender

By:	/s/ Colleen Osborne
Name:	Colleen Osborne
Title:	Authorized Signatory

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

CITY NATIONAL BANK, as an Existing Lender

By:	/s/ Jennifer Velez
Name:	Jennifer Velez
Title:	Senior Vice President

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

KEYBANK N.A., as an Existing Lender

By:	/s/ Richard Andersen
Name:	Richard Andersen
Title:	Senior Vice President

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

BARCLAYS BANK PLC, as an Existing Lender

By:	/s/ Evan Moriarty
Name:	Evan Moriarty
Title:	Authorized Signatory

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

CITIBANK, N.A., as an Existing Lender

By:	/s/ Patrick Marsh
Name:	Patrick Marsh
Title:	Vice President

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as an Existing Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By:	/s/ Marko Lukin
Name:	Marko Lukin
Title:	Vice President

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

GOLDMAN SACHS BANK USA, as an Existing Lender

By:	/s/ Ananda DeRoche
Name:	Ananda DeRoche
Title:	Authorized Signatory

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

MORGAN STANLEY BANK, N.A., as an Existing Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

BNP PARIBAS, as an Existing Lender

By:	/s/ Claudia DeSimio
Name:	Claudia DeSimio
Title:	Managing Director

By:	/s/ Sebastian Hebenstreit
Name:	Sebastian Hebenstreit
Title:	Director

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

STATE STREET BANK AND TRUST COMPANY, as an Existing Lender

By:	/s/ Jiaqi Wei
Name:	Jiaqi Wei
Title:	Vice President

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

MUFG BANK, LTD., as an Exiting Lender

By:	/s/ Jeanne Horn
Name:	Jeanne Horn
Title:	Managing Director

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as an Existing Lender

By:	/s/ Shane Klein
Name:	Shane Klein
Title:	Managing Director

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE, as an Existing Lender

By:	/s/ K. Lagroix
Name:	Kathryn Lagroix
Title:	Managing Director

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

SANTANDER BANK, N.A., as an Exiting Lender

By:	/s/ Joseph Min
Name:	Joseph Min
Title:	Senior Vice President

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

STIFEL BANK & TRUST, as an Existing Lender

By:	/s/ Matthew L. Diehl
Name:	Matthew L. Diehl
Title:	Senior Vice President

[Signature Page to Amendment No.7 to Senior Secured Revolving Credit Agreement]

FIRST-CITIZENS BANK & TRUST, as an Existing Lender

By:	/s/ Robert L. Klein
Name:	Robert L. Klein
Title:	Managing Director

[Signature Page to Amendment No.7 to Senior Secured Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Amendment No. 7 Increasing Lender

By:	/s/ Nikolas Broschofsky
Name:	Nikolas Broschofsky
Title:	Executive Director

[Signature Page to Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement]

Annex A

Conformed Credit Agreement

~~EXECUTION VERSION~~

ANNEX A TO AMENDMENT NO. ~~6~~7

AMENDED AND RESTATED SENIOR SECURED

REVOLVING CREDIT AGREEMENT

dated as of

February 25, 2019,

as amended by

Amendment No. 1, dated as of December 13, 2019,

Amendment No. 2, dated as of May 6, 2020,

Amendment No. 3, dated as of December 10, 2020,

Amendment No. 4, dated as of May 4, 2021,

Amendment No. 5, dated as of March 7, 2023, ~~and~~

Amendment No. 6, dated as of June 23, 2023, and

Amendment No. 7, dated as of April 8, 2025

among

OAKTREE SPECIALTY LENDING CORPORATION

as Borrower

The LENDERS Party Hereto

ING CAPITAL LLC

as Administrative Agent

ING CAPITAL LLC,

JPMORGAN CHASE BANK, N.A.

BOFA SECURITIES, INC. and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

and

JPMORGAN CHASE BANK, N.A. and

BANK OF AMERICA, N.A.

as Syndication Agents

(i)

(ii)

(iii)

SCHEDULE 1.01(a)	-	Approved Dealers and Approved Pricing Services
SCHEDULE 1.01(b)	-	Commitments
SCHEDULE 1.01(c)	-	Eligibility Criteria
SCHEDULE 1.01(d)	-	[Intentionally Omitted]
SCHEDULE 1.01(e)	-	[Intentionally Omitted]
SCHEDULE 1.01(f)	-	Industry Classification Groups
SCHEDULE 3.11(a)	-	Material Agreements
SCHEDULE 3.11(b)	-	Liens
SCHEDULE 3.12(a)	-	Subsidiaries
SCHEDULE 3.12(b)	-	Investments
SCHEDULE 6.08	-	Certain Affiliate Transactions

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	Form of Borrowing Base Certificate
EXHIBIT C	-	Form of Promissory Note
EXHIBIT D	-	Form of Borrowing Request

(iv)

AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT dated as of February 25, 2019 (as amended, restated, amended and restated supplemented or otherwise modified from time to time, this “Agreement”), among OAKTREE SPECIALTY LENDING CORPORATION, a Delaware corporation (the “Borrower”), the LENDERS party hereto, solely with respect to Section 2.02(e)(ii), the DEPARTING LENDERS party hereto and ING CAPITAL LLC, as Administrative Agent.

WHEREAS, the Borrower and the Administrative Agent entered into that certain Senior Secured Revolving Credit Agreement dated as of November 30, 2017 (as the same has been amended, supplemented, or otherwise modified from time to time prior to the Restatement Effective Date, the “Existing Credit Agreement”) with the lenders party thereto from time to time (the “Existing Lenders”), pursuant to which the Existing Lenders extended certain commitments and made certain loans to the Borrower (the “Existing Loans”);

WHEREAS, the Borrower desires to amend and restate the Existing Credit Agreement and to make certain changes, including to increase the size of the commitments thereunder and to extend the maturity date;

WHEREAS, the Borrower wishes to prepay in full the pro rata portion of the Loans and other obligations owing to certain Existing Lenders identified in writing by the Administrative Agent to the Borrower (the “Departing Lenders” and the Existing Lenders that are not Departing Lenders, the “Existing Continuing Lenders”) with a corresponding termination of such Departing Lenders’ commitments (the “Prepayment”);

WHEREAS, concurrently with the Prepayment, each Person identified as an “Increasing Lender” on the signature pages hereto wishes to increase its commitment under the Credit Agreement, and each Person identified as a “New Lender” on the signature pages hereto wishes to become a Lender under the Credit Agreement; and

WHEREAS, the Existing Continuing Lenders are willing to make such changes to the Existing Credit Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree that, effective as of the Restatement Effective Date, the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below and the terms defined in Section 5.13 have the meanings assigned thereto in such section:

~~“2025 Notes” means the Borrower’s 3.500% unsecured notes due in 2025.~~

“2027 Notes” means the Borrower’s 2.700% unsecured notes due in 2027.

(1)

“2029 Notes” means the Borrower’s 7.100% unsecured notes due in 2029.

“2030 Notes” means the Borrower’s 6.340% unsecured notes due in 2030.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Additional Notes” means unsecured notes (other than the ~~2025~~2027 Notes, the 2029 Notes and the ~~2027~~2030 Notes) issued by an Obligor after the Amendment No. ~~6~~7 Effective Date in an aggregate principal amount not to exceed $350,000,000 that satisfies the criteria set forth in the definition of Unsecured Longer-Term Indebtedness, except that such notes have a tenor that is no shorter than five (5) years and that does not end on or after the six (6) month anniversary of the latest Stated Maturity Date.

“Adjusted Borrowing Base” means the Borrowing Base minus the aggregate amount of Cash and Cash Equivalents included in the Borrowing Base.

“Adjusted Covered Debt Balance” means, on any date, the aggregate Covered Debt Amount on such date minus the aggregate amount of Cash and Cash Equivalents included in the Borrowing Base (excluding any Cash Collateral).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the SOFR Adjustment for such Interest Period; provided that, if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adjusted Term SOFR Borrowing” means, as to any Borrowing, the Adjusted Term SOFR Loans comprising such Borrowing.

“Adjusted Term SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, in each case, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Administrative Agent” means ING, in its capacity as administrative agent for the Lenders hereunder and its successors in such capacity as provided in Section 8.06.

“Administrative Agent’s Account” means an account designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

(2)

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes an Investment held by any such Person in the ordinary course of business (other than Subsidiaries or Restricted Investments). In no event shall the Administrative Agent, the Collateral Agent or any Lender be deemed an Affiliate of the Borrower or any of their Subsidiaries as a result of their relationship under this Agreement.

“Affiliate Agreements” means, collectively, (a) the ~~Second~~Third Amended and Restated Investment Advisory Agreement, dated as of ~~January 23, 2023~~November 14, 2024, between the Borrower and Oaktree Fund Advisors, LLC and (b) the Administration Agreement, dated as of September 30, 2019, between the Borrower and Oaktree Fund Administration, LLC, each of the above as amended, restated, amended and restated and otherwise supplemented from time to time in accordance with Section 6.11(b).

“Agency Account” has the meaning assigned to such term in Section 5.08(c)(v).

“Agent” means, collectively, the Administrative Agent and the Collateral Agent.

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%, (c) (1) if the then-current Benchmark is Daily Simple SOFR, (x) Daily Simple SOFR in effect on such day (taking into account any floor set forth in the definition of “Daily Simple SOFR”) plus (y) 1% and (2) if the then-current Benchmark is Adjusted Term SOFR, (x) the Adjusted Term SOFR for a period of one (1) month (taking into account any floor set forth in the definition of “Adjusted Term SOFR”) plus (y) 1% and (d) zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, Daily Simple SOFR or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, Daily Simple SOFR or Adjusted Term SOFR, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.12(c) or if the Administrative Agent is not able to determine the Adjusted Term SOFR or Daily Simple SOFR for purposes of this definition for any reason, then the Alternate Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Amendment No. 2 Effective Date” means May 6, 2020.

“Amendment No. 4 Effective Date” means May 4, 2021

“Amendment No. 6” means that certain Amendment No. 6 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of June 23, 2023.

“Amendment No. 6 Effective Date” has the meaning set forth in Amendment No. 6.

“Amendment No. 7” means that certain Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of April 8, 2025.

“Amendment No. 7 Effective Date” has the meaning set forth in Amendment No. 7.

(3)

“Anti-Corruption Laws” has the meaning assigned to such term in Section 3.22.

“Applicable External Value” shall mean with respect to any Unquoted Investment, the most recent Borrower External Unquoted Value determined with respect to such Unquoted Investment; provided, however, if an IVP External Unquoted Value with respect to such Unquoted Investment is more recent than such Borrower External Unquoted Value, then the term “Applicable External Value” shall mean the most recent IVP External Unquoted Value obtained with respect to such Unquoted Investment.

“Applicable Margin” means, (a) with respect to any ABR Loan, ~~1.00~~0.875% per annum; and (b) with respect to any SOFR Loan, ~~2.00~~1.875% per annum; provided that, at any time after the Amendment No. 7 Effective Date when the Borrowing Base is greater than 1.60 times the Combined Debt Amount, the Applicable Margin shall be (i) with respect to any ABR Loan, 0.75% and (ii) with respect to any SOFR Loan, 1.75% per annum.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitments. If the Commitments have terminated or expired in full, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04(b); provided that, for the avoidance of doubt, on and after the Non-Extended Revolver Termination Date, the Applicable Percentage of such Non-Extending Lender shall be 0%.

“Approved Dealer” means (a) in the case of any Eligible Portfolio Investment that is not a U.S. Government Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934 of nationally recognized standing or an Affiliate thereof and (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, in the case of each of clauses (a) and (b) above, as set forth on Schedule 1.01(a), or (c) any other bank or broker-dealer acceptable to the Administrative Agent in its reasonable determination.

“Approved Electronic Platform” has the meaning assigned to such term in Section 9.01(c)(ii).

“Approved Pricing Service” means (a) a pricing or quotation service as set forth in Schedule 1.01(a) or (b) any other pricing or quotation service (i) approved by the Directing Body of the Borrower, (ii) designated in writing by the Borrower to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Directing Body of the Borrower that such pricing or quotation service has been approved by the Borrower), and (iii) acceptable to the Administrative Agent in its reasonable determination.

“Approved Third-Party Appraiser” means any independent nationally recognized third-party appraisal firm (a) designated by the Borrower in writing to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Directing Body of the Borrower that such firm has been approved by the Borrower for purposes of assisting the Directing Body of the Borrower in making valuations of portfolio assets to determine the Borrower’s compliance with the applicable provisions of the Investment Company Act) and (b) acceptable to the Administrative Agent in its reasonable discretion; provided that, if any proposed appraiser requests or requires a non-reliance letter, confidentiality agreement or similar agreement prior to allowing the Administrative Agent to review any written valuation report, such Person shall only be deemed an Approved Third-Party

(4)

Appraiser if the Administrative Agent and such Approved Third-Party Appraiser shall have entered into such a letter or agreement. Subject to the foregoing (other than clause (b)), it is understood and agreed that, so long as the same are independent third-party appraisal firms approved by the Directing Body of the Borrower, Alvarez & Marsal, Houlihan Lokey Howard & Zukin Capital, Inc., Kroll, LLC, Murray, Devine and Company, Lincoln Partners Advisors, LLC, Valuation Research Corporation and Stout Risius Ross, LLC are acceptable to the Administrative Agent solely to the extent they are not serving as the Independent Valuation Provider.

“Asset Coverage Ratio” means, on a consolidated basis for Borrower and its Subsidiaries, the ratio which the value of total assets, less all liabilities and indebtedness not represented by Senior Securities, bears to the aggregate amount of Senior Securities representing indebtedness of the Borrower and its Subsidiaries (all as determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder, in each case as in effect on the Amendment No. 2 Effective Date). For clarity, the calculation of the Asset Coverage Ratio shall be made in accordance with any exemptive order issued by the SEC under Section 6(c) of the Investment Company Act relating to the exclusion of any Indebtedness of any SBIC Subsidiary from the definition of Senior Securities only so long as (a) such order is in effect, (b) no obligations have become due and owing pursuant to the terms of any Permitted SBIC Guarantee and (c) such Indebtedness is owed to the SBA.

“Asset Sale” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Obligor’s assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired; provided, however, the term “Asset Sale” as used in this Agreement shall not include the disposition of Portfolio Investments originated by the Borrower and immediately transferred to a Financing Subsidiary pursuant to the terms of Section 6.03(e) or 6.03(i) hereof.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04(b)), and accepted by the Administrative Agent in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned to such term in Section 2.07(e)(i).

“Availability Period” means (a) in the case of any Extending Lender (with respect to such Extending Lender’s Extended Loans), the Extended Availability Period, or (b) in the case of any Non-Extending Lender (with respect to such Non-Extending Lender’s Non-Extended Loans), the Non-Extended Availability Period.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

(5)

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Basel III” means the agreements on capital requirements, leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on December 16, 2010, each as amended, supplemented or restated.

“Benchmark” means, initially, the Adjusted Term SOFR; provided that, if a replacement of the Benchmark has occurred pursuant to Section 2.12(c), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the sum of: (i) Daily Simple SOFR and (ii) the SOFR Adjustment; or

(b) the sum of: (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR”, the definition of “Adjusted Term SOFR”, the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Daily Simple SOFR”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark

(6)

Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of such Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Beneficial Ownership Certification” means a certification regarding a beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor thereof).

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers (or the equivalent) of such Person, or if there is none, the Board of Directors of the managing member of such Person, (c) in the case of any partnership, the Board of Directors (or the equivalent) of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower External Unquoted Value” has the meaning assigned to such term in Section 5.12(b)(ii)(B)(y).

“Borrower Tested Assets” has the meaning assigned to such term in Section 5.12(b)(ii)(B)(y).

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Adjusted Term SOFR Loans, that have the same Interest Period.

(7)

“Borrowing Base” has the meaning assigned to such term in Section 5.13.

“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit B and appropriately completed.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (i) (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date or (ii) (a) the aggregate Covered Debt Amount as of such date exceeds the sum of (b) (x) the aggregate Value of all Eligible Portfolio Investments included in the Borrowing Base, less (y) the aggregate Value of all Eligible Portfolio Investments issued by the four largest issuers.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, substantially in the form of Exhibit D hereto or such other form as is reasonably satisfactory to the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars (measured in terms of the Dollar Equivalent thereof) which is a freely convertible currency.

“Cash Collateralize” means, with respect to a Letter of Credit, the pledge and deposit of immediately available funds into a Letter of Credit Escrow Account maintained on behalf of the Administrative Agent in an amount equal to one hundred and two percent (102%) (or one hundred and five percent (105%) in accordance with the last paragraph of Section 7.01) of the undrawn face amount of such Letter of Credit (or such other amount as may be specified in any applicable provision hereof) as collateral pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support (if any).

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

(a) Short-Term U.S. Government Securities;

(b) investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(8)

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof; provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(d) fully collateralized repurchase agreements with a term of not more than 30 days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) an Approved Dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(e) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $1,000,000,000; and

(f) investments in money market funds and mutual funds, which invest substantially all of their assets in Cash or assets of the types described in clauses (a) through (e) above;

provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities, certificates of deposit or repurchase agreements) shall not include any such investment representing more than 25% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars.

“CFC” means a Subsidiary that is a “controlled foreign corporation” directly or indirectly owned by an Obligor within the meaning of Section 957 of the Code.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Investment Advisor of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, (b) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (A) members of the Board of Directors of the Borrower as of the later of (x) the Restatement Effective Date and (y) the corresponding date of the previous year, (B) approved, selected or nominated to become members of the Board of Directors of the Borrower by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) approved, selected or nominated to become members of the Board of Directors of the Borrower by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B) or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the Investment Advisor.

“Change in Law” means (a) the adoption or taking effect of any law, rule or regulation or treaty after the Restatement Effective Date, (b) any change in any law, rule or regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority

(9)

after the Restatement Effective Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13(b) or Section 2.18(a), by such Lender’s or the Issuing Bank’s holding company, if any, or by any lending office of such Lender) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Effective Date; provided that, notwithstanding anything herein to the contrary, (I) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (II) all requests, rules, guidelines, requirements or directives promulgated by the Bank For International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued, promulgated or implemented.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” means ING in its capacity as Collateral Agent under the Guarantee and Security Agreement, and includes any successor Collateral Agent thereunder.

“Combined Debt Amount” means, as of any date, (i) the aggregate amount of Commitments as of such date (or, if greater, the Credit Exposures of all Lenders as of such date) plus (ii) the aggregate amount of outstanding Designated Indebtedness (as such term is defined in the Guarantee and Security Agreement) and, without duplication, unused commitments of the holders of Designated Indebtedness to extend credit to the Borrower that will give rise to Designated Indebtedness under the Guarantee and Security Agreement.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans, and to acquire participations in Letters of Credit, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of each Lender’s Commitment as of the Amendment No. ~~6~~7 Effective Date is set forth on Schedule 1.01(b), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments as of the Amendment No.  ~~6~~7 Effective Date is $~~1,217,500,000~~1,160,000,000 .

“Commitment Increase” has the meaning assigned to such term in Section 2.07(e)(i).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.07(e)(i).

“Commitment Increase Notice” has the meaning assigned to such term in Section 2.07(e)(i).

~~“Consolidated EBIT” means, for any period with respect to the Borrower and its Subsidiaries on a consolidated basis, income after deduction of all expenses and other proper charges other than Taxes, Consolidated Interest Expense and excluding from the calculation of such income (a) net realized gains or losses, (b) net change in unrealized appreciation or depreciation, (c) gains or losses on re-purchases of Indebtedness, (d) the amount of interest paid-in-kind to the Borrower or any~~

(10)

~~of its Subsidiaries (“PIK”) to the extent such amount exceeds the sum of (i) PIK interest collected in cash (including any amortization payments on such applicable debt instrument up to the amount of PIK interest previously capitalized thereon) and (ii) realized gains collected in cash (net of realized losses); provided that the amount determined pursuant to this clause (d)(ii) shall not be less than zero, all as determined in accordance with GAAP, and (e) other non-cash charges and gains to the extent included to calculate income.~~

~~“Consolidated Interest Coverage Ratio” means the ratio as of the last day of any fiscal quarter of the Borrower and its Subsidiaries on a consolidated basis of (a) Consolidated EBIT for the four fiscal quarter period then ending, taken as a single accounting period, to (b) Consolidated Interest Expense (but excluding for this purpose (x) any non-cash interest expense representing amortization of debt issuance costs (including any accelerated amortization of debt issuance costs) and amortization of any original issue discount and (y) any debt extinguishment costs such as prepayment fees and make whole premiums) for such four fiscal quarter period.~~

~~“Consolidated Interest Expense” means, with respect to the Borrower and its Subsidiaries on a consolidated basis and for any period, the sum of (x) the total consolidated interest expense (including capitalized interest expense and interest expense attributable to Capital Lease Obligations) of the Borrower and/or its Subsidiaries and in any event shall include all interest expense with respect to any Indebtedness in respect of which the Borrower and/or its Subsidiaries is wholly or partially liable plus (y) the net amount paid or payable (or minus the net amount receivable) under Hedging Agreements permitted under Section 6.04 relating to interest during such period (whether or not actually paid or received during such period) and to the extent not already taken into account under clause (x).~~

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Account” has the meaning assigned to such term in Section 5.08(c)(ii).

“Control Agreement” means each of (a) the Amended and Restated Custody Control Agreement, dated as of November 30, 2017, by and among the Borrower, the Collateral Agent and U.S. Bank National Association, (b) the Collateral Account Control Agreement, dated as of January 15, 2019, by and among OCSL SRNE, LLC, a Delaware limited liability company, the Collateral Agent and The Bank of New York Mellon, and (c) any other control agreement entered into by and among the Borrower, the Collateral Agent and a Custodian, in form and substance reasonably satisfactory to the Collateral Agent, the applicable Custodian and the applicable Obligor.

“Covered Debt Amount” means, on any date, the sum of (x) all of the Credit Exposures of all Lenders on such date, plus (y) the aggregate principal amount (including any increase in the aggregate principal amount resulting from payable-in-kind interest) of Other Covered Indebtedness outstanding on such date minus (z) LC Exposure that has been Cash Collateralized. For the avoidance of doubt, for purposes of calculating the Covered Debt Amount, any convertible securities included in the Covered Debt Amount will be included at the then outstanding principal balance thereof.

“Covered Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

(11)

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and LC Exposure at such time (including, for the avoidance of doubt, the Loans and LC Exposure surviving after the Revolver Termination Date).

“Custodian” means each of U.S. Bank National Association, The Bank of New York Mellon and any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Obligors holding Portfolio Investments, on behalf of the Obligors and, pursuant to the applicable Control Agreement, the Collateral Agent. The term “Custodian” includes any agent or sub-custodian acting on behalf of the applicable Custodian pursuant to the terms of the applicable Custodian Agreement.

“Custodian Account” means an account subject to a Custodian Agreement.

“Custodian Agreement” means, collectively, (i) the Amended and Restated Custody Agreement, dated November 30, 2017, among the Borrower, the Collateral Agent, and U.S. Bank National Association, and (ii) each such other control agreements as may be entered into by and among an Obligor, the Collateral Agent and a Custodian, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the sum of (a) SOFR for the day (such day “i”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website (the “Daily Simple SOFR Screen Rate”), plus (b) the SOFR Adjustment; provided that if Daily Simple SOFR as so determined shall ever be less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a replacement of Daily Simple SOFR has not occurred pursuant to Section 2.12(c)(i), then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Borrowing” means, as to any Borrowing, the Daily Simple SOFR Loans comprising such Borrowing.

“Daily Simple SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR, in each case, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Daily Simple SOFR Screen Rate” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

(12)

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has, as reasonably determined by the Administrative Agent, (a) failed to fund any portion of its Loans or participations in Letters of Credit within two (2) Business Days of the date required to be funded by it hereunder during such Lender’s Availability Period, unless, in the case of any Loans, such Lender notifies the Administrative Agent and the Borrower in writing that such Lender’s failure is based on such Lender’s reasonable determination that the conditions precedent to funding such Loan under this Agreement have not been met, such conditions have not otherwise been waived in accordance with the terms of this Agreement and such Lender has advised the Administrative Agent and the Borrower in writing (with reasonable detail of those conditions that have not been satisfied) prior to the time at which such funding was to have been made, (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent or the Borrower to confirm in writing to the Administrative Agent and the Borrower that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or participations in then outstanding Letters of Credit (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount (other than a de minimis amount) required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute, or (e) other than via an Undisclosed Administration, either (i) has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or has a parent company that has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action (unless in the case of any Lender referred to in this clause (e), the Borrower, the Administrative Agent and the Issuing Bank shall be satisfied in the exercise of their respective reasonable discretion that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder); provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof, or solely as a result of an Undisclosed

(13)

Administration, so long as such ownership interest or Undisclosed Administration does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination.

“Departing Lenders” has the meaning assigned to such term in the preamble to this Agreement.

“Directing Body” means the Borrower’s Board of Directors (or appropriate committee thereof with the necessary delegated authority).

“Disqualified Equity Interests” means Equity Interests of the Borrower that after issuance are subject to any agreement between the holder of such Equity Interests and the Borrower whereby the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate such Equity Interests, other than (x) as a result of a change of control, or (y) in connection with any purchase, redemption, retirement, acquisition, cancellation or termination with, or in exchange for, shares of Equity Interests that are not Disqualified Equity Interests.

“Disqualified Lenders” means any Person identified by name on the “Disqualified Lender” list provided by the Borrower to the Administrative Agent on or before the Original Effective Date as a direct competitor of the Borrower; provided, that the Disqualified Lender list shall be limited to no more than five (5) such competitors (as such list may be updated by the Borrower from time to time with the consent of the Administrative Agent after consultation with the Lenders); provided further, that no update of the list of Disqualified Lenders shall apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Loan or Commitments pursuant to the terms hereof.

“Dollar Equivalent” means, on any date of determination, with respect to an amount denominated in any currency other than Dollars, the amount of Dollars that would be required to purchase such amount of such currency on the date two (2) Business Days prior to such date, based upon the spot selling rate at which the Administrative Agent (or other currency broker reasonably acceptable to the Administrative Agent) offers to sell such currency for Dollars in the principal financial center where such currency is cleared and settled, as determined by the Administrative Agent at approximately 11:00 a.m., New York City time, for delivery two (2) Business Days later; provided that, the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

(14)

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Liens” means, any right of offset, banker’s lien, security interest or other like right against the Portfolio Investments held by a Custodian pursuant to or in connection with its rights and obligations relating to each Custodian Account with such Custodian, provided that such rights are subordinated, pursuant to the terms of the applicable Control Agreement, to the first priority perfected security interest in the Collateral created in favor of the Collateral Agent, except to the extent expressly provided therein.

“Eligible Portfolio Investment” means any Portfolio Investment held by any Obligor (and solely for purposes of determining the Borrowing Base, Cash (for the avoidance of doubt, other than Cash Collateral) and Cash Equivalents held by any Obligor) that, in each case, meets all of the criteria set forth on Schedule 1.01(c) hereto; provided, that no Portfolio Investment, Cash or Cash Equivalent shall constitute an Eligible Portfolio Investment or be included in the Borrowing Base if the Collateral Agent does not at all times maintain a first priority, perfected Lien (subject to no other Liens other than Eligible Liens) on such Portfolio Investment, Cash or Cash Equivalent or if such Portfolio Investment, Cash or Cash Equivalent has not been or does not at all times continue to be Delivered (as defined in the Guarantee and Security Agreement). Without limiting the generality of the foregoing, it is understood and agreed that any Portfolio Investments that have been contributed or sold, purported to be contributed or sold or otherwise transferred to any Financing Subsidiary, Immaterial Subsidiary, CFC, Transparent Subsidiary or any other Person that is not a Subsidiary Guarantor, or held by any Financing Subsidiary, Immaterial Subsidiary, CFC, Transparent Subsidiary or any other Person that is not a Subsidiary Guarantor, or which secure obligations of any Financing Subsidiary, Immaterial Subsidiary, CFC, Transparent Subsidiary or any other Person that is not a Subsidiary Guarantor shall not be treated as Eligible Portfolio Investments until distributed, sold or otherwise transferred to any Obligor free and clear of all Liens (other than Eligible Liens). Notwithstanding the foregoing, nothing herein shall limit the provisions of Section 5.12(b)(i), which provide that, for purposes of this Agreement, all determinations of whether an Investment is to be included as an Eligible Portfolio Investment shall be determined on a Settlement-Date Basis, provided that no such Investment shall be included as an Eligible Portfolio Investment to the extent it has not been paid for in full.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to capital stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(15)

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, the failure to satisfy the minimum funding standards set forth in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4041(c) or Section 4042 of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of Withdrawal Liability; (g) the occurrence of any non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA which would result in liability to a Lender; (h) the failure to make any required contribution to a Multiemployer Plan or to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 412 or 430 of the Code or Section 302, 303 or 4068 of ERISA; or (i) the receipt by the Borrower or any ERISA Affiliate of any notice concerning a determination that a Multiemployer Plan is insolvent or in reorganization, in each case, as defined in Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 8.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.13(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.13(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.13(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.13(d).

“Escrow Agent” means the person or entity designated by Administrative Agent to be the escrow agent pursuant to the Escrow Agreement.

“Escrow Agreement” means the escrow agreement acceptable in form and substance reasonably satisfactory to the Borrower and the Administrative Agent with respect to the Letter of Credit Escrow Account.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

(16)

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender or the Issuing Bank or required to be withheld or deducted from a payment to the Administrative Agent, any Lender or the Issuing Bank, (a) Taxes imposed on (or measured by) its net income or franchise Taxes, in each case, imposed (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.15(a), (d) Taxes attributable to such recipient’s failure to comply with Section 2.15(f), and (e) any ~~withholding~~ Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Existing Continuing Lenders” has the meaning assigned to such term in the preamble to this Agreement.

“Existing Lenders” has the meaning assigned to such term in the preamble to this Agreement.

“Existing Loans” has the meaning assigned to such term in the preamble to this Agreement.

“Extended Availability Period” means, with respect to any Extending Lender, the period from and including the Amendment No.  ~~6~~7 Effective Date, to, but excluding, the earlier of the Extended Revolver Termination Date and the date of termination of the Commitments.

“Extended Loans” means Loans or Borrowings of any Extending Lender maturing on the Extended Maturity Date.

“Extended Maturity Date” means, with respect to each Extending Lender, the date that is the five (5) year anniversary of the Amendment No.  ~~6~~7 Effective Date.

“Extended Revolver Termination Date” means, with respect to each Extending Lender, the date that is the four (4) year anniversary of the Amendment No. ~~6~~7 Effective Date.

“Extending Lender” means each Lender designated as an “Extending Lender” on Schedule 1.01(b).

“Extension Offer” has the meaning assigned to such term in Section 2.19(c).

(17)

“External Quoted Value” has the meaning assigned to such term in Section 5.12(b)(ii)(A).

“External Unquoted Value” means (i) with respect to Borrower Tested Assets, the Borrower External Unquoted Value and (ii) with respect to IVP Tested Assets, the IVP External Unquoted Value.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules, or official practices adopted pursuant to any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such Sections of the Code.

“FCPA” has the meaning assigned to such term in Section 3.22.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that if the Federal Funds Effective Rate is less than zero, such rate shall be zero for purposes of this Agreement.

“Fee Letters” means (i) that certain Fee Letter, dated as of October 20, 2017, by and between ING and the Borrower, (ii) that certain Fee Letter, dated as of October 20, 2017, by and between JPMorgan Chase Bank, N.A. and the Borrower, (iii) that certain Fee Letter, dated as of October 20, 2017, by and among Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Borrower, (iv) that certain Fee Letter, dated as of January 30, 2019, by and between ING and the Borrower, (v) that certain Fee Letter, dated as of January 30, 2019, by and between JPMorgan Chase Bank, N.A. and the Borrower, (vi) that certain Fee Letter, dated as of January 30, 2019, by and among Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Borrower, (vii) that certain Fee Letter, dated as of April 1, 2019, by and among the Administrative Agent, MUFG Union Bank, N.A. and the Borrower, (viii) that certain Fee Letter, dated as of October 28, 2020, by and among the Administrative Agent, Sumitomo Mitsui Banking Corporation and the Borrower, (ix) that certain Fee Letter, dated as of December 28, 2020, by and among the Administrative Agent, MUFG Union Bank, N.A. and the Borrower, (x) that certain Fee Letter, dated as of May 4, 2021, by and between the Administrative Agent and the Borrower, (xi) that certain Fee Letter, dated as of June 23, 2023, by and between BofA Securities, Inc. and the Borrower, and (xii) that certain Fee Letter, dated as of June 23, 2023, by and between ING and the Borrower.

“Financial Officer” means the chief executive officer, president, chief operating officer, chief financial officer, chief legal officer, principal accounting officer, treasurer, controller or chief compliance officer of the Borrower, in each case, who has been authorized by the Board of Directors of the Borrower to execute the applicable document or certificate.

“Financing Subsidiary” means (i) any Structured Subsidiary or (ii) any SBIC Subsidiary.

(18)

“First Star Bermuda” means First Star Bermuda Aviation Limited.

“First Star Ireland” means First Star Speir Aviation Limited.

“Floor” means the greater of (a) 0% and (b) the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark (including any component thereof).

“Foreign Lender” means any Lender or Issuing Bank that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Gross Borrowing Base” has the meaning assigned to such term in Section 5.13(e).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount).

“Guarantee and Security Agreement” means that certain Amended and Restated Guarantee, Pledge and Security Agreement, dated as of the Restatement Effective Date, among the Borrower, the Subsidiary Guarantors, the Administrative Agent, each holder (or a representative, agent or trustee therefor) from time to time of any Secured Longer-Term Indebtedness, and the Collateral Agent.

(19)

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement between the Collateral Agent and an entity that pursuant to Section 5.08 is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Administrative Agent shall request consistent with the requirements of Section 5.08, or to which the Collateral Agent shall otherwise consent).

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Immaterial Subsidiaries” means those Subsidiaries of the Borrower that are “designated” as “Immaterial Subsidiaries” by the Borrower from time to time (it being understood that the Borrower may at any time change any such designation); provided that such designated Immaterial Subsidiaries shall collectively meet all of the following criteria as of the date of (x) the designation of each such Immaterial Subsidiary and (y) the most recent balance sheet required to be delivered pursuant to Section 5.01 (and the Borrower shall in each case deliver to the Administrative Agent a certificate of a Financial Officer to such effect setting forth reasonably detailed calculations demonstrating such compliance): (a) such Subsidiaries and their Subsidiaries do not hold any Eligible Portfolio Investment, (b) the aggregate assets of all such Subsidiaries and their Subsidiaries (on a consolidated basis) as of such date do not exceed an amount equal to 3% of the consolidated assets of the Borrower and its Subsidiaries as of such date; and (c) the aggregate revenues of all such Subsidiaries and their Subsidiaries (on a consolidated basis) for the fiscal quarter ending on such date do not exceed an amount equal to 3% of the consolidated revenues of the Borrower and its Subsidiaries for such period. Notwithstanding the foregoing, no Immaterial Subsidiary that is later designated as a Subsidiary Guarantor may be an Immaterial Subsidiary.

“Increasing Lender” has the meaning assigned to such term in Section 2.07(e)(i).

“Indebtedness” of any Person means, without duplication, (a) (i) all obligations of such Person for borrowed money or (ii) with respect to deposits, loans or advances of any kind that are required to be accounted for under GAAP as a liability on the financial statements of an Obligor (other than deposits received in connection with a Portfolio Investment in the ordinary course of the Obligor’s business (including, but not limited to, any deposits or advances in connection with expense reimbursement, prepaid agency fees, other fees, indemnification, work fees, tax distributions or purchase price adjustments)), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued expenses in the ordinary course of business not past due for more than 90 days after the date on which such trade account payable was due), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the value of such debt being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) the net amount such Person would be obligated for under any Hedging Agreement if such Hedging Agreement was terminated at the time of determination, (j) all obligations, contingent or otherwise, with respect to

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Disqualified Equity Interests, and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor (or such Person is not otherwise liable for such Indebtedness). Notwithstanding the foregoing, “Indebtedness” shall not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment, (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment or fund the delayed draw or unfunded portion of any existing Portfolio Investment or (z) indebtedness of an Obligor on account of the sale by an Obligor of the first out tranche of any First Lien Credit Facility Loan that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is non-recourse to the Borrower and its Subsidiaries and (ii) would not represent a claim against the Borrower or any of its Subsidiaries in a bankruptcy, insolvency or liquidation proceeding of the Borrower or its Subsidiaries, in each case in excess of the amount sold or purportedly sold.

“Independent Valuation Provider” means any of Houlihan Capital Advisors, LLC, Kroll, LLC, Murray, Devine and Company, Lincoln Advisors, Valuation Research Corporation, Alvarez & Marsal, Houlihan Lokey and Stout Risius Ross, LLC, or any other independent nationally recognized third-party appraisal firm selected by the Administrative Agent, and reasonably acceptable to the Borrower.

“Industry Classification Group” means any of the classification groups set forth on Schedule 1.01(f) hereto, together with any classification groups that may be subsequently established by Moody’s and provided by the Borrower to the Administrative Agent.

“ING” means ING Capital LLC.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date, (b) if the then current Benchmark is Adjusted Term SOFR, with respect to any SOFR Loans, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three month intervals after the first day of such Interest Period and (c) if the then current Benchmark is Daily Simple SOFR, with respect to any SOFR Loan, the last day of each Interest Period therefor.

“Interest Period” means, (a) if the then-current Benchmark is Adjusted Term SOFR, for any SOFR Loan or SOFR Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one or three months thereafter or, with respect to such portion of any Loan or Borrowing that is scheduled to be repaid on the Maturity Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Maturity Date, as specified in the applicable Borrowing Request or Interest Election Request and (b) if the then-current Benchmark is Daily Simple SOFR, for any SOFR Loan or SOFR Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is three months thereafter or, with respect to

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such portion of any such Loan or Borrowing that is scheduled to be repaid on the Maturity Date, a period of less than three month’s duration commencing on the date of such Loan or Borrowing and ending on the Maturity Date; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period (other than an Interest Period that ends on the Maturity Date that is permitted to be of less than (x) if the then-current Benchmark is Adjusted Term SOFR, with respect to any SOFR Loan or SOFR Borrowing, one month’s duration and (y) if the then-current Benchmark is Daily Simple SOFR, with respect to any SOFR Loan or SOFR Borrowing, three months’ duration, in each case, as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Internal Value” has the meaning assigned to such term in Section 5.12(b)(ii)(C).

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person (including convertible securities) or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

“Investment Advisor” means Oaktree or another investment advisor reasonably satisfactory to the Administrative Agent and approved by the Required Lenders.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Policies” means the Borrower’s written investment objectives, policies, restrictions and limitations as in existence on the Original Effective Date (including the Investment Advisor’s most recent Form ADV, which describes allocation and conflicts mitigation guidelines that the Investment Advisor adheres to) delivered to the Administrative Agent prior to the Original Effective Date, as may be amended or modified from time to time by a Permitted Policy Amendment.

“IRS” means the U.S. Internal Revenue Service.

“Issuing Bank” means ING, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(j).

“IVP External Unquoted Value” has the meaning assigned to such term in Section 5.12(b)(ii)(B)(x).

“IVP Supplemental Cap” has the meaning assigned to such term in Section 9.03(a).

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“IVP Tested Assets” has the meaning assigned to such term in Section 5.12(b)(ii)(B)(x).

“IVP Testing Date” has the meaning assigned to such term in Section 5.12(b)(ii)(B)(x).

“Joint Lead Arrangers” means, collectively, (a) ING in its capacity as joint lead arranger with respect to this Agreement and Amendment No.  ~~6~~7, (b) JPMorgan Chase Bank, N.A. in its capacity as a joint lead arranger with respect to this Agreement and Amendment No.  ~~6~~7, (c) BofA Securities, Inc. in its capacity as a joint lead arranger with respect to this Agreement and Amendment No.  ~~6~~7, ~~and~~ (d) Wells Fargo Securities, LLC, in its capacity as a joint lead arranger with respect to this Agreement and Amendment No. 7 and (e) any other Person who becomes a Joint Lead Arranger hereunder with the written consent of ING and the Borrower.

“Largest Industry Classification Group” means, as of any date of determination, the single Industry Classification Group contributing a greater portion of the Borrowing Base than any other single Industry Classification Group.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time (including any Letter of Credit for which a draft has been presented but not yet honored by the Issuing Bank) plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or a document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or the express terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be drawn, and the obligations of the Borrower and each Lender shall remain in full force and effect until the applicable Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to such Letter of Credit.

“Lenders” means the Persons listed on Schedule 1.01(b) (as amended from time to time pursuant to Section 2.07) as having Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Commitment or to acquire Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

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“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Letter of Credit Escrow Account” has the meaning assigned to such term in Section 2.04(k).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than on market terms at fair value so long as in the case of any Portfolio Investment, the Value used in determining the Borrowing Base is not greater than the purchase or call price), except in favor of the issuer thereof (and in the case of Portfolio Investments that are equity securities, excluding customary drag-along, tag-along, right of first refusal, restrictions on assignments or transfers and other similar rights in favor of other equity holders of the same issuer). For the avoidance of doubt, in the case of Investments that are loans or other debt obligations, restrictions on assignments or transfers thereof on customary and market based terms pursuant to the underlying documentation relating to such Investment shall not be deemed to be a “Lien”.

“Loan Documents” means, collectively, this Agreement, Amendment No. ~~6~~7, the Fee Letters, the Letter of Credit Documents, any promissory notes delivered pursuant to Section 2.08(f) and the Security Documents.

“Loans” means the revolving loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” means “margin stock” within the meaning of Regulations D, T, U and X.

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments of the Obligors (taken as a whole) and other assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries (other than any Financing Subsidiary), taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder or the ability of the Obligors to perform their respective obligations thereunder.

“Material Indebtedness” means (a) Indebtedness (other than the Loans, Letters of Credit and Hedging Agreements), of any one or more of the Borrower and its Subsidiaries (including any Financing Subsidiary) in an aggregate outstanding principal amount exceeding $20,000,000 and (b) obligations in respect of one or more Hedging Agreements or other swap or derivative transactions under which the maximum aggregate amount (after giving effect to any netting agreements) that the Borrower and its Subsidiaries would be required to pay if such Hedging Agreement(s) or other swap or derivative transactions were terminated at such time would exceed $20,000,000.

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“Maturity Date” means (a) in the case of any Extending Lender (with respect to such Extending Lender’s Extended Loans), the earliest of (i) the Extended Maturity Date, (ii) the date upon which the Administrative Agent declares the Secured Obligations, or the Secured Obligations become, due and payable after the occurrence of an Event of Default and (iii) the date upon which the Commitments are terminated in full pursuant to Section 2.07 or otherwise or (b) in the case of any Non-Extending Lender (with respect to such Non-Extending Lender’s Non-Extended Loans), the earliest of (i) the Non-Extended Maturity Date, (ii) the date upon which the Administrative Agent declares the Secured Obligations, or the Secured Obligations become, due and payable after the occurrence of an Event of Default and (iii) the date upon which the Commitments are terminated in full pursuant to Section 2.07 or otherwise.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA in respect of which the Borrower or any ERISA Affiliates makes or is required to make any contributions.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to (a) the sum of Cash payments and Cash Equivalents (and net cash proceeds of any noncash amount) received by the Obligors from such Asset Sale (including any Cash or Cash Equivalents (and net cash proceeds of any noncash amount) received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (b) any costs, fees, commissions, premiums and expenses actually incurred by any Obligor directly incidental to such Asset Sale and paid in cash to a Person that is not an Affiliate of any Obligor (or if paid to an Affiliate, only to the extent such expenses are reasonable and customary), including reasonable legal fees and expenses, minus (c) all taxes paid or reasonably estimated to be payable by any Obligor (other than any income tax) as a result of such Asset Sale (after taking into account any applicable tax credits or deductions that are reasonably expected to be available), minus (d) reserves for indemnification, purchase price adjustments or analogous arrangements reasonably estimated by the Borrower or the relevant Subsidiary in connection with such Asset Sale; provided that (i) for purposes of this clause (d), such reserved amount shall not be included in the Borrowing Base and (ii) if the amount of any estimated reserves pursuant to this clause (d) exceeds the amount actually required to be paid in cash in respect of indemnification, purchase price adjustments or analogous arrangements for such Asset Sale, the aggregate amount of such excess shall constitute Net Asset Sale Proceeds (as of the date the Borrower determines such excess exists), minus (e) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time, or within 30 days after, the date of such Asset Sale.

“Net Return of Capital” means an amount equal to (i) (a) any Cash amount (and proceeds of any non-Cash amount) received by any Obligor at any time in respect of the outstanding principal of any Portfolio Investment (whether at stated maturity, by acceleration or otherwise), (b) without duplication of amounts received under clause (a), any Cash proceeds (including Cash proceeds of any non-Cash consideration) received by any Obligor at any time from the sale of any property or assets pledged as collateral in respect of any Portfolio Investment to the extent such Cash proceeds are less

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than or equal to the outstanding principal balance of such Portfolio Investment, (c) solely to the extent such proceeds, along with any such proceeds previously received (other than on account of taxes paid or reasonably estimated to be payable), are less than or equal to the Obligor’s investments therein, any cash amount (and Cash proceeds of any non-Cash amount) received by any Obligor at any time in respect of any Portfolio Investment that is an Equity Interest (x) upon the liquidation or dissolution of the Portfolio Company of such Portfolio Investment, (y) as a distribution of capital made on or in respect of such Portfolio Investment (other than, in the case of a Portfolio Investment that is Capital Stock, any distribution on account of actual taxes paid or reasonably estimated to be payable by an Obligor solely in its capacity as a holder of such Equity Interest (and not on account of such Obligor’s status as a RIC)), or (z) pursuant to the recapitalization or reclassification of the capital of the Portfolio Company of such Portfolio Investment or pursuant to the reorganization of such Portfolio Company or (d) any similar return of capital received by any Obligor in Cash (and Cash proceeds of any non-Cash amount) in respect of any Portfolio Investment minus (ii) any costs, fees, commissions, premiums and expenses incurred by any Obligor directly incidental to such Cash receipts, including reasonable legal fees and expenses.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Extended Availability Period” means, with respect to any Non-Extending Lender, the period from and including the Amendment No.  ~~6~~7 Effective Date, to, but excluding, the earlier of the Non-Extended Revolver Termination Date and the date of termination of the Commitments.

“Non-Extended Loans” means Loans or Borrowings of any Non-Extending Lender maturing on the Non-Extended Maturity Date.

“Non-Extended Maturity Date” means, with respect to each Non-Extending Lender, May 4, 2026.

“Non-Extended Revolver Termination Date” means, with respect to each Non-Extending Lender, May 4, 2025.

“Non-Extending Lender” means each Lender designated as a “Non-Extending Lender” on Schedule 1.01(b).

“NYFRB” means the Federal Reserve Bank of New York.

“Oaktree” means Oaktree Capital Management, L.P., a Delaware limited partnership, or any of its Affiliates.

“Obligors” means, collectively, the Borrower and the Subsidiary Guarantors.

“Obligors’ Net Worth” means, at any date, Stockholders’ Equity at such date, minus the net asset value held by any Obligor in any non-Obligor Subsidiary.

“OCSI” means Oaktree Strategic Income Corporation, a Delaware corporation.

“OCSI Merger” means any transaction or a series of related transactions for the direct or indirect acquisition by the Borrower of OCSI, with the Borrower as the ultimate surviving entity, on the terms and conditions set forth in the OCSI Merger Agreement.

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“OCSI Merger Agreement” means that certain Agreement and Plan of Merger, dated as of October 28, 2020, by and among OCSI, the Borrower, Lion Merger Sub, Inc., and Oaktree Fund Advisors, LLC (for the limited purposes set forth therein), as amended, restated, supplemented or otherwise modified from time to time.

“OCSI Merger Date” means the date on which the OCSI Merger is consummated.

“OFAC” has the meaning assigned to such term in Section 3.20.

“Organization Documents” means, for any Person, its constituent or organizational documents, including: (a) in the case of any limited partnership, the certificate of limited partnership and limited partnership agreement for such Person; (b) in the case of any limited liability company, the articles of formation and operating agreement for such Person; and (c) in the case of a corporation, the certificate or articles of incorporation and the bylaws or memorandum and articles of association for such Person.

“Original Effective Date” means November 30, 2017.

“Other Connection Taxes” means, with respect to any recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Covered Indebtedness” means, collectively, (i) Secured Longer-Term Indebtedness, (ii) from ~~May 25, 2024, the 2025 Notes, (iii) from~~ April 15, 2026, the 2027 Notes ~~and (iv)~~, (iii) from May 15, 2028, the 2029 Notes, (iv) from May 27, 2029, the 2030 Notes and (v) Unsecured Shorter-Term Indebtedness.

“Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording or filing Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation, as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Participant” has the meaning assigned to such term in Section 9.04(f).

“Participant Register” has the meaning assigned to such term in Section 9.04(f).

“Payment Recipient” has the meaning assigned to it in Section 8.13(a).

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“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Permitted Equity Interests” means common stock of the Borrower that after its issuance is not subject to any agreement between the holder of such common stock and the Borrower where the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate any such common stock at any time prior to the first anniversary of the later of the latest Stated Maturity Date (as in effect from time to time) and the Termination Date.

“Permitted Liens” means (a) Liens imposed by any Governmental Authority for ~~taxes~~Taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, storage, landlord, and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default; (g) customary rights of setoff and liens upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business, in the case of each of clauses (i) through (iii) above, securing payment of fees, indemnities, charges for returning items and other similar obligations; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (i) Eligible Liens; (j) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder); (k) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate (including leasehold title), in each case which do not interfere with or affect in any material respect the ordinary course conduct of the business of the Borrower and its Subsidiaries; (l) purchase money Liens on specific equipment and fixtures, provided that (i) such Liens only attach to such equipment and fixtures and (ii) the Indebtedness secured thereby does not exceed the lesser of the cost and the fair market value of such equipment and fixtures at the time of the acquisition thereof; and (m) deposits of money securing leases to which Borrower is a party as lessee made in the ordinary course of business.

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“Permitted Policy Amendment” is an amendment, modification, termination or restatement of the Investment Policies, in each case, that either (i) is approved in writing by the Administrative Agent (with the consent of the Required Lenders), (ii) is required by applicable law or Governmental Authority, or (iii) is not or could not reasonably be expected to be materially adverse to the Lenders.

“Permitted SBIC Guarantee” means a guarantee by the Borrower of SBA Indebtedness of an SBIC Subsidiary on the SBA’s then applicable form; provided that the recourse to the Obligors thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary (it being understood that, as provided in clause (q) of Article VII, it shall be an Event of Default hereunder if any such event or condition giving rise to such recourse occurs).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Portfolio Company” means the issuer or obligor under any Portfolio Investment held by any Obligor.

“Portfolio Investment” means any Investment held by the Borrower and its Subsidiaries in their asset portfolio that is included (or will at the end of the then current fiscal quarter be included) on the schedule of investments on the financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) (and, for the avoidance of doubt, shall not include any Subsidiary of the Borrower).

“Post-Closing Extending Lenders” has the meaning assigned to such term in Section 9.02(b).

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section, as the “U.S. Prime Rate” (or its successor), as in effect from time to time or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

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“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to such term in Section 9.19.

“QFC Credit Support” has the meaning assigned to such term in Section 9.19.

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, commencing on December 29, 2017.

“Quoted Investments” has the meaning assigned to such term in Section 5.12(b)(ii)(A).

“Register” has the meaning assigned to such term in Section 9.04(c).

“Regulations D, T, U and X” means, respectively, Regulations D, T, U and X of the Board (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, partners, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Asset Coverage Ratio” means, as of any date, the Asset Coverage Ratio as of the most recent Quarterly Date.

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means, at any time, subject to Section 2.17(b), Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

“Required Payment Amount” has the meaning assigned to such term in Section 6.05(b).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Restricted Investment” means any joint venture or any subsidiary of such joint venture that the Borrower or any of its Subsidiaries has a direct or indirect ownership interest in.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower (other than any equity awards

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granted to employees, officers, directors and consultants of the Borrower and its Affiliates); provided, for clarity, neither the conversion of convertible debt into Permitted Equity Interests nor the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt made solely with Permitted Equity Interests (other than interest or expenses or fractional shares, which may be payable in cash) shall be a Restricted Payment hereunder.

“Revolver Termination Date” means, as the context may require, (a) the Extended Revolver Termination Date, unless the Extended Revolver Termination Date is extended with the consent of each Extending Lender, in its sole and absolute discretion or (b) the Non-Extended Revolver Termination Date, unless the Non-Extended Revolver Termination Date is extended with the consent of each Non-Extending Lender, in its sole and absolute discretion.

“RIC” means a Person qualifying for treatment as a “regulated investment company” under Subchapter M of the Code.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., a New York corporation, or any successor thereto.

“Sanctioned Country” means, at any time, a country, territory or region that is, or whose government is, the subject or target of any comprehensive Sanctions (which are, as of the Amendment No. ~~6~~7 Effective Date, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic and Luhansk People’s Republic and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine).

“Sanctions” has the meaning assigned to such term in Section 3.20.

“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.

“SBIC Subsidiary” means any Subsidiary of the Borrower (or such Subsidiary’s general partner or manager entity) that is (x) either (i) a “small business investment company” licensed by the SBA (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted) under the Small Business Investment Act of 1958, as amended, or (ii) any wholly-owned, direct or indirect, Subsidiary of an entity referred to in clause (x)(i) of this definition, and (y) designated in writing by the Borrower (as provided below) as an SBIC Subsidiary, so long as:

(a) other than pursuant to a Permitted SBIC Guarantee or the requirement by the SBA that the Borrower make an equity or capital contribution to the SBIC Subsidiary in connection with its incurrence of SBA Indebtedness (provided that such contribution is permitted by Section 6.03(e) or 6.03(i) and is made substantially contemporaneously with such incurrence), no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Person (i) is Guaranteed by the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary), (ii) is recourse to or obligates the Borrower (other than any Equity Interests of such Subsidiary permitted to be pledged pursuant to Section 6.02(e) or property that has been contributed or sold, purported to be sold or otherwise transferred to such Subsidiary), or any of its Subsidiaries (other than any SBIC Subsidiary) in any way, or (iii) subjects any property of the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary) to the satisfaction thereof, other than Equity Interests in any SBIC Subsidiary pledged to secure such Indebtedness;

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(b) other than pursuant to a Permitted SBIC Guarantee, neither the Borrower nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding with such Person other than on terms, taken as a whole, no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower or such Subsidiary;

(c) neither the Borrower nor any of its Subsidiaries (other than any SBIC Subsidiary) has any obligation to such Person to maintain or preserve its financial condition or cause it to achieve certain levels of operating results; and

(d) such Person has not Guaranteed or become a co-borrower under, and has not granted a security interest in any of its properties to secure, and the Equity Interests it has issued are not pledged to secure, in each case, any indebtedness, liabilities or obligations of any one or more of the Obligors.

Any designation by the Borrower under clause (y) above shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Financial Officer’s knowledge, such designation complied with the foregoing conditions.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions thereof.

“Second Largest Industry Classification Group” means, as of any date of determination, the single Industry Classification Group contributing a greater portion of the Borrowing Base than any other single Industry Classification Group other than the Largest Industry Classification Group.

“Secured Longer-Term Indebtedness” means, as at any date, Indebtedness for borrowed money (other than Indebtedness hereunder) of the Borrower (which may be Guaranteed by Subsidiary Guarantors) that (a) has no amortization (other than for amortization in an amount not greater than 1% of the aggregate initial principal amount of such Indebtedness per annum (or an amount in excess of 1% of the aggregate initial principal amount of such Indebtedness per annum on terms mutually agreeable to the Borrower and the Required Lenders)) or mandatory redemption, repurchase or prepayment prior to, and a final maturity date not earlier than, six months after the Maturity Date; (b) is incurred pursuant to documentation containing (i) financial covenants, covenants governing the borrowing base, if any, covenants regarding portfolio valuations, and events of default that are no more restrictive in any respect than those set forth in this Agreement (other than, if such Indebtedness is governed by a customary indenture or similar instrument, events of default that are customary in indentures or similar instruments and that have no analogous provisions in this Agreement or credit agreements generally) (provided that, upon the Borrower’s request, this Agreement will be deemed to be automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower and the Lenders shall enter into a document evidencing such amendment), mutatis mutandis, to make such covenants more restrictive in this Agreement as may be necessary to meet the requirements of this clause (b)(i)) and (ii) other terms (other than interest and any commitment or related fees) that are no more restrictive in any material respect than those set forth in this Agreement; and (c) ranks pari passu with the obligations

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under this Agreement and is not secured by any assets of any Person other than any assets of any Obligor pursuant to the Security Documents and the holders of which, or the agent, trustee or representative of such holders on behalf of and for the benefit of such holders, have agreed to be bound by the provisions of the Security Documents in a manner reasonably satisfactory to the Administrative Agent and the Collateral Agent. For the avoidance of doubt, (a) Secured Longer-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Secured Longer-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition and (b) any payment on account of Secured Longer-Term Indebtedness shall be subject to Section 6.12.

“Secured Obligations” have the meaning assigned to such term in the Guarantee and Security Agreement.

“Secured Party” and “Secured Parties” have the meaning assigned to such term in the Guarantee and Security Agreement.

“Security Documents” means, collectively, the Guarantee and Security Agreement, all Custodian Agreements, all Control Agreements, all Uniform Commercial Code financing statements filed with respect to the security interests in personal property created pursuant to the Guarantee and Security Agreement, and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered at any time by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations under and as defined in the Guarantee and Security Agreement.

“Senior Securities” means senior securities (as such term is defined and determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder, in each case, as in effect on the Amendment No. 2 Effective Date).

“Settlement-Date Basis” means that any Investment that has been purchased will not be treated as an Eligible Portfolio Investment until such purchase has settled, and any Eligible Portfolio Investment which has been sold will not be excluded as an Eligible Portfolio Investment until such sale has settled.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Adjustment” means, for any calculation with respect to an ABR Loan or a SOFR Loan, a percentage per annum as set forth as follows for the applicable Type of such Loan and (if applicable) Interest Period therefor (a) with respect to ABR Loans, ~~0.11448~~0.10% (~~11.448~~10 basis points), (b) with respect to SOFR Loans, if the then-current Benchmark is Adjusted Term SOFR, ~~0.11448~~0.10% (~~11.448~~10 basis points) ~~for an Interest Period of one-month and 0.26161% (26.161 basis points) for an Interest Period of three-months~~ and (c) with respect to SOFR Loans, if the then-current Benchmark is Daily Simple SOFR, the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of Adjusted Term SOFR with Daily Simple SOFR having approximately a three month interest payment period.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

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“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Borrowing” means an Adjusted Term SOFR Borrowing; provided that, if a replacement of the Benchmark has occurred pursuant to Section 2.12(c) with respect to Adjusted Term SOFR, a Daily Simple SOFR Borrowing.

“SOFR Loan” means an Adjusted Term SOFR Loan; provided that, if a replacement of the Benchmark has occurred pursuant to Section 2.12(c) with respect to Adjusted Term SOFR, a Daily Simple SOFR Loan.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”

“Solvent” means, with respect to any Obligor, that as of the date of determination, both (i) (a) the sum of such Obligor’s debt and liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (b) such Obligor’s capital is not unreasonably small in relation to its business as contemplated on the Amendment No.  ~~6~~7 Effective Date and reflected in any projections delivered to the Lenders or with respect to any transaction contemplated or undertaken after the Amendment No. ~~6~~7 Effective Date, and (c) such Obligor has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Obligor is “solvent” within the meaning given to such term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for breach of representations and warranties referred to in clause (c), ~~and~~ (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in commercial loan securitizations (in each case in clauses (a), (b) and (c) excluding obligations related to the collectability of the assets sold or the creditworthiness of the underlying obligors and excluding obligations that constitute credit recourse), collateralized loan obligations, or loans to special purpose vehicles, and (d) obligations (together with any related performance guarantees) under any customary bad boy guarantee.

“Stated Maturity Date” means the date that is the one (1) year anniversary of the applicable Revolver Termination Date.

“Stockholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of stockholders’ equity for the Borrower and its Subsidiaries at such date.

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“Structured Subsidiaries” means:

(a) a direct or indirect Subsidiary of the Borrower which is formed in connection with, and which continues to exist for the sole purpose of, third-party financings (including prior to the Restatement Effective Date) and which engages in no material activities other than in connection with the purchase and financing of Portfolio Investments from the Obligors or any other Person, and which is designated by the Borrower (as provided below) as a Structured Subsidiary, so long as:

(i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor (other than property that has been contributed or sold or otherwise transferred to such Subsidiary in accordance with the terms Section 6.03(e) or 6.03(i)), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof;

(ii) no Obligor has any material contract, agreement, arrangement or understanding with such Subsidiary other than on terms no less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing loan assets; and

(iii) no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results; and

(b) any passive holding company that is designated by the Borrower (as provided below) as a Structured Subsidiary, so long as:

(i) such passive holding company is the direct parent of a Structured Subsidiary referred to in clause (a);

(ii) such passive holding company engages in no activities and has no assets (other than in connection with the transfer of assets to and from a Structured Subsidiary referred to in clause (a), and its ownership of all of the Equity Interests of a Structured Subsidiary referred to in clause (a)) or liabilities;

(iii) all of the Equity Interests of such passive holding company are owned directly by an Obligor and are pledged as Collateral for the Secured Obligations and the Collateral Agent has a first-priority perfected Lien (subject to no other Liens other than Eligible Liens) on such Equity Interests;

(iv) no Obligor has any contract, agreement, arrangement or understanding with such passive holding company; and

(v) no Obligor has any obligation to maintain or preserve such passive holding company’s financial condition or cause such entity to achieve certain levels of operating results.

Any designation of a Structured Subsidiary by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Financial Officer’s knowledge, such designation complied with each of the conditions set forth in clause (a) or (b) above, as applicable.

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“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include (x) any Person that constitutes an Investment held by any Obligor in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower and its Subsidiaries, (y) the Borrower’s Investments in First Star Bermuda, which shall be deemed to be Portfolio Investments hereunder for so long as each of the Borrower’s Investments in First Star Bermuda is listed on the schedule of investments in the financial statements most recently delivered pursuant to Section 5.01(a) or (b), as applicable, and such Investments are in substantially similar form as they are on the Original Effective Date and First Star Bermuda is in a substantially similar line of business as it is on the Original Effective Date or (z) the Borrower’s Investments in First Star Ireland, which shall be deemed to be Portfolio Investments hereunder for so long as each of the Borrower’s Investments in First Star Ireland is listed on the schedule of investments in the financial statements most recently delivered pursuant to Section 5.01(a) or (b), as applicable, and such Investments are in substantially similar form as they are on the Original Effective Date and First Star Ireland is in a substantially similar line of business as it is on the Original Effective Date. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that is or is required to be a Guarantor under the Guarantee and Security Agreement. It is understood and agreed that, subject to Section 5.08(a), no CFC, Transparent Subsidiary, Immaterial Subsidiary or Financing Subsidiary shall be required to be a Subsidiary Guarantor as long as it remains a CFC, Transparent Subsidiary, Immaterial Subsidiary or Financing Subsidiary, as applicable, each as defined and described herein.

“Tax Amount” has the meaning assigned to such term in Section 6.05(b).

“Tax Damages” has the meaning assigned to such term in Section 2.15(d).

“Taxes” means any and all present or future taxes levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a replacement of the Term SOFR Reference Rate has not occurred pursuant to Section 2.12(c)(i), then

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Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a replacement of the Term SOFR Reference Rate has not occurred pursuant to Section 2.12(c)(i), then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on Term SOFR.

“Termination Date” means the date on which the Commitments have expired or been terminated and the principal of and accrued interest on each Loan and all fees and other amounts payable hereunder by the Borrower or any other Obligor shall have been paid in full (excluding, for the avoidance of doubt, any amount in connection with any contingent, unasserted indemnification obligations), all Letters of Credit shall have (x) expired or (y) terminated and, in each case, all LC Disbursements then outstanding have been reimbursed.

“Third Largest Industry Classification Group” means, as of any date of determination, the single Industry Classification Group contributing a greater portion of the Borrowing Base than any other single Industry Classification Group other than the Largest Industry Classification Group and the Second Largest Industry Classification Group.

“Transactions” means the execution, delivery and performance by the Obligors of this Agreement and the other Loan Documents, the borrowing of Loans, and the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Transparent Subsidiary” means a Subsidiary classified as a partnership or as a disregarded entity for U.S. federal income tax purposes directly or indirectly owned by an Obligor that has no material assets other than Equity Interests (held directly or indirectly through other Transparent Subsidiaries) in one or more CFCs.

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“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to SOFR or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed and such appointment has not been publicly disclosed (including, without limitation, under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation)).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unquoted Investments” has the meaning assigned to such term in Section 5.12(b)(ii)(B).

“Unsecured Longer-Term Indebtedness” means (A) (i) prior to ~~May 25, 2024, the 2025 Notes, (ii) prior to~~ April 15, 2026, the 2027 Notes ~~and (iii~~, (ii) prior to May 15, 2028, the 2029 Notes, (iii) prior to May 27, 2029, the 2030 Notes and (iv) subject to the last paragraph of this definition, the Additional Notes and (B) any other Indebtedness of the Borrower for borrowed money that (a) has no amortization, or mandatory redemption, repurchase or prepayment prior to, and a final maturity date not earlier than, six months after the latest Stated Maturity Date (it being understood that (i) the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest, fractional shares pursuant to customary and market conversion and other provisions or expenses (which may be payable in cash)) shall not constitute “amortization”, “redemption”, “repurchase” or “prepayment” for the purposes of this definition and (ii) any amortization, mandatory redemption, repurchase or prepayment obligation or put right that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a Change in Control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a)), (b) is incurred pursuant to documentation containing (i) financial covenants, covenants governing the borrowing base, if any, covenants regarding portfolio valuation, and events of default that are no more restrictive in any respect than those set forth in this Agreement (other than, if such Indebtedness is governed by a customary indenture or similar instrument, events of default that are customary in indentures or similar instruments and that have no analogous provisions in this Agreement or credit agreements generally) (provided that, upon the Borrower’s request, this Agreement will be deemed to be automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower and the Lenders shall

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enter into a document evidencing such amendment), mutatis mutandis, to make such covenants more restrictive in this Agreement as may be necessary to meet the requirements of this clause (b)(i)) (it being understood that customary put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the Equity Interests of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its Equity Interests or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) shall not be deemed to be more restrictive for purposes of this definition) and (ii) other terms that are substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by the Borrower, and (c) is not secured by any assets of any Person. For the avoidance of doubt, (a) Unsecured Longer-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Longer-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of clause (B) of this definition and (b) any payment on account of Unsecured Longer-Term Indebtedness shall be subject to Section 6.12 (or, Section 6.13, in the case of any payment on account of Additional Notes).

Notwithstanding the foregoing, the Additional Notes shall continue to be deemed Unsecured Longer-Term Indebtedness in all respects despite the fact that the maturity date of the Additional Notes is prior to the date that is six (6) months after the Maturity Date, so long as the Additional Notes continue to comply with all other requirements of this definition, until the date that is nine (9) months prior to the scheduled maturity of any Additional Notes; provided that, from and after the date that is nine (9) months prior to the scheduled maturity of any Additional Notes, such Additional Notes shall be reclassified as Unsecured Shorter-Term Indebtedness; provided, further that such reclassification shall not be considered an “incurrence” for purposes of clauses (w) through (z) of Section 6.01(b).

“Unsecured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness for borrowed money of the Borrower or any Subsidiary (other than a Financing Subsidiary) that is not secured by any assets of any Person and that does not constitute Unsecured Longer-Term Indebtedness (including any Additional Notes from and after the date that is nine (9) months prior to the scheduled maturity of such Additional Notes) and (b) any Indebtedness for borrowed money of the Borrower or any Subsidiary (other than a Financing Subsidiary) that is designated as “Unsecured Shorter-Term Indebtedness” pursuant to Section 6.11. For the avoidance of doubt, Unsecured Shorter-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Shorter-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition.

“USA PATRIOT Act” has the meaning assigned to such term in Section 3.21.

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

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“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Valuation Policy” has the meaning assigned to such term in Section 5.12(b)(ii)(B)(y).

“wholly owned Subsidiary” of any person shall mean a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person and/or one or more wholly owned Subsidiaries of such Person. Unless the context otherwise requires, “wholly owned Subsidiary Guarantor” shall mean a wholly owned Subsidiary that is a Subsidiary Guarantor.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Obligor and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under the Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., an “ABR Loan”). Borrowings also may be classified and referred to by Type (e.g., an “ABR Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such successors and assigns set forth herein), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and

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contract rights. Solely for purposes of this Agreement, any references to “obligations” owed by any Person under any Hedging Agreement shall refer to the amount that would be required to be paid by such Person if such Hedging Agreement were terminated at such time (after giving effect to any netting agreement).

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Original Effective Date in GAAP or in the application or interpretation thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then the Borrower, Administrative Agent and the Lenders agree to enter into negotiations in good faith in order to amend such provisions of this Agreement so as to equitably reflect such change to comply with GAAP with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change to comply with GAAP as if such change had not been made; provided, however, until such amendments to equitably reflect such changes are effective and agreed to by the Borrower, Administrative Agent and the Required Lenders, the Borrower’s compliance with such financial covenants shall be determined on the basis of GAAP as in effect and applied immediately before such change in GAAP becomes effective. Notwithstanding the foregoing or anything herein to the contrary, the Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Accounting Standard Codification 825, all determinations relating to fair value accounting for liabilities or compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Accounting Standard Codification 825. In addition, notwithstanding Accounting Standards Update 2015-03, GAAP or any other matter, for purposes of calculating any financial or other covenants hereunder, debt issuance costs shall not be deducted from the related debt obligation. Notwithstanding any other provision contained herein, solely with respect to any change in GAAP after the Original Effective Date with respect to the accounting for leases as either operating leases or capital leases, any lease that is not (or would not be) a capital lease under GAAP as in effect on the Original Effective Date shall not be treated as a capital lease, and any lease that would be treated as a capital lease under GAAP as in effect on the Original Effective Date shall continue to be treated as a capital lease, hereunder and under the other Loan Documents, notwithstanding such change in GAAP after the Original Effective Date, and all determinations of Capital Lease Obligations shall be made consistently therewith (i.e., ignoring any such changes in GAAP after the Original Effective Date).

SECTION 1.05. Times of Day. Unless otherwise specified in the Loan Documents, time references are to Eastern time (daylight or standard, as applicable).

SECTION 1.06. Issuers. For all purposes of this Agreement, all issuers of Eligible Portfolio Investments that are Affiliates of one another shall be treated as a single issuer, unless such issuers are Affiliates of one another solely because they are under the common Control of the same private equity sponsor or similar sponsor.

SECTION 1.07. Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement),

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including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE CREDITS

SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans in Dollars to the Borrower from time to time during the applicable Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment at such time, (b) the aggregate Credit Exposure of all of the Lenders exceeding the aggregate Commitments at such time or (c) a Borrowing Base Deficiency; provided that prior to the Non-Extended Revolver Termination Date, the Loans will be made on a pro rata basis as between the Non-Extending Lenders and the Extending Lenders. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

SECTION 2.02. Loans and Borrowings.

(a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans (other than with respect to any Loan requested pursuant to Section 2.19) of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Type of Loans. Subject to Section 2.12, each Borrowing shall be constituted entirely of ABR Loans or of SOFR Loans as the Borrower may request in accordance herewith. Each Loan shall be denominated in Dollars. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

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(c) Minimum Amounts. Each Borrowing shall be in an aggregate amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f). Borrowings of more than one Type may be outstanding at the same time.

(d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Adjusted Term SOFR Borrowing (or to elect to convert to or continue as an Adjusted Term SOFR Borrowing) any Borrowing if the Interest Period requested therefor would end after the applicable Maturity Date; provided that any request that would extend past the Non-Extended Maturity Date may only be made with respect to the portion of the Adjusted Term SOFR Borrowing held by the Extending Lenders.

(e) Restatement Effective Date Adjustments.

(i) On the Restatement Effective Date, the Borrower shall (A) prepay the Existing Loans (if any) in full, including (i) all accrued but unpaid commitment fees relating to such Existing Loans as of such date, and (ii) all accrued but unpaid interest relating to such Existing Loans as of such date (in each case, calculated at the rate set forth in the Existing Credit Agreement), (B) simultaneously borrow new Loans hereunder in an amount equal to such prepayment (plus the amount of any additional borrowings that may have been requested by the Borrower at such time); provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any Existing Continuing Lender may be effected by book entry to the extent that any portion of the amount prepaid to such Existing Continuing Lender will be subsequently borrowed in Dollars from such Existing Continuing Lender and (y) the Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (as set forth in Schedule 1.01(b)) and (C) pay to the Existing Lenders the amounts, if any, payable under Section 2.16 of the Existing Credit Agreement as a result of such prepayment. Each of the Existing Continuing Lenders agrees to waive payment of the amounts, if any, payable under Section 2.14 as a result of, and solely in connection with, any such prepayment, and hereby consents to the non-pro rata payment described in this Section 2.02(e).

(ii) On the Restatement Effective Date, the Borrower shall prepay to the Departing Lenders such Departing Lenders’ pro rata portion of the Existing Loans, including (i) all accrued but unpaid commitment fees relating to such Existing Loans as of such date, and (ii) all accrued but unpaid interest relating to such Existing Loans as of such date (in each case, calculated at the rate set forth in the Existing Credit Agreement). Each of the Departing Lenders agrees to waive repayment of the amounts, if any, payable under Section 2.14 of the Existing Credit Agreement as a result of, and solely in connection with, any such prepayment, and hereby consents to the non-pro rata payment described in this Section 2.02(e). Upon the receipt of such prepayment, each Departing Lender shall cease to be a “Lender” under the Existing Credit Agreement, but shall continue to be entitled to the benefits of Sections 2.12, 2.13 and 9.03 of the Existing Credit Agreement with respect to facts and circumstances occurring prior to the Restatement Effective Date.

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SECTION 2.03. Requests for Borrowings.

(a) Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by delivery of a signed Borrowing Request or by telephone or e-mail (in each case, followed promptly by delivery of a signed Borrowing Request) (i) if the then-current Benchmark is Adjusted Term SOFR, in the case of a SOFR Borrowing, not later than 2:00 p.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) if the then-current Benchmark is Daily Simple SOFR, in the case of a SOFR Borrowing, not later than 2:00 p.m., New York City time, five (5) U.S. Government Securities Business Days before the date of the proposed Borrowing or (iii) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, one (1) Business Day before the date of the proposed Borrowing. Each such request for a Borrowing shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

(b) Content of Borrowing Requests. Each request for a Borrowing (whether a written Borrowing Request, a telephonic request or an e-mail request) shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;

(iv) in the case of an Adjusted Term SOFR Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(v) the location and number of the Borrower’s account (or such other account(s) as the Borrower may designate in a written Borrowing Request accompanied by information reasonably satisfactory to the Administrative Agent as to the identity and purpose of such other account(s)) to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

(c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(d) Failure to Elect. If no election as to the Type of a Borrowing is specified in a Borrowing Request, then the requested Borrowing shall be an ABR Borrowing. If an Adjusted Term SOFR Borrowing is requested but no Interest Period is specified, the requested Borrowing shall be an Adjusted Term SOFR Borrowing having an Interest Period of one (1) month.

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SECTION 2.04. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request the Issuing Bank to issue, at any time and from time to time during the applicable Availability Period and under the Commitments, Letters of Credit denominated in Dollars for its own account or for the account of its designee (provided the Obligors shall remain primarily liable to the Lenders hereunder for payment and reimbursement of all amounts payable in respect of such Letter of Credit hereunder) for the purposes set forth in Section 5.09 in such form as is acceptable to the Issuing Bank in its reasonable determination and for the benefit of such named beneficiary or beneficiaries as are specified by the Borrower. Letters of Credit issued hereunder shall constitute utilization of the Commitments up to the aggregate amount then available to be drawn thereunder.

(b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, stating that such Letter of Credit is to be issued under the Commitments, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Administrative Agent will promptly notify all Lenders following the issuance of any Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Bank (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $50,000,000, (ii) the total Credit Exposures shall not exceed the aggregate Commitments and (iii) the total Covered Debt Amount shall not exceed the Borrowing Base then in effect.

(d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date); provided that any Letter of Credit with a one-year term may provide (pursuant to customary “evergreen” provisions) for the renewal thereof for additional one-year periods; provided, further, that (x) in no event shall any Letter of Credit have an expiration date that is later than the latest Revolver Termination Date unless the Borrower (1) Cash Collateralizes, on or prior to the date that is five (5) Business Days prior to the latest Revolver Termination Date, such LC Exposure that will remain outstanding as of the close of business on the latest Revolver Termination Date and (2) pays in full, on or prior to the latest Revolver Termination Date, all commissions required to be paid with respect to any such Letter of Credit through the then-current expiration date of such Letter of Credit and (y) no Letter of Credit shall have an expiration date after the latest Stated Maturity Date.

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(e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Bank, and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender (other than any Commitment of any Non-Extending Lender for which such Lender’s Non-Extended Revolver Termination Date has occurred), and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, provided that no Lender shall be required to purchase a participation in a Letter of Credit pursuant to this Section 2.04(e) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Borrowing at the time such Letter of Credit was issued and (y) the Required Lenders shall have so notified the Issuing Bank in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist.

In consideration and in furtherance of the foregoing, each Lender (other than any Commitment of any Non-Extending Lender for which such Lender’s Non-Extended Revolver Termination Date has occurred) hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank in respect of Letters of Credit promptly upon the request of the Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to paragraph (f), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 p.m., New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing.

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If the Borrower fails to make such payment when due, the Administrative Agent shall notify each applicable Lender with a Commitment then in effect of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.

(g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

None of the Administrative Agent, the Lenders, the Issuing Bank, or any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

(i) the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii) the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii) this sentence shall establish the standard of care to be exercised by the Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

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(h) Disbursement Procedures. The Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(i) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement within two Business Days following the date when due pursuant to paragraph (f) of this Section, then the provisions of Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(j) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. In addition to the foregoing, if a Lender becomes, and during the period in which it remains, a Defaulting Lender, and any Default has arisen from a failure of the Borrower to comply with Section 2.17(c), then the Issuing Bank may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank, effective at the close of business New York City time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice). On or after the effective date of any such resignation, the Borrower and the Administrative Agent may, by written agreement, appoint a successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement under any of the foregoing circumstances shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k) Cash Collateralization. If the Borrower shall be required or shall elect, as the case may be, to provide cover for LC Exposure pursuant to Section 2.04(d), Section 2.09(b), Section 2.17(c)(ii), Section 2.19(b) or the last paragraph of Article VII, the Borrower shall immediately Cash Collateralize such LC Exposure. Such Cash Collateral shall be held by the Administrative Agent in a segregated collateral account or accounts in the name of the Escrow Agent (for the benefit of the Issuing Bank), maintained with the Escrow Account Bank (herein, collectively, the “Letter of Credit Escrow Account”); provided (i) that the Obligors shall have no control over or interest in the Letter of Credit

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Escrow Account or the funds contained therein and (ii) the Letter of Credit Escrow Account shall be subject to a deposit account control agreement in form and substance reasonably satisfactory to the Issuing Bank, the Escrow Agent and the Borrower. For the avoidance of doubt, the Borrower shall not have access to the funds in the Letter of Credit Escrow Account and no portion of such funds shall constitute property of the Borrower or the Borrower’s estate.

(l) Assumption of Existing Letter of Credit. Notwithstanding any provision herein to the contrary, the Administrative Agent, the Issuing Bank, the Lenders and the Borrower hereby agree and acknowledge that, effective immediately upon the Restatement Effective Date, L/C No. G80112, issued by ING Capital LLC at the direction of the Borrower to CNSC (CARGO NETWORK SERVICES CORP), shall be deemed to have been assumed hereunder and issued on the Restatement Effective Date as a Letter of Credit hereunder, and shall automatically be subject to all of the terms and provisions of the Loan Documents applicable to Letters of Credit, including the obligation of each of the Lenders to participate in such Letter of Credit pursuant to Section 2.04(e) and the obligation of the Borrower to reimburse any LC Disbursement in respect thereof pursuant to Section 2.04(f) and to pay fees, costs and expenses in connection with such Letter of Credit pursuant to Section 2.10(b) (provided that, for the avoidance of doubt, no fee shall be paid to the Issuing Bank on the Restatement Effective Date as an issuance fee).

SECTION 2.05. Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and, in reliance upon such assumption, the Administrative Agent may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate and (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this paragraph shall relieve any Lender of its obligation to fulfill its commitments hereunder, and shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

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SECTION 2.06. Interest Elections.

(a) Elections by the Borrower for Borrowings. Subject to Section 2.03(d), the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of an Adjusted Term SOFR Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, subject to Section 2.06(e), the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of an Adjusted Term SOFR Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders, and the Loans constituting each such portion shall be considered a separate Borrowing.

(b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by delivery of a signed Interest Election Request in a form approved by the Administrative Agent or by telephone (followed promptly, but no later than the close of business on the date of such request, by a signed Interest Election Request in a form approved by the Administrative Agent) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable.

(c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and

(iv) if the resulting Borrowing is an Adjusted Term SOFR Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

(d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to an Adjusted Term SOFR Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an Adjusted Term SOFR Borrowing having an Interest Period of one (1) month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, (i) any Adjusted Term SOFR Borrowing shall, at the end of the applicable Interest Period for such Adjusted Term SOFR Borrowing, be automatically converted to an ABR Borrowing and (ii) the Borrower shall not be entitled to elect to convert or continue any Borrowing into a SOFR Borrowing.

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SECTION 2.07. Termination, Reduction or Increase of the Commitments.

(a) Scheduled Termination. Unless previously terminated in accordance with the terms of this Agreement, (x) on the Extended Revolver Termination Date for each Extending Lender with respect to such Extending Lender’s Extended Loans and (y) on the Non-Extended Revolver Termination Date with respect to each Non-Extending Lender’s Non-Extended Loans, the Commitments shall automatically be reduced to an amount equal to the aggregate principal amount of the Loans and LC Exposure of all Lenders outstanding on the Extended Revolver Termination Date or the Non-Extended Revolver Termination Date, as applicable with respect to the relevant Lender, and thereafter to an amount equal to the aggregate principal amount of the Loans and LC Exposure outstanding after giving effect to each payment of principal and each expiration or termination of a Letter of Credit hereunder; provided that, for clarity, except as expressly provided for herein (including, without limitation, Section 2.04(e) and Section 2.19), no Lender shall have any obligation to make new Loans or to issue, amend or renew an existing Letter of Credit on or after the applicable Revolver Termination Date, and any outstanding amounts shall be due and payable on the applicable Maturity Date in accordance with Section 2.08.

(b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments pursuant to this Section 2.07(b) shall be in a minimum amount of at least $1,000,000 (or an amount less than $1,000,000 if the Commitments are being reduced to zero) and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the total Credit Exposures would exceed the total Commitments.

(c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders (including with respect to Extending Lenders and Non-Extending Lenders) in accordance with their respective Commitments.

(e) Increase of the Commitments.

(i) Requests for Increase by Borrower. The Borrower may, at any time prior to the Extended Revolver Termination Date, propose that the Commitments hereunder be increased (each such proposed increase being a “Commitment Increase”) by notice (the “Commitment

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Increase Notice”) to the Administrative Agent specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the “Commitment Increase Date”), which date shall be a Business Day at least three Business Days (or such lesser period as the Administrative Agent may reasonably agree) after delivery of such notice and at least thirty (30) days prior to the Extended Revolver Termination Date; provided that, subject to the foregoing, each Commitment Increase shall become effective only upon satisfaction of the following conditions:

(A) the minimum amount of the Commitment of any Assuming Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $5,000,000 or a larger multiple of $1,000,000 in excess thereof (or, in each case, in such other amounts as agreed by the Administrative Agent),

(B) immediately after giving effect to such Commitment Increase (including, if applicable, the substantially concurrent reduction of the Commitments of a Non-Extending Lender in accordance with Section 2.07(f)), the total Commitments of all of the Lenders hereunder shall not exceed the greater of (x)  $~~1,250,000,000~~1,500,000,000 and (y) 100% of the Obligors’ Net Worth as of the Commitment Increase Date;

(C) each Assuming Lender and the Commitment Increase shall be consented to by the Administrative Agent and the Issuing Bank (which consent shall not be unreasonably withheld or delayed);

(D) no Default or Event of Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase;

(E) no Non-Extending Lender may participate in any Commitment Increase under the Commitments unless in connection therewith, it shall have agreed to become an “Extending Lender” hereunder;

(F) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(G) the Borrower shall have paid in full to the Administrative Agent and the Lenders all fees and invoiced expenses related to this Agreement due and owing on or prior to the Commitment Increase Date, including any up-front fee due to any Lender on or prior to the Commitment Increase Date; and

(H) if requested, the Borrower has, as applicable, executed and delivered: (x) a new promissory note payable to the order of each Assuming Lender; or (y) a replacement promissory note payable to the order of each Increasing Lender.

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For the avoidance of doubt, no Lender shall be obligated to agree to an additional Commitment requested by the Borrower pursuant to this Section 2.07(e).

(ii) Effectiveness of Commitment Increase by Borrower. On the Commitment Increase Date for any Commitment Increase, each Assuming Lender part of such Commitment Increase, if any, shall become a Lender hereunder as of such Commitment Increase Date with a Commitment in the amount set forth in the agreement referred to in Section 2.07(e)(ii)(y) and the Commitment of any Increasing Lender part of such Commitment Increase shall be increased as of such Commitment Increase Date to the amount set forth in the agreement referred to in Section 2.07(e)(ii)(y); provided that:

(x) the Administrative Agent shall have received on or prior to 12:00 p.m., New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied; and

(y) each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 12:00 p.m., New York City time on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent), an agreement, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment, as applicable, duly executed by such Assuming Lender or Increasing Lender, as applicable, and the Borrower and acknowledged by the Administrative Agent.

Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders (including any Assuming Lenders) thereof and of the occurrence of the Commitment Increase Date by facsimile transmission or electronic messaging system.

(iii) Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(y) above executed by each Assuming Lender and each Increasing Lender part of such Commitment Increase, as applicable, together with the certificate referred to in clause (ii)(x) above, the Administrative Agent shall, if such agreement referred to in clause (ii)(y) has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

(iv) Adjustments of Borrowings upon Effectiveness of Increase. On each Commitment Increase Date, the Borrower shall (A) prepay the outstanding Loans (if any) in full, (B) simultaneously borrow new Loans hereunder in an amount equal to such prepayment; provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by the Lenders in accordance with the respective Applicable Percentage of such Lenders (after giving effect to such Commitment Increase) and (C) pay to the Lenders the amounts, if any, payable under Section 2.14 as a result of any such

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prepayment. Notwithstanding the foregoing, unless otherwise consented in writing by the Borrower, no Commitment Increase Date shall occur on any day other than the last day of an Interest Period. Concurrently therewith, the Lenders shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit so that such interests are held ratably in accordance with their Commitments as so increased. The Administrative Agent shall amend Schedule 1.01(b) to reflect the aggregate amount of each Lender’s Commitments (including Increasing Lenders and Assuming Lenders). Each reference to Schedule 1.01(b) in this Agreement shall be to Schedule 1.01(b) as amended pursuant to this Section.

(v) Terms of Loans issued on the Commitment Increase Date. For the avoidance of doubt, the terms and provisions of any new Loans issued by any Assuming Lender or Increasing Lender, and the Commitment Increase of any Assuming Lender or Increasing Lender, shall be identical to the terms and provisions of Loans issued by, and the Commitments of, the Extending Lenders immediately prior to the applicable Commitment Increase Date.

(f) Reduction of Non-Extending Lenders’ Commitment. Notwithstanding anything to the contrary herein (including Sections 2.07(d) and 2.16(c)):

(i) The Borrower may (x) on the Non-Extended Revolver Termination Date (or, solely in connection with a Commitment Increase under Section 2.07(e), at any time after the Amendment No. ~~6~~7 Effective Date) terminate or reduce, the Commitments (including in connection with a Commitment Increase under Section 2.07(e)) of each Non-Extending Lender on a pro rata basis among Non-Extending Lenders (by an aggregate amount not to exceed the amount of such Commitment Increase) without reducing the Commitments of any other Lender or (y) on or after the Non-Extended Revolver Termination Date, prepay the Loans of the Non-Extending Lenders without prepaying the Loans of any other Lender; provided that (I) no Default or Event of Default shall exist and the Gross Borrowing Base shall exceed the Covered Debt Amount at such time (both before and after giving effect to such termination, reduction and prepayment) and (II) each reduction of the Commitment or prepayment of Loans of the Non-Extending Lenders hereunder shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 in excess thereof (or, in each case, the entire Commitment or outstanding Loans of each Non-Extending Lender, as applicable).

(ii) The Borrower shall notify the Administrative Agent in writing (which may be combined with the Commitment Increase Notice) of any election to terminate or reduce the Commitment or prepay the Loans of the Non-Extending Lenders under this clause (f) at least three Business Days (or such lesser period as the Administrative Agent may reasonably agree) prior to (x) the related Commitment Increase Date in the case of any termination or reduction or (y) the effective date of such prepayment, in each case, specifying such election and the related Commitment Increase Date or effective date thereof, as applicable. Promptly following receipt of any written notice, the Administrative Agent shall advise each Lender of the contents thereof. Each notice delivered by the Borrower pursuant to this clause (f) shall be irrevocable; provided that a notice of termination or reduction may state that such notice is conditioned upon the effectiveness of the Commitment Increase or other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

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(iii) Any termination or reduction of the Commitment or prepayment of Loans of any Non-Extending Lender pursuant to this clause (f) shall be permanent and, if applicable in connection with any termination or reduction of Commitments, shall be made concurrently with all required reallocation prepayments and cash collateralizations required under Section 2.19.

(iv) Each Non-Extending Lender hereby agrees to waive payment of the amounts, if any, payable under Section 2.14 as a result of, and solely in connection with, any prepayment of the Loans of such Non-Extending Lender pursuant to this Section 2.07(f), and each Lender hereby consents to the non-pro rata payment described in this Section 2.07(f).

SECTION 2.08. Repayment of Loans; Evidence of Debt.

(a) Repayment. Subject to, and in accordance with, the terms of this Agreement, the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders the outstanding principal amount of the Loans and all other amounts due and owing hereunder and under the other Loan Documents on the applicable Maturity Date.

(b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy or e-mail) of such selection not later than the time set forth in Section 2.09(e) prior to the scheduled date of such repayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings, if applicable, in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

(c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

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(f) Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns) and in a form attached hereto as Exhibit C. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its permitted registered assigns).

SECTION 2.09. Prepayment of Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time (but subject to Section 2.09(e)) to prepay any Borrowing in whole or in part, without premium or fee (but subject to Section 2.14), subject to the requirements of this Section. Each prepayment in part under this Section 2.09(a) shall be in a minimum amount of $1,000,000 or a larger multiple of $100,000 (or such lesser amount as is then outstanding); provided, that prior to the Non-Extended Revolver Termination Date, any optional prepayments of Loans will be made on a pro rata basis, unless, to the extent applicable, such prepayment is made in connection with the reduction or termination of Commitments in accordance with Section 2.07(f) or a reallocation pursuant to Section 2.19, in which case such prepayment shall be applied in accordance with Section 2.07(f) or Section 2.19, as applicable.

(b) Mandatory Prepayments due to Borrowing Base Deficiency. In the event that the amount of total Credit Exposure exceeds the total Commitments, the Borrower shall prepay Loans (and, to the extent necessary, provide cover for Letters of Credit as contemplated by Section 2.04(k)) in such amounts as shall be necessary so that the amount of total Credit Exposure does not exceed the total Commitments. In the event that at any time any Borrowing Base Deficiency shall exist, promptly (but in no event later than 5 Business Days), the Borrower shall either prepay (x) the Loans (and, to the extent necessary, provide cover for Letters of Credit as contemplated by Section 2.04(k)) so that the Borrowing Base Deficiency is promptly cured or (y) the Loans and the Other Covered Indebtedness that is Secured Longer-Term Indebtedness in such amounts as shall be necessary so that such Borrowing Base Deficiency is promptly cured (and, as among the Loans (and Letters of Credit) and the Other Covered Indebtedness that is Secured Longer-Term Indebtedness, at least ratably (based on the outstanding principal amount of such Indebtedness) as to payments of Loans in relation to Other Covered Indebtedness); provided, that if within such 5 Business Day period, the Borrower shall present to the Administrative Agent a reasonably feasible plan, which plan is reasonably satisfactory to the Administrative Agent, that will enable any such Borrowing Base Deficiency to be cured within 30 Business Days of the occurrence of such Borrowing Base Deficiency (which 30-Business Day period shall include the 5 Business Days permitted for delivery of such plan), then such prepayment or reduction shall be effected in accordance with such plan (subject, for the avoidance of doubt, to the limitations as to the allocation of such prepayments set forth above in this Section 2.09(b)); provided further, that to the extent such Borrowing Base Deficiency is a result of the failure of the Borrowing Base to include the minimum Senior Investments required pursuant to Section 5.13(e) because of a change in either (i) the ratio of the Gross Borrowing Base to the Senior Debt Amount or (ii) the Relevant Asset Coverage Ratio, such 30-Business Day period shall be extended by an additional 15 Business Days solely with respect to compliance with Section 5.13(e). Notwithstanding the foregoing, the Borrower shall pay interest in accordance with Section 2.11(c) for so long as the Covered Debt Amount exceeds the Borrowing Base during such 30-Business Day period. For clarity, in the event that the Borrowing Base Deficiency is not cured prior to the end of such 5-Business Day period (or, if applicable, such 30-Business Day period), it shall constitute an Event of Default under clause (a) of Article VII.

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(c) Mandatory Prepayments due to Certain Events Following Availability Period. Subject to Section 2.09(e):

(i) Asset Sales. In the event that any Obligor shall receive any Net Asset Sale Proceeds at any time after the applicable Availability Period, the Borrower shall, no later than the third Business Day following the receipt of such Net Asset Sale Proceeds, prepay the Loans in an amount equal to such Net Asset Sale Proceeds (and the Commitments shall be permanently reduced by such amount); provided, that with respect to Asset Sales of assets that are not Portfolio Investments, the Borrower shall not be required to prepay the Loans unless and until (and to the extent that) the aggregate Net Asset Sale Proceeds relating to all such Asset Sales are greater than $2,000,000.

(ii) Returns of Capital. In the event that any Obligor shall receive any Net Return of Capital at any time after the applicable Availability Period, the Borrower shall, no later than the third Business Day following the receipt of such Net Return of Capital, prepay the Loans in an amount equal to 100% of such Net Return of Capital (and the Commitments shall be permanently reduced by such amount).

(iii) Equity Issuances. In the event that the Borrower shall receive any Cash proceeds from the issuance of Equity Interests of the Borrower (other than (x) up to $5,000,000 of proceeds in the aggregate from issuance(s) of Equity Interests to managers, partners, members, directors, officers, employees or consultants of the Investment Advisor or (y) pursuant to any distribution reinvestment plan of the Borrower) at any time after the applicable Availability Period, the Borrower shall, no later than the third Business Day following the receipt of such Cash proceeds, prepay the Loans in an amount equal to 100% of such Cash proceeds, net of underwriting discounts and commissions or other similar payments and other reasonable costs, fees, premiums and expenses directly associated therewith, including, without limitation, reasonable legal fees and expenses (and the Commitments shall be permanently reduced by such amount).

(iv) Indebtedness. In the event that any Obligor shall receive any Cash proceeds from the issuance of Indebtedness (excluding Hedging Agreements permitted by Section 6.01 and other Indebtedness permitted by Section 6.01(a), (e), (f), (g) and (k)) at any time after the applicable Availability Period, such Obligor shall, no later than the third Business Day following the receipt of such Cash proceeds, prepay the Loans in an amount equal to 100% of such Cash proceeds, net of underwriting discounts and commissions or other similar payments and other reasonable costs, fees, commissions, premiums and expenses directly associated therewith, including, without limitation, reasonable legal fees and expenses (and the Commitments shall be permanently reduced by such amount).

Notwithstanding the foregoing, Net Asset Sale Proceeds, Net Return of Capital and Cash proceeds required to be applied to the prepayment of the Loans pursuant to this Section 2.09(c) shall (A) from the period commencing on the Non-Extended Revolver Termination Date and ending on the Extended Revolver Termination Date, be applied ratably only among the Non-Extending Lenders and (B) from the Extended Revolver Termination Date to the Extended Maturity Date, be applied ratably among the Extending Lenders.

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(d) Mandatory Prepayment of Adjusted Term SOFR Loans. If the Loans to be prepaid pursuant to Section 2.09(c)(ii) are Adjusted Term SOFR Loans, the Borrower may defer such prepayment (and permanent Commitment reduction) until the last day of the Interest Period applicable to such Loans, so long as the Borrower deposits an amount equal to an amount required to be prepaid, no later than the third Business Day following the receipt of such amount, into a segregated collateral account in the name and under the dominion and control (within the meaning of Section 9-104 of the Uniform Commercial Code) of the Administrative Agent pending application of such amount to the prepayment of the Loans (and permanent reduction of the Commitments) on the last day of such Interest Period.

(e) Notices, Etc. The Borrower shall notify the Administrative Agent in writing or by telephone (followed promptly by written confirmation) of any repayment or prepayment hereunder (i) in the case of a repayment or prepayment of a SOFR Borrowing under Section 2.09(a), not later than 11:00 a.m., New York City time, three (3) U.S. Government Securities Business Days before the date of repayment or prepayment, as applicable (or, in the case of repayment, such shorter period approved by the Administrative Agent in its discretion), or (ii) in the case of repayment or prepayment of an ABR Borrowing under Section 2.09(a), or in the case of any prepayment under Section 2.09(b) or (c), not later than 11:00 a.m., New York City time, one (1) Business Day before the date of repayment or prepayment, as applicable (or, in the case of repayment, such shorter period approved by the Administrative Agent in its discretion). Each such notice shall be irrevocable and shall specify the repayment or prepayment date, the principal amount of each Borrowing or portion thereof to be repaid or prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided, that, (1) if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07(c) and (2) any such notices given in connection with any of the events specified in Section 2.09(c) may be conditioned upon (x) the consummation of the issuance of Equity Interests or Indebtedness (as applicable) or (y) the receipt of net cash proceeds from Asset Sales or Net Returns of Capital. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the repaid or prepaid, as applicable, Borrowing. In the event the Borrower is required to make any concurrent prepayments under both paragraph (b) and also another paragraph of this Section 2.09, any such prepayments shall be applied toward a prepayment pursuant to paragraph (b) before any prepayment pursuant to any other paragraph of this Section 2.09. Repayments and prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and shall be made in the manner specified in Section 2.08(b), unless such prepayment is made in connection with the reduction or termination of Commitments in accordance with Section 2.07(f) or a reallocation pursuant to Section 2.19, in which case such prepayment shall be applied in accordance with Section 2.07(f) or Section 2.19, as applicable.

(f) RIC Tax Distributions. Notwithstanding anything herein to the contrary, Net Asset Sale Proceeds and Net Return of Capital required to be applied to the prepayment of the Loans pursuant to Section 2.09(c) shall exclude the amounts estimated in good faith by the Borrower to be necessary for the Borrower to make distributions on account of such Net Asset Sale Proceeds and Net Returns of Capital sufficient in amount to achieve the objectives set forth in (i), (ii) and (iii) of Section 6.05(b)(1) hereof solely to the extent that the Tax Amount in or with respect to any taxable year (or any calendar year, as relevant) is increased as a result of the receipt of such Net Asset Sale Proceeds or Net Return of Capital, as the case may be.

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SECTION 2.10. Fees.

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue (i) for the period beginning on the Amendment No.  ~~6~~7 Effective Date to and including the earlier of the date such Lender’s Commitment terminates and the applicable Revolver Termination Date, at a rate equal to ~~(x)~~ 0.375% per annum on the daily unused amount of the Commitment of such Lender as of the close of business on such day ~~if the daily unused amount as of the close of business on such day is less than sixty-five percent (65%) of such Lender’s Commitment or (y) 1.00% per annum on the daily unused amount of the Commitment of such Lender as of the close of business on such day if the daily unused amount as of the close of business on such day is equal to or greater than sixty-five percent (65%)~~. Accrued commitment fees shall be payable in arrears (x) within one Business Day after each Quarterly Date and (y) on the earlier of the date the Commitments terminate and the applicable Revolver Termination Date, commencing on the first such date to occur after the Amendment No. ~~6~~7 Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Commitments shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of all Lenders.

(b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on SOFR Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of one-half of one percent (0.50%) per annum on the average daily amount of the aggregate LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Original Effective Date; provided that all such fees with respect to the Letters of Credit shall be payable on the earlier of the applicable Revolver Termination Date and the date on which the Commitments are otherwise terminated in accordance with the terms hereof (such earlier date, the “termination date”) and the Borrower shall pay any such fees that have accrued and that are unpaid on the termination date and, in the event any Letters of Credit shall be outstanding that have expiration dates after the termination date, the Borrower shall prepay on the termination date the full amount of the participation and fronting fees that will accrue on such Letters of Credit subsequent to the termination date through but not including the date such outstanding Letters of Credit are scheduled to expire. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error.

SECTION 2.11. Interest.

(a) ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b) SOFR Loans. (i) The Loans constituting each Adjusted Term SOFR Borrowing shall bear interest at a rate per annum equal to Adjusted Term SOFR for the related Interest Period for such Borrowing plus the Applicable Margin and (ii) if the then-current Benchmark is Daily Simple SOFR, the Loans constituting each Daily Simple SOFR Borrowing shall bear interest at a rate per annum equal to Daily Simple SOFR plus the SOFR Adjustment plus the Applicable Margin.

(c) Default Interest. Notwithstanding the foregoing, if any Event of Default described in clause (a), (b), (d) (only with respect to Section 6.07), (h) or (i) of Article VII has occurred and is continuing, or if the Covered Debt Amount exceeds the Borrowing Base during the 5-Business Day period (or, if applicable, the 30-Business Day period) referred to in Section 2.09(b), the interest rates applicable to the Loans shall accrue, and any fee or other amount due and payable by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above, (ii) in the case of any Letter of Credit, 2% plus the fee otherwise applicable to such Letter of Credit as provided in Section 2.10(b) or (iii) in the case of any fee or other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in Dollars and upon termination in full of the Commitments and upon the applicable Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the applicable Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Adjusted Term SOFR Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate and each Benchmark shall be determined by the Administrative Agent and such determination shall be conclusive absent manifest error.

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SECTION 2.12. Inability to Determine Rates.

(a) Temporary Inability. Subject to clause (c) of this Section 2.12, if prior to the commencement of the Interest Period for any Adjusted Term SOFR Borrowing or at any time for any Daily Simple SOFR Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Benchmark for such Loan and (if applicable) such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii) the Administrative Agent is advised by the Required Lenders that the Benchmark for such Loan and (if applicable) for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing and, if applicable, such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or e-mail promptly thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any obligation of such Lender (A) to make or continue SOFR Borrowings or (B) to convert ABR Borrowings to SOFR Borrowings shall be suspended, (y) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a SOFR Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing and (z) if any Borrowing Request requests a SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing. Furthermore, if any SOFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.12(a) with respect to the Benchmark applicable to such SOFR Loan, then (I) in the case of an Adjusted Term SOFR Loan, on the last day of the Interest Period applicable to such Loan and (II) in the case of a Daily Simple SOFR Loan, immediately, such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Daily Simple SOFR or Adjusted Term SOFR cannot be determined pursuant to the applicable definition thereof, the Alternate Base Rate shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, as applicable, together with any additional amounts required pursuant to Section 2.12.

(b) Illegality. Without duplication of any other rights that any Lender has hereunder, if any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful for any Lender to make, maintain or fund Loans whose interest is determined by reference to any Benchmark, or to determine or charge interest rates based upon any Benchmark, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in any relevant market, then, on notice thereof by such Lender to the Borrower and the Administrative Agent, (i) any obligation of such Lender (x) to make SOFR Loans, (y) to continue SOFR Borrowings, or (z) to convert ABR Borrowings to SOFR Borrowings shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining SOFR Borrowings the interest rate on which is determined by reference to the Daily Simple SOFR or Adjusted Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Borrowings

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of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) all SOFR Borrowings of such Lender shall automatically convert to ABR Borrowings (the interest rate on which ABR Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c)(2) of the definition of “Alternate Base Rate”) either on the last day of the Interest Period therefor, if such Loans are Adjusted Term SOFR Loans and the Lender may lawfully continue to maintain such SOFR Borrowings to such day, or immediately, if such Loans are Daily Simple SOFR Loans or such Lender may not lawfully continue to maintain such SOFR Borrowings (in which event Borrower shall not be required to pay any yield maintenance, breakage or similar fees) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Daily Simple SOFR or Adjusted Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Daily Simple SOFR and Adjusted Term SOFR. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.12.

(c) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document:

(i) Replacing the Benchmark.

(A) Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(B) At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any request for a SOFR Borrowing into a request for a Borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, (x) clause (c) of the definition of “Alternate Base Rate” will not be used in any determination of Alternate Base Rate and (y) any outstanding affected Adjusted Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, and any outstanding affected Daily Simple SOFR Loan shall, immediately, at the Borrower’s election prior to such day: (1) be prepaid by the Borrower on such day or (2) be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such date.

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(ii) Benchmark Replacement Conforming Changes. In connection with the use implementation or administration of a Benchmark Replacement (or, with respect to any Benchmark Replacement of Adjusted Term SOFR at any time), the Administrative Agent (in consultation with the Borrower) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (w) any occurrence of a Benchmark Transition Event, (x) the implementation of any Benchmark Replacement and (y) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12(c), including any determination with respect to Benchmark Replacement Conforming Changes, a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12(c).

(iv) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (x) if the then-current Benchmark is a term rate (including Adjusted Term SOFR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable, non-representative, non-compliant or non-aligned for Benchmark (including Benchmark Replacement) settings and (y) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

SECTION 2.13. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank;

(ii) subject any Lender to any Taxes (other than Covered Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

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(iii) impose on any Lender or the Issuing Bank or any market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then, upon the request of such Lender or Issuing Bank, the Borrower will pay to such Lender or the Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital and Liquidity Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any (or would have the effect of reducing the liquidity of such Lender or such Lender’s holding company, if any), as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy or liquidity position), by an amount deemed to be material by such Lender or the Issuing Bank, then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates from Lenders. A certificate of a Lender or the Issuing Bank setting forth (in reasonable detail the basis for and calculation of) the amount or amounts, in Dollars, necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be promptly delivered to the Borrower and shall be conclusive absent manifest error (it being understood that no Lender shall be required to disclose (i) any confidential or price sensitive information or (ii) any information to the extent prohibited by applicable law). The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that no Obligor shall be required to compensate a Lender or the Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the Issuing Bank notifies the Borrower in writing of any such Change in Law giving rise to such increased costs or reductions (except that, if the Change in Law giving rise to such increased costs is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

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SECTION 2.14. Break Funding Payments . In the event of (a) the payment of any principal of any Adjusted Term SOFR Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Adjusted Term SOFR Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(e) and is revoked in accordance therewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.18(b) of any Adjusted Term SOFR Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of an Adjusted Term SOFR Loan, the loss to any Lender attributable to any such event (excluding, in any event, loss of anticipated profits) shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of:

(i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan referred to in clauses (a), (b), (c) or (d) of this Section 2.14 denominated in Dollars for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the applicable Benchmark for Dollars for such Interest Period, over

(ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for deposits denominated in Dollars from other banks in the relevant market for Dollars at the commencement of such period.

Payments under this Section shall be made upon written request of a Lender delivered not later than thirty (30) Business Days following the payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section accompanied by a written certificate of such Lender setting forth in reasonable detail the amount or amounts that such Lender is entitled to receive pursuant to this Section (provided that such Lender shall not be required to disclose any confidential or pricing information or any other information prohibited to be disclosed by applicable law), which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.15. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, unless otherwise required by applicable law; provided that if any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Taxes from such payments, then (i) the Withholding Agent shall make such deductions or withholdings, (ii) the Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is a Covered Tax, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent, Lender or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

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(b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank for and, within ten (10) Business Days after written demand therefor, pay the full amount of any Covered Taxes (including Covered Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, by the Issuing Bank or by the Administrative Agent (on its own behalf or on behalf of a Lender or the Issuing Bank), shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting the provisions of Section 2.15(a) or (c), each Lender severally shall, and does hereby, agree to indemnify the Administrative Agent, and shall make payable in respect thereof within 10 days after demand therefor, (i) against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) (collectively, “Tax Damages”) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective) and (ii) Tax Damages attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations.

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any U.S. federal withholding Taxes that are Excluded Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence on account of such Excluded Taxes, the Borrower shall indemnify the Administrative Agent and each Lender for any incremental Taxes that may become payable by the Administrative Agent or such Lender as a result of such failure.

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(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement or any other Loan Documents shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(f)(ii)(A) or (B) or Section 2.15(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, if the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but, in any event, only if such Foreign Lender is legally entitled to do so) whichever of the following is applicable:

(1)

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party duly completed executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, or any successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax (x) with respect to payments of interest under any Loan Document, pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, pursuant to the “business profits” or “other income” article of such tax treaty,

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(2)

duly completed executed copies of Internal Revenue Service Form W-8ECI or any successor form certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,

(3)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, signed under penalties of perjury, to the effect that such Foreign Lender is not (I) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (II) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (III) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable (or any successor form), certifying that the Foreign Lender is not a U.S. Person, or

(4)

any other form as prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made, including, to the extent a Foreign Lender is not the beneficial owner, duly completed executed copies of Internal Revenue Service Form W-8IMY accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, a certificate substantially similar to the certificate described in Section 2.15(f)(ii)(B)(3)(x) above, Internal Revenue Service Form W-9 and/or other certification documents from each beneficial owner, as applicable.

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

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(g) If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Borrower, as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from any such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered under this Agreement expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the Issuing Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Covered Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Covered Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, any Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, any Lender or the Issuing Bank, agrees to repay the amount paid over to the Borrower pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, any Lender or the Issuing Bank in the event the Administrative Agent, any Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent, any Lender or the Issuing Bank be required to pay any amount to the Borrower pursuant to this paragraph (h) the payment of which would place the Administrative Agent, such Lender or the Issuing Bank in a less favorable net position after-Taxes than the Administrative Agent, such Lender or the Issuing Bank would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (h) shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its Tax returns or its books or records (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(i) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or replacement of, any Lender or the Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document to which the Borrower or any of its Subsidiaries is a party.

(j) Defined Terms. For purposes of this Section 2.15, the term “applicable law” includes FATCA.

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SECTION 2.16. Payments Generally; Pro Rata Treatment: Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Loan Document (except to the extent otherwise expressly provided therein) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Issuing Bank as expressly provided herein and pursuant to Sections 2.13, 2.14, 2.15 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All amounts owing under this Agreement (including commitment fees, payments required under Sections 2.13 and 2.14 or under any other Loan Document (except to the extent otherwise provided therein)) are payable in Dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Pro Rata Treatment. Except to the extent otherwise provided herein (including Section 2.07(f)): (i) (x) other than with respect to any Borrowing requested pursuant to Section 2.19(a), each Borrowing shall be made from the Lenders and each Borrowing requested pursuant to Section 2.19(a) shall be made from each Extending Lender, (y) other than the payment of a commitment fee to a Non-Extending Lender on the date the Commitments of such Non-Extending Lender are reduced or terminated pursuant to Section 2.07(f) or reallocated pursuant to Section 2.19(a), each payment of a commitment fee under Section 2.10 shall be made for the account of the Lenders, and (z) each termination or reduction of the amount of the Commitments under Section 2.07, Section 2.09 or otherwise shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) other than with respect to any Borrowing requested pursuant to Section 2.19(a), each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Applicable Percentage of Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) other than in connection with the payment of a Non-Extending Lender’s Non-Extended Loans pursuant to Section 2.19, each payment or prepayment of principal of Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) other than in connection with the payment of a Non-Extending Lender’s Non-Extended Loans pursuant to Section 2.19, each payment

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of interest on Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders (which may, for the avoidance of doubt, be different amounts and percentages as between the Non-Extending Lenders and the Extending Lenders). For the avoidance of doubt, no payments shall be allocated solely to Non-Extending Lenders following the occurrence and during the continuance of a Default or Event of Default or if the Covered Debt Amount exceeds the Gross Borrowing Base at such time.

(d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, or participations in LC Disbursements, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements, and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders and the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at the Federal Funds Effective Rate.

(f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(e), 2.05 or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

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SECTION 2.17. Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) commitment fees pursuant to Section 2.10(a) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender to the extent, and during the period in which, such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such commitment fee that otherwise would have accrued and been required to have been paid to such Defaulting Lender to the extent and during the period in which such Lender is a Defaulting Lender);

(b) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, two-thirds of the Lenders or the Required Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment or waiver pursuant to Section 9.02, except for any amendment or waiver described in Section 9.02(b)(i), (ii), (iii) or (iv)); provided that any waiver, amendment or modification requiring the consent of all Lenders, two-thirds of the Lenders or each affected Lender which affects such Defaulting Lender differently than other Lenders or affected Lenders (as applicable) shall require the consent of such Defaulting Lender.

(c) if any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments, (y) no non-Defaulting Lender’s Credit Exposure will exceed such Lender’s Commitment, and (z) the conditions set forth in Section 4.02 are satisfied at such time (and unless the Borrower has notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time);

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within three Business Days following notice by the Administrative Agent, Cash Collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(k) for so long as such LC Exposure is outstanding;

(iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is Cash Collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.10(a) and Section 2.10(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages;

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(v) if any Defaulting Lender’s LC Exposure is neither Cash Collateralized nor reallocated pursuant to this Section 2.17(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is Cash Collateralized and/or reallocated; and

(vi) subject to Section 9.16, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(d) so long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.17(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.17(c)(i) (and Defaulting Lenders shall not participate therein).

In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then, on the date of such agreement, such Lender shall no longer be deemed a Defaulting Lender, the Borrower shall no longer be required to Cash Collateralize any portion of such Lender’s LC Exposure Cash Collateralized pursuant to Section 2.17(c)(ii) above, the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and such Lender shall purchase at par the portion of the Loans of the other Lenders and take such other actions as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage in effect immediately after giving effect to such agreement, whereupon such Lender will cease to be a Defaulting Lender; provided that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.01 or otherwise) or received by Administrative Agent from a Defaulting Lender, will be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fourth, if so determined by Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fifth, to the payment of any amounts owing to Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this

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Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if: (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share; and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment will be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Disbursements are held by the applicable Lenders pro rata in accordance with the Credit Exposures hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17 are hereby deemed paid to and redirected by such Defaulting Lender, each Issuing Bank and each Lender irrevocably consents hereto.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender exercises its rights under Section 2.12(b) or requests compensation under Section 2.13, or if the Borrower is required to pay any Covered Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if in the sole reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future, or eliminate the circumstance giving rise to such Lender exercising its rights under Section 2.12(b) and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender exercises its rights under Section 2.12(b) or requests compensation under Section 2.13, or if the Borrower is required to pay any Covered Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.18(a), or if any Lender becomes a Defaulting Lender, or if any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not be unreasonably withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon,

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accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c) Defaulting Lenders. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(e), 2.05 or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent or the Issuing Bank for the account of such Lender for the benefit of the Administrative Agent or the Issuing Bank to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19. Reallocations Related to Non-Extending Lender Commitment Reductions, Extension Offers.

(a) Reallocation of Participations and Non-Extended Loans; Extension Offers.

(i) Notwithstanding anything to the contrary herein, in connection with the reduction or termination of the Non-Extending Lender(s)’ Commitments or a prepayment of the Loans of the Non-Extending Lenders, in each case, in accordance with Section 2.07(f), the Borrower shall be permitted to request at least three (3) Business Days prior to the Non-Extended Revolver Termination Date, and each Extending Lender agrees to provide on the Non-Extended Revolver Termination Date, one or more Loans to be made ratably among the Extending Lenders in accordance with the provisions of Sections 2.02, 2.05 and 2.16(c) in an amount equal to the amount of all Obligations owed to the Non-Extending Lenders after giving effect to such Commitment reduction, termination or prepayment, in each case, so long as (x) the conditions set forth in Section 4.02 are satisfied (and, unless Borrower shall have otherwise notified the Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), (y) such Borrowing does not cause the aggregate Credit Exposure of any Extending Lender to exceed such Extending Lender’s Commitment, and (z) the proceeds of any such Loan are applied solely to reduce the Credit Exposure of all Non-Extending Lenders.

(ii) All or any part of each Non-Extending Lender’s participation in Letters of Credit shall be reallocated on (A) any date on which (I) the Commitments of such Non-Extending Lender is reduced or terminated pursuant to Section 2.07(f) or (II) the Obligations owed to such Non-Extending Lender are prepaid pursuant to Section 2.07(f) and (B) the Non-Extended Revolver Termination Date among the Extending Lenders in accordance with their respective Applicable Percentages after giving effect to the reduction or termination of the aggregate Commitments, in each case, so long as (x) the conditions set forth in Section 4.02 are satisfied (and, unless Borrower shall have otherwise notified the Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), (y) such Borrowing does not cause the aggregate LC Exposure of any Extending Lender to exceed such Extending Lender’s Commitment, and (z) such reallocation solely reduces the LC Exposure of all Non-Extending Lenders.

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(b) Prepayments. If any Loan related to the reduction or termination of a Non-Extending Lender’s Commitment on the Non-Extended Revolver Termination Date described in clause (a)(i) above or reallocation described in clause (a)(ii) above cannot, or can only partially, be effected, the Borrower shall, not later than (i) with respect to any reduction or termination of a Non-Extending Lender’s Commitment pursuant to Section 2.07(f), the date of such Commitment reduction or termination or, (ii) with respect to any reallocations of participations in Letters of Credit on the Non-Extended Revolver Termination Date, as the case may be, without prejudice to any right or remedy available to it hereunder or under law, (x) prepay all outstanding Loans of such Non-Extending Lender(s) in an amount equal to all Obligations owed to such Non-Extending Lender after giving effect to any reduction in such Non-Extending Lender’s Commitment, as applicable and (y) provide Cash Collateral in an amount equal to the participation obligations of the Non-Extending Lenders in any Letters of Credit that have not been reallocated pursuant to clause (a)(ii) above.

(c) Extension Offers. Notwithstanding anything to the contrary in this Agreement, including Section 2.16(c) (which provisions shall not be applicable to this Section 2.19(c)), pursuant to one or more offers made from time to time by the Borrower to all non-Extending Lenders on a pro rata basis (each, an “Extension Offer”), the Borrower shall be permitted to consummate transactions with individual Non-Extending Lenders from time to time to extend the Revolver Termination Date of such Lender’s Commitments to the Extended Revolver Termination Date and the Maturity Date of such Lender’s Non-Extended Loans to the Extended Maturity Date pursuant to the terms of the relevant Extension Offer (with the consent of the Administrative Agent, the Borrower may also pay fees in connection therewith). The Borrower and each Non-Extending Lender who accepts an Extension Offer shall execute and deliver to the Administrative Agent such documentation as the Administrative Agent shall reasonably specify to evidence the extension of the Non-Extended Loans of such Lender (provided that no consent of any Lender (other than each applicable extending Lender) shall be required in connection with any extension of a Non-Extended Loan).

(d) Break Funding Payments. Each Non-Extending Lender hereby agrees to waive payment of the amounts, if any, payable under Section 2.14 as a result of, and solely in connection with, any prepayment of the Loans of such Non-Extending Lender pursuant to this Section 2.19, and each Lender hereby consents to the non-pro rata payment described in this Section 2.19.

SECTION 2.20. German Bank Separation Act . Solely for so long as Deutsche Bank AG New York Branch, or any Affiliate thereof, is a Lender, if any such Lender is subject to the GBSA (as defined below) (any such Lender, a “GBSA Lender”) and such GBSA Lender shall have determined in good faith (based on advice of counsel (including in-house counsel)), which determination shall be made in consultation with the Borrower subject to the terms hereof) that, due to the implementation of the German Act on the Ring-fencing of Risks and for the Recovery and Resolution Planning for Credit Institutions and Financial Groups (Gesetz zur Abschirmung von Risiken und zur Planung der Sanierung und Abwicklung von Kreditinstituten und Finanzgruppen) of 7 August 2013 (commonly referred to as the German Bank Separation Act (Trennbankengesetz) (the “GBSA”), whether before or after the date hereof, or any corresponding European legislation (such as the proposed regulation on structural measures improving the resilience of European Union credit institutions) that may amend or replace the GBSA in the future or any regulation thereunder, or due to the promulgation of, or any change in the

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interpretation by, any court, tribunal or regulatory authority with competent jurisdiction of the GBSA or any corresponding future European legislation that may amend or replace the GBSA in the future or any regulation thereunder, the arrangements contemplated by this Agreement or the Loans have, or will, become illegal, prohibited or otherwise unlawful (regardless of whether such illegality, prohibition or unlawfulness could be prevented by transferring such arrangements, Commitments and/or Loans to an Affiliate or other third party), then, and in any such event, such GBSA Lender shall give written notice to the Borrower and the Administrative Agent of such determination (which written notice shall include a reasonably detailed explanation of such illegality, prohibition or unlawfulness, including, without limitation, evidence and calculations used in the determination thereof, a “GBSA Initial Notice”), whereupon until the fifth Business Day after the date of such GBSA Initial Notice, such GBSA Lender shall use commercially reasonable efforts to transfer to the extent permitted under applicable law such arrangements, Commitments and/or Loans to an Affiliate or other third party in accordance with Section 9.04. If no such transfer is effected in accordance with the preceding sentence, such GBSA Lender shall give written notice thereof to the Borrower and the Administrative Agent a (“GBSA Final Notice”), whereupon (i) all of the obligations of such GBSA Lender shall become due and payable, and the Borrower shall repay the outstanding principal of such obligations together with accrued interest thereon and all other amounts due and payable to the GBSA Lender, on the fifth Business Day immediately after the date of such GBSA Final Notice (the “Initial GBSA Termination Date”) and, for the avoidance of doubt, such repayment shall not be subject to the terms and conditions of Section 2.16 to the extent that there are no outstanding amounts then due and payable to the other Lenders on such fifth Business Day and (ii) the Commitment of such GBSA Lender shall terminate on the Initial GBSA Termination Date; provided that, notwithstanding the foregoing, if, prior to such Initial GBSA Termination Date, the Borrower and/or the Administrative Agent in good faith reasonably believes that there is a mistake, error or omission in the grounds used to determine such illegality, prohibition or unlawfulness under the GBSA or any corresponding future European legislation that may amend or replace the GBSA in the future or any regulation thereunder, then the Borrower and/or the Administrative Agent, as applicable, may provide written notice (which written notice shall include a reasonably detailed explanation of the basis of such good faith belief, including, without limitation, evidence and calculations used in the determination thereof, a “GBSA Consultation Notice”) to that effect, at which point the obligations owed to such GBSA Lender hereunder and under the Loans shall not become due and payable, and the Commitments of such GBSA Lender shall not terminate, until the Business Day immediately following the tenth Business Day immediately after the Initial GBSA Termination Date (the period from, and including, the date of the GBSA Consultation Notice until the tenth Business Day immediately thereafter being the “GBSA Consultation Period”). In the event that the Borrower and/or the Administrative Agent, as applicable, and such GBSA Lender cannot in good faith reasonably agree during the GBSA Consultation Period whether the arrangements contemplated by this Agreement or the Loans have, or will, become illegal, prohibited or otherwise unlawful under the GBSA or any corresponding future European legislation that may amend or replace the GBSA in the future or any regulation thereunder, then all of the obligations owed to such GBSA Lender hereunder and under the Loans shall become due and payable, and the Commitments of such GBSA Lender shall terminate, on the Business Day immediately following the last day of such GBSA Consultation Period. Notwithstanding anything to the contrary contained herein, no part of the proceeds of any extension of credit hereunder will be used to pay any GBSA Lender or otherwise satisfy any obligation under this Section 2.20. To the extent that any LC Exposure exists at the time a GBSA Lender’s Commitments are cancelled and its obligations under the Loan Documents are repaid in full, such LC Exposure shall be reallocated as set forth in Sections 2.17(c)(i) through (v) treating for purposes hereof each Lender (other than any GBSA Lender) as a non-Defaulting Lender for purposes of such reallocation and treating the GBSA Lender as a Defaulting Lender solely for such purposes.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers . Each of the Borrower and its Subsidiaries, as applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where the failure to do so could reasonably be expected to result in a Material Adverse Effect. There is no existing default under the Organization Documents of Borrower or its Subsidiaries or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

SECTION 3.02. Authorization; Enforceability . The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary stockholder action and the Directing Body of each of the Borrower and its Subsidiaries have approved the transactions contemplated in this Agreement. This Agreement has been duly executed and delivered by the Borrower and each of the other Loan Documents to which any Obligor is a party have been or will be duly executed and delivered by each such Obligor. This Agreement constitutes, and each of the other Loan Documents to which any Obligor is a party when executed and delivered will constitute, a legal, valid and binding obligation of the applicable Obligor or Obligors, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.03. Governmental Approvals; No Conflicts . The Transactions (a) do not require any consent or approval of registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other Organization Documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority (including the Investment Company Act and the rules, regulations and orders issued by the SEC thereunder), (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

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SECTION 3.04. Financial Condition; No Material Adverse Effect.

(a) Financial Statements. The financial statements delivered to the Administrative Agent and the Lenders by the Borrower pursuant to Section 4.01(c) and 5.01(a) and (b) present fairly, in all material respects, the consolidated financial position, assets and liabilities, results of operations, changes in net assets, cash flows and investments of the Borrower and its consolidated Subsidiaries as of the end of and for the applicable period in accordance with GAAP, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes. None of the Borrower or any of its Subsidiaries has any material contingent liabilities, material liabilities for taxes, material unusual forward or material long-term commitments or material unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements.

(b) No Material Adverse Effect. Since September 30, 2022, there has not been any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

SECTION 3.06. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, rules, regulations, including the Investment Company Act (if applicable to such Person) and orders of any Governmental Authority applicable to it (including rules, regulations and orders issued by the SEC) or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is subject to any contract or other arrangement, the performance of which by the Borrower could reasonably be expected to result in a Material Adverse Effect. Each of the Borrower and its Subsidiaries is in compliance with its respective Organization Documents in all material respects.

SECTION 3.07. Taxes. Each of the Borrower and its Subsidiaries has timely filed or has caused to be timely filed all material U.S. federal, state and local Tax returns that are required to be filed by it and all other material Tax returns that are required to be filed by it and has paid all material Taxes for which it is directly or indirectly liable and any assessments made against it or any of its property and all other material Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except such Taxes, fees or other charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of Taxes and other governmental charges are adequate in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any federal, state, local and foreign Taxes or other impositions, and no Tax lien (other than Liens permitted pursuant to clause (a) of the definition of Permitted Liens) has been filed with respect to the Borrower or any of its Subsidiaries. There is no proposed Tax assessment against the Borrower or any of its Subsidiaries, and there is no basis for any such assessment.

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SECTION 3.08. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09. Disclosure.

(a) All written information (other than financial projections, pro forma financial information, other forward-looking information and information of a general economic or general industry nature) which has been made available to the Administrative Agent or any Lender by the Borrower or any of its Subsidiaries or any of their respective representatives on behalf of the Borrower or such Subsidiaries in connection with the transactions contemplated by this Agreement or delivered under any Loan Document, taken as a whole, is and will be (after giving effect to all written updates provided by the Borrower to the Administrative Agent for delivery to the Lenders from time to time) complete, true and correct in all material respects and does not and will not (after giving effect to all written updates provided by the Borrower to the Administrative Agent for delivery to the Lenders from time to time) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein at the time made and taken as a whole not misleading in light of the circumstances under which such statements were made; and

(b) All financial projections, pro forma financial information and other forward-looking information which has been delivered to the Administrative Agent or any Lender by the Borrower or any of its Subsidiaries or any of their respective representatives on behalf of the Borrower or such Subsidiaries in connection with the transactions contemplated by this Agreement or delivered under any Loan Document, are based upon estimates and assumptions believed by the Borrower in good faith to be reasonable at the time made, it being recognized that (i) such projections, financial information and other forward-looking information as they relate to future events are subject to significant uncertainty and contingencies (many of which are beyond the control of the Borrower and that no assurance can be given that such projections will be realized) and therefore are not to be viewed as fact and (ii) actual results during the period or periods covered by such projections, financial information and other forward-looking information may materially differ from the projected results set forth therein.

SECTION 3.10. Investment Company Act; Margin Regulations.

(a) Status as Business Development Company. The Borrower is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC and has qualified as a RIC at all times since January 2, 2008.

(b) Compliance with Investment Company Act. The business and other activities of the Borrower and its Subsidiaries, including, without limitation, entering into this Agreement and the other Loan Documents to which each is a party, the borrowing of the Loans hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the Transactions contemplated by the Loan Documents, do not result in a violation or breach of the applicable provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, except where such breaches or violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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(c) Investment Policies. The Borrower is in compliance in all material respects with the Investment Policies and the Valuation Policy.

(d) Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock in violation of law, rule or regulation. The Borrower does not own or intend to carry or purchase any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

SECTION 3.11. Material Agreements and Liens.

(a) Material Agreements. Schedule 3.11(a) is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangements (to the extent that such other arrangements exceed an aggregate outstanding principal amount of $5,000,000) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the Amendment No.  ~~6~~7 Effective Date, and the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement is correctly described in Schedule 3.11(a).

(b) Liens. Schedule 3.11(b) is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the Amendment No.  ~~6~~7 Effective Date covering any property of the Borrower or any of its Subsidiaries, and the aggregate principal amount of such Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien as of the Amendment No.  ~~6~~7 Effective Date is correctly described in Schedule 3.11(b).

SECTION 3.12. Subsidiaries and Investments.

(a) Subsidiaries. Set forth in Schedule 3.12(a) is a complete and correct list of all of the Subsidiaries of the Borrower as of the Amendment No.  ~~6~~7 Effective Date together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 3.12(a), as of the Amendment No.  ~~6~~7 Effective Date, (x) the Borrower owns, free and clear of Liens (other than Eligible Liens and Liens permitted pursuant to Section 6.02(b) or (e)), and has the unencumbered right to vote, all outstanding ownership interests in each Subsidiary shown to be held by it in Schedule 3.12(a), and (y) all of the issued and outstanding capital stock of each such Subsidiary organized as a corporation is validly issued, fully paid and nonassessable (to the extent such concepts are applicable).

(b) Investments. Set forth in Schedule 3.12(b) is a complete and correct list of all Investments (other than Investments of the types referred to in clauses (b), (c), (d), (e) and (g) of Section 6.04) held by the Borrower or any of its Subsidiaries in any Person on the Amendment No.  ~~6~~7 Effective Date and, for each such Investment, (i) the identity of the Person or Persons holding such Investment and (ii) the nature of such Investment. Except as disclosed in Schedule 3.12(b), as of the Amendment No.  ~~6~~7 Effective Date each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens permitted pursuant to Section 6.02), all such Investments.

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SECTION 3.13. Properties.

(a) Title Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.14. Solvency. On the Amendment No.  ~~6~~7 Effective Date, and upon the incurrence of any extension of credit hereunder, on any date on which this representation and warranty is made, (a) the Borrower will be Solvent on an unconsolidated basis, and (b) each Obligor will be Solvent on a consolidated basis with the other Obligors.

SECTION 3.15. No Default. No Default or Event of Default has occurred and is continuing under this Agreement.

SECTION 3.16. Use of Proceeds. The proceeds of the Loans shall be used for the general corporate purposes of the Borrower and its Subsidiaries (other than Financing Subsidiaries except as expressly permitted under Section 6.03(e) or 6.03(i)) in the ordinary course of its business, including making distributions not prohibited by this Agreement, making payments on Indebtedness of the Obligors to the extent permitted under this Agreement and the acquisition and funding (either directly or indirectly as expressly permitted hereunder) of leveraged loans, mezzanine loans, high yield securities, convertible securities, preferred stock, common stock and other Investments, but excluding, for clarity, Margin Stock in violation of applicable law, rule or regulation.

SECTION 3.17. Security Documents. The Guarantee and Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable first-priority Liens on, and security interests in, the Collateral and, (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and, as applicable, and (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Guarantee and Security Agreement), the Liens created by the Guarantee and Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.

SECTION 3.18. Financing Subsidiaries

(a) Any Structured Subsidiary complies with each of the conditions set forth in clause (a) or (b) in the definition of “Structured Subsidiary”, as applicable.

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(b) Any SBIC Subsidiary complies with each of the conditions set forth in the definition of “SBIC Subsidiary.”

(c) As of the Amendment No.  ~~6~~7 Effective Date, other than OSI 2 Senior Lending SPV, LLC, the Borrower has no Financing Subsidiaries.

SECTION 3.19. Affiliate Agreements. As of the Amendment No. ~~6~~7 Effective Date, the Borrower has heretofore delivered to each of the Lenders true and complete copies of each of the Affiliate Agreements (including any schedules and exhibits thereto, and any amendments, supplements or waivers executed and delivered thereunder). As of the Amendment No. ~~6~~7 Effective Date, (a) each of the Affiliate Agreements is in full force and effect and (b) other than the Affiliate Agreements and the agreements set forth on Schedule 6.08, there is no contract, agreement or understanding, in writing, between or among the Borrower or any of its Subsidiaries, on the one hand, and any Affiliate of the Borrower, on the other hand.

SECTION 3.20. Compliance with Sanctions. Neither the Borrower nor any of its Subsidiaries, nor any executive officer or director thereof, nor, to the knowledge of the Borrower, any controlled Affiliate of the Borrower, (i) is subject to, or subject of, any economic or financial sanctions (collectively, “Sanctions”) administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), any other United States of America Governmental Authority, the U.S. Department of State, the European Union, His Majesty’s Treasury, the United Nations Security Council, or any other relevant sanctions authority, or (ii) is located, has a place of business or is organized or resident in a Sanctioned Country. Furthermore, no part of the proceeds of a Loan will be used, directly or indirectly, or made available by the Borrower to any Person to finance or facilitate any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or in any other manner that would result in a violation of Sanctions by any party to this Agreement.

SECTION 3.21. Anti-Money Laundering and Sanctions Program. The Borrower has implemented an anti-money laundering program to the extent required by the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism, as amended (the “USA PATRIOT Act”), and the rules and regulations thereunder and maintains in effect and enforces policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries (and, when acting on behalf of the Borrower and its Subsidiaries, their respective directors, officers, employees and agents) with applicable Sanctions.

SECTION 3.22. Foreign Corrupt Practices Act. The Borrower, its Subsidiaries and, to the Borrower’s knowledge, the directors, officers and employees acting on behalf of the Borrower and its Subsidiaries, are in compliance with all applicable Sanctions and the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (collectively with the FCPA, the “Anti-Corruption Laws”); and each of the Borrower and any Subsidiary of the Borrower have instituted and maintained policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, compliance therewith. Furthermore, no part of the proceeds of a Loan will be used, directly or indirectly, by the Borrower or any Subsidiary of the Borrower, or by any of their respective directors, officers, agents or employees acting on behalf of the Borrower or any Subsidiary of the Borrower, to finance or facilitate a transaction in violation of the Anti-Corruption Laws.

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SECTION 3.23. Beneficial Ownership Certification. To the best knowledge of the Borrower, the information included in any Beneficial Ownership Certification provided prior to, on or after the Amendment No. ~~6~~7 Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.24. Affected Financial Institution. None of the Obligors is an Affected Financial Institution.

SECTION 3.25. Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Secured Parties to be in violation of the Outbound Investment Rules or cause the Secured Parties to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE IV

CONDITIONS

SECTION 4.01. Restatement Effective Date. The effectiveness of this Agreement on the Restatement Effective Date and of the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until completion of each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02):

(a) Documents. Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below to each Lender) in form and substance:

(i) Executed Counterparts. From each party hereto either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or e-mail transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(ii) Guarantee and Security Agreement; Custodian Agreement. The Guarantee and Security Agreement, the Custodian Agreement with respect to the Borrower’s Custodian Account and the Control Agreement, each duly executed and delivered by each of the parties thereto, and all other documents or instruments required to be delivered by the Guarantee and Security Agreement, the Custodian Agreement and the Control Agreement in connection with the execution thereof.

(iii) Opinion of Counsel to the Borrower. A favorable written customary opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Restatement Effective Date) of each of (x) Latham & Watkins LLP, special counsel for the Obligors and (y) Simpson Thacher & Bartlett LLP, regulatory counsel for the Borrower, each in form and substance reasonably satisfactory to the Administrative Agent and covering such matters as the Administrative Agent may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders, the Administrative Agent and the Collateral Agent).

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(iv) Corporate Documents. A certificate of the secretary or assistant secretary of each Obligor, dated the Restatement Effective Date, certifying that attached thereto are (v) true and complete copies of the organizational documents of each Obligor certified as of a recent date by the appropriate governmental official, (w) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party, (x) true and complete resolutions of the Board of Directors of each Obligor approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Restatement Effective Date and, in the case of the Borrower, authorizing the borrowings hereunder, and that such resolutions are in full force and effect without modification or amendment, (y) a good standing certificate from the applicable Governmental Authority of each Obligor’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Restatement Effective Date, and (z) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(v) Officer’s Certificate. A certificate, dated the Restatement Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in Sections 4.01(e) and (h) and Sections 4.02 (a), (b), (c) and (d).

(b) Liens. The Administrative Agent shall have received results of a recent lien search in each relevant jurisdiction with respect to the Obligors, confirming the priority of the Liens in favor of the Collateral Agent created pursuant to the Security Documents and revealing no liens on any of the assets of the Obligors except for Liens permitted under Section 6.02 or Liens to be discharged on or prior to the Restatement Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent. All UCC financing statements, control agreements, stock certificates and other documents or instruments required to be filed or executed and delivered in order to create in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a first-priority perfected (subject to Eligible Liens) security interest in the Collateral (to the extent that such a security interest may be perfected by filing, possession or control under the Uniform Commercial Code) shall have been properly filed (or provided to the Administrative Agent) or executed and delivered in each jurisdiction required.

(c) Financial Statements. The Administrative Agent and the Lenders shall have received, prior to the execution of this Agreement, (i) the audited consolidated statements of assets and liabilities and the related audited consolidated statements of operations, audited consolidated statements of changes in net assets, audited consolidated statements of cash flows and related audited consolidated schedule of investments of the Borrower and its consolidated Subsidiaries as of and for the fiscal year ended September 30, 2018, and (ii) the consolidated statements of assets and liabilities and the related consolidated statements of operations, consolidated statements of changes in net assets, consolidated statements of cash flows and related consolidated schedule of investments of the Borrower and its

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consolidated Subsidiaries as of and for the fiscal quarter ended December 31, 2018, in each case, certified in writing by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. The Administrative Agent and the Lenders shall have received any other financial statements of the Borrower and its Subsidiaries as they shall have reasonably requested.

(d) Consents. The Borrower shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings (other than any filing required under the Exchange Act or the rules or regulations promulgated thereunder, including any filing required on Form 8-K) required to be made or obtained by the Borrower and all guarantors in connection with the Transactions and any other evidence reasonably requested by, and reasonably satisfactory to, the Administrative Agent as to compliance with all material legal and regulatory requirements applicable to the Obligors, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding the Transactions or any transaction being financed with the proceeds of the Loans shall be ongoing.

(e) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or, to the knowledge of the Borrower, threatened in writing in any court or before any arbitrator or Governmental Authority (including any SEC investigation) that relates to the Transactions or that could reasonably be expected to have a Material Adverse Effect.

(f) Solvency Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a solvency certificate of a Financial Officer of the Borrower dated as of the Restatement Effective Date and addressed to the Administrative Agent and the Lenders, and in form, scope and substance reasonably satisfactory to Administrative Agent, with appropriate attachments and demonstrating that both before and after giving effect to the Transactions, (a) the Borrower will be Solvent on an unconsolidated basis and (b) each Obligor will be Solvent on a consolidated basis with the other Obligors.

(g) Due Diligence. All customary confirmatory due diligence on the Borrower and its Subsidiaries shall have been completed by the Administrative Agent and the Lenders and the results of such due diligence shall be satisfactory to the Administrative Agent and the Lenders. No information shall have become available which the Administrative Agent reasonably believes has had, or could reasonably be expected to have, a Material Adverse Effect.

(h) Default. No Default or Event of Default shall have occurred and be continuing under this Agreement, nor any default or event of default that permits (or which upon notice, lapse of time or both, would permit) the acceleration of any Material Indebtedness, immediately before and after giving effect to the Transactions, any incurrence of Indebtedness hereunder and the use of the proceeds hereof.

(i) USA PATRIOT Act. The Administrative Agent and each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, as requested by the Administrative Agent or any Lender.

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(j) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate dated as of the Restatement Effective Date, showing a calculation of the Borrowing Base (using valuation procedures consistent with those set forth in Section 5.13 of the Existing Credit Agreement) as of the date immediately prior to the Restatement Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.

(k) [Reserved].

(l) Beneficial Ownership Regulation. The Administrative Agent and the Lenders shall have received, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, prior to the Restatement Effective Date, a Beneficial Ownership Certification.

(m) Fees and Expenses. The Borrower shall have paid in full to the Administrative Agent, the Joint Lead Arrangers and the Lenders all fees and expenses (including reasonable legal fees to the extent invoiced) related to or payable under this Agreement and under any fee letters in connection with this Agreement and the other Loan Documents, in each case, owing on or prior to the Restatement Effective Date, including any up-front fee due to any Lender on or prior to the Restatement Effective Date.

(n) Other Documents. The Administrative Agent shall have received such other documents, instruments, certificates, opinions and information as the Administrative Agent may reasonably request or require in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4.02. Conditions to Each Credit Event. The obligation of each Lender to make any Loan, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, including in each case any such extensions of credit on the Restatement Effective Date and the Amendment No. ~~6~~7 Effective Date, is additionally subject to the satisfaction of the following conditions:

(a) the representations and warranties of the Obligors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(b) at the time of and immediately after giving effect to such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing or would result from such extension of credit after giving effect thereto and to the use of proceeds thereof on a pro forma basis;

(c) no Borrowing Base Deficiency shall exist at the time of and immediately after giving effect to such extension of credit;

(d) after giving effect to such extension of credit, the Borrower shall be in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e); and

(e) the proposed date of such extension of credit shall take place during the applicable Availability Period.

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Each Borrowing, and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender (provided that, the Administrative Agent shall not be required to distribute any document or report to any Lender to the extent such distribution would cause the Administrative Agent to breach or violate any agreement that it has with another Person (including any non-reliance or non-disclosure letter with any Approved Third-Party Appraiser)):

(a) within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending September 30, 2017), the audited consolidated statements of assets and liabilities and the related audited consolidated statements of operations, audited consolidated statements of changes in net assets, audited consolidated statements of cash flows and related audited consolidated schedule of investments of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (to the extent full fiscal year information is available), all reported on by PricewaterhouseCoopers or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (which report shall be unqualified as to going concern and scope of audit and shall not contain any explanatory paragraph or paragraph of emphasis with respect to going concern); provided that the requirements set forth in this clause (a) may be fulfilled by providing to the Administrative Agent for distribution to each Lender the report filed by the Borrower with the SEC on Form 10-K for the applicable fiscal year;

(b) within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending December 31, 2017), the consolidated statements of assets and liabilities and the related consolidated statements of operations, consolidated statements of changes in net assets, consolidated statements of cash flows and related consolidated schedule of investments of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the statement of assets and liabilities, as of the end of) the corresponding period or periods of the previous fiscal year (to the extent such information is available for the previous fiscal year), all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that the requirements set forth in this clause (b) may be fulfilled by providing to the Administrative Agent for distribution to each Lender the report filed by the Borrower with the SEC on Form 10-Q for the applicable quarterly period;

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(c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) to the extent the requirements in clauses (a) and (b) of this Section are not fulfilled by the Borrower delivering the applicable report delivered to (or filed with) the SEC, certifying that such statements are consistent with the financial statements filed by the Borrower with the SEC, (ii) certifying as to whether the Borrower has knowledge that a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations (which reconcile to the financial statements) demonstrating compliance with Sections 6.01(b), 6.01(c), 6.01(d), 6.01(h), 6.01(k), 6.03(e), 6.03(i), 6.04(k), 6.05(b), 6.07 and 6.13, (iv) stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the Original Effective Date (but only if the Borrower has not previously reported such change to the Administrative Agent) and, if any such change has occurred (and has not been previously reported to the Administrative Agent), specifying the effect of such change on the financial statements accompanying such certificate and (v) attaching a list of Subsidiaries and Immaterial Subsidiaries as of the date of delivery of such certificate or a confirmation that there is no change in such information since the date of the last such list;

(d) as soon as available and in any event not later than the last Business Day of the next succeeding month after the end of each monthly accounting period (ending on the last day of each calendar month) of the Borrower and its Subsidiaries, commencing with the monthly accounting period ending November 30, 2017, a Borrowing Base Certificate as of the last day of such accounting period (which Borrowing Base Certificate shall include: an Excel schedule containing information substantially similar to the information included on the Excel schedule included in the Borrowing Base Certificate delivered to the Administrative Agent on the Amendment No.  ~~6~~7 Effective Date);

(e) promptly but no later than two Business Days after any Financial Officer of the Borrower shall at any time have knowledge (based upon facts and circumstances known to him) that there is a Borrowing Base Deficiency, a Borrowing Base Certificate as at the date such Financial Officer has knowledge of such Borrowing Base Deficiency indicating the amount of the Borrowing Base Deficiency as at the date such Financial Officer obtained knowledge of such deficiency and the amount of the Borrowing Base Deficiency as of the date not earlier than two Business Days prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph;

(f) promptly upon receipt thereof copies of all significant and non-routine written reports submitted to the management or Board of Directors of the Borrower by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Subsidiaries delivered by such accountants to the management or Board of Directors of the Borrower (other than the periodic reports that the Borrower’s independent auditors provide, in the ordinary course, to the audit committee of the Borrower’s Board of Directors);

(g) to the extent not previously delivered, within 45 days after the end of each fiscal quarter of the Borrower, all final internal and external valuation reports relating to the Eligible Portfolio Investments (including all valuation reports delivered by an Approved Third-Party Appraiser in connection with the quarterly appraisals of Unquoted Investments in accordance with Section 5.12(b)(ii)(B)) and a summary of any applicable internal underwriting memoranda for all Eligible Portfolio Investments included in such valuation reports, and any other information relating to the Eligible Portfolio Investments as reasonably requested by the Administrative Agent or any Lender;

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(h) to the extent not otherwise provided by each Custodian, within thirty (30) days after the end of each month, full, correct and complete updated copies of custody reports (including, to the extent available, (i) activity reports with respect to Cash and Cash Equivalents included in the calculation of the Borrowing Base, (ii) an itemized list of each account and the amounts therein with respect to Cash and Cash Equivalents included in the calculation of the Borrowing Base and (iii) an itemized list of each Portfolio Investment held in any Custodian Account owned by the Borrower or any Subsidiary) reflecting all assets being held in any Custodian Account owned by the Borrower or any of its Subsidiaries or otherwise subject to any Custodian Agreement;

(i) within 45 days after the end of each fiscal quarter of the Borrower a certificate of a Financial Officer of the Borrower certifying that attached thereto is a complete and correct description of all Portfolio Investments as of the date thereof, including, with respect to each such Portfolio Investment, the name of the Borrower or Subsidiary holding such Portfolio Investment and the amounts held by each;

(j) to the extent such information is not otherwise available in the financial statements delivered pursuant to clause (a) or (b) of this Section, upon the reasonable request of the Administrative Agent, within five (5) Business Days of the due date set forth in clause (a) or (b) of this Section for any quarterly or annual financial statements, as the case may be, a schedule prepared in accordance with GAAP setting forth in reasonable detail with respect to each Portfolio Investment where there has been a realized gain or loss in the most recently completed fiscal quarter, (i) the cost basis of such Portfolio Investment, (ii) the realized gain or loss associated with such Portfolio Investment, (iii) the associated reversal of any previously unrealized gains or losses associated with such Portfolio Investment, (iv) the proceeds received with respect to such Portfolio Investment representing repayments of principal during the most recently ended fiscal quarter, and (v) any other amounts received with respect to such Portfolio Investment representing exit fees or prepayment penalties during the most recently ended fiscal quarter;

(k) any change in the information provided in any Beneficial Ownership Certification delivered to a Lender that would result in a change to the list of beneficial owners identified in such certificate;

(l) information and documentation requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and

(m) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Obligor or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02. Notices of Material Events. Upon the Borrower becoming aware of any of the following, the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default or Event of Default;

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(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development (excluding matters of a general economic, financial of political nature to the extent that they could not reasonably be expected to have a disproportionate effect on the Borrower) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities and material contractual obligations, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar business, operating in the same or similar locations (including, without limitation, directors and officers liability insurance) and (c) after the reasonable request of the Administrative Agent, promptly deliver to the Administrative Agent any certificate or certificates from the Borrower’s insurance broker or other documentary evidence, in each case, demonstrating the effectiveness of, or any changes to, such insurance.

SECTION 5.06. Books and Records; Inspection and Audit Rights.

(a) Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep, or cause to be kept, books of record and account in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice to the Borrower, at the sole expense of the Borrower, to (i) visit and inspect its properties during normal business hours, to examine

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and make extracts from its books and records, and (ii) discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, in each case to the extent such information can be provided or discussed without violation of law, rule or regulation (it being understood that the Obligors will use their commercially reasonable efforts to be able to provide such information not in violation of law, rule or regulation); provided that the Borrower or such Subsidiary shall be entitled to have its representatives and advisors present during any inspection of its books and records; provided, further, that the Borrower shall not be required to pay for more than two (2) such visits and inspections in any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent visits and inspections during such calendar year.

(b) Audit Rights. The Borrower will, and will cause each of its Subsidiaries (other than Financing Subsidiaries) to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base and the assets included in the Borrowing Base (including, for clarity, audits of any Agency Accounts, funds transfers and custody procedures), all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable, documented out-of-pocket fees and expenses of representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided that the Borrower shall not be required to pay such fees and expenses for more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent evaluation or appraisal during such calendar year. The Borrower also agrees to modify or adjust the computation of the Borrowing Base and/or the assets included in the Borrowing Base, to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal indicating that such computation or inclusion of assets is not consistent with the terms of this Agreement, provided that if the Borrower demonstrates that such evaluation or appraisal is incorrect, the Borrower shall be permitted to re-adjust its computation of the Borrowing Base.

(c) Notwithstanding the foregoing, nothing contained in this Section 5.06 shall impair or affect the rights of the Administrative Agent under Section 5.12(b)(ii) in any respect.

SECTION 5.07. Compliance with Laws and Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including the Investment Company Act (if applicable to such Person), and orders of any Governmental Authority applicable to it (including rules, regulations and orders issued by the SEC) or its property and all indentures, agreements and other instruments, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Policies and procedures will be maintained and enforced by or on behalf of the Borrower that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Borrower, by the Borrower and each of its Subsidiaries and, when acting on behalf of the Borrower or any of its Subsidiaries, their respective directors, officers, employees and agents with any applicable Anti-Corruption Laws and applicable Sanctions, in each case, giving due regard to the nature of such Person’s business and activities. The Borrower will, and will cause each of its Subsidiaries to, act in accordance with their respective Organization Documents in all material respects.

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SECTION 5.08. Certain Obligations Respecting Subsidiaries; Further Assurances.

(a) Subsidiary Guarantors.

(i) In the event that (1) the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than a Financing Subsidiary, a CFC, an Immaterial Subsidiary or a Transparent Subsidiary), or any other Person shall become a “Subsidiary” within the meaning of the definition thereof (other than a Financing Subsidiary, a CFC, an Immaterial Subsidiary or a Transparent Subsidiary); (2) any Structured Subsidiary shall no longer constitute a “Structured Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08); (3) any SBIC Subsidiary shall no longer constitute an “SBIC Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08); (4) any CFC shall no longer constitute a “CFC” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08); (5) any Transparent Subsidiary shall no longer constitute a “Transparent Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08); or (6) any Immaterial Subsidiary shall no longer constitute an “Immaterial Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08), the Borrower will, in each case, on or before thirty (30) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) following such Person becoming a Subsidiary or such Financing Subsidiary, CFC, Transparent Subsidiary or Immaterial Subsidiary, as the case may be, no longer qualifying as such, cause such new Subsidiary or former Financing Subsidiary, former CFC, former Transparent Subsidiary or former Immaterial Subsidiary, as the case may be, to become a “Subsidiary Guarantor” (and, thereby, an “Obligor”) under the Guarantee and Security Agreement pursuant to a Guarantee Assumption Agreement and to deliver such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Section 4.01 (as in effect on the Original Effective Date) on the Original Effective Date and as the Administrative Agent shall have reasonably requested.

(ii) The Borrower acknowledges that the Administrative Agent and the Lenders have agreed to exclude each Structured Subsidiary, each SBIC Subsidiary, each CFC, each Transparent Subsidiary and each Immaterial Subsidiary as an Obligor only for so long as such Person qualifies as a “Structured Subsidiary”, “SBIC Subsidiary”, “CFC”, “Transparent Subsidiary” or “Immaterial Subsidiary”, respectively, pursuant to the definition thereof, and thereafter such Person shall no longer constitute a “Structured Subsidiary”, “SBIC Subsidiary”, “CFC”, “Transparent Subsidiary” or “Immaterial Subsidiary”, as applicable, for any purpose of this Agreement or any other Loan Document.

(iii) For the avoidance of doubt, within thirty (30) days of the OCSI Merger Date (or such longer period as may be agreed to by the Administrative Agent in its sole discretion), the Borrower and any subsidiary of OCSI becoming a Subsidiary of the Borrower substantially concurrently with the OCSI Merger shall have complied with the requirements of this Section 5.08(a) as if it were a new Subsidiary as of the OCSI Merger Date.

(b) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a direct or indirect wholly owned Subsidiary; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.04, so long as after giving effect to such permitted transaction each of the remaining Subsidiaries is a direct or indirect wholly owned Subsidiary.

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(c) Further Assurances. The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Subsidiary Guarantors, to:

(i) take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Collateral Agent for the benefit of the Lenders (and any affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower) and the holders of any Secured Longer-Term Indebtedness, perfected first-priority security interests and Liens in the Collateral; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents;

(ii) with respect to each deposit account or securities account of the Obligors (other than (A) any such account that is maintained by the Borrower in its capacity as “servicer” for a Financing Subsidiary or any Agency Account, (B) any such accounts which hold solely money or financial assets of a Financing Subsidiary, (C) any payroll account so long as such payroll account is coded as such, (D) withholding tax and fiduciary accounts or any trust account maintained solely on behalf of a Portfolio Investment, (E) any checking account of the Obligors in which the aggregate value of deposits therein, together with all other such accounts under this clause (E), does not at any time exceed $1,000,000, provided that Borrower will, and will cause each of its Subsidiary Guarantors to, use commercially reasonable efforts to obtain control agreements governing any such account in this clause (E), (F) any account in which the aggregate value of deposits therein, together with all other such accounts under this clause (F), does not at any time exceed $75,000, and (G) to the extent constituting a Lien permitted under Section 6.02(g), any account exclusively holding cash collateral posted, transferred or pledged to a counterparty under a Hedging Agreement pursuant to the terms of such Hedging Agreement; provided, that, in the case of this clause (G), in no event shall the cash and proceeds deposited in such account be included in the Borrowing Base; provided further, that, in the case of each of the foregoing clauses (A) through (F), no other Person (other than the depository institution at which such account is maintained) shall have “control” (within the meaning of the Uniform Commercial Code) over such account, cause each bank or securities intermediary (within the meaning of the Uniform Commercial Code)) to enter into such arrangements with the Collateral Agent as shall be appropriate in order that the Collateral Agent has “control” (within the meaning of the Uniform Commercial Code) over each such deposit account or securities account (each, a “Control Account”) and in that connection, the Borrower agrees, subject to Sections 5.08(c)(iv) and (v) below, to cause all cash and other proceeds of Portfolio Investments received by any Obligor to be immediately deposited into a Control Account (or otherwise delivered to, or registered in the name of, the Collateral Agent) and, both prior to and following such deposit, delivery or registration such cash and other proceeds shall be held in trust by the Borrower for the benefit and as the property of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor or any other Person (including with any money or financial assets of the Borrower in its capacity as “servicer” for a Structured Subsidiary, or any money or financial assets of a Structured Subsidiary, or any money or financial assets of the Borrower in its capacity as an “agent” or “administrative agent” for any other Credit Facility Loans subject to Section 5.08(c)(v) below);

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(iii) cause the Financing Subsidiaries to execute and deliver to the Administrative Agent such certificates and agreements, in form and substance reasonably satisfactory to the Administrative Agent, as it shall determine are necessary to confirm that such Financing Subsidiary qualifies or continues to qualify as a “Structured Subsidiary” or an “SBIC Subsidiary”, as applicable, pursuant to the definitions thereof;

(iv) in the case of any Portfolio Investment consisting of a Credit Facility Loan that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents and a Financing Subsidiary holds any interest in the loans or other extensions of credit under such loan documents, (x) not permit such Financing Subsidiary to have a participation acquired from an Obligor in such underlying loan documents and the extensions of credit thereunder or any other indirect interest therein acquired from an Obligor; and (y) ensure that, subject to Section 5.08(c)(v) below, all amounts owing to any Obligor by the underlying borrower or other obligated party are remitted by such borrower or obligated party (or the applicable administrative agents, collateral agents or equivalent Person) directly to a Custodian Account and no other amounts owing by such underlying borrower or obligated party are remitted to such Custodian Account;

(v) in the event that any Obligor is acting as an agent or administrative agent under any loan documents with respect to any Credit Facility Loan (or is acting in an analogous agency capacity under any agreement related to any Portfolio Investment) and such Obligor does not hold all of the credit extended to the underlying borrower or issuer under the relevant underlying loan documents or other agreements, ensure that (1) all funds held by such Obligor in such capacity as agent or administrative agent are segregated from all other funds of such Obligor and clearly identified as being held in an agency capacity (an “Agency Account”); (2) all amounts owing on account of such Credit Facility Loan or Portfolio Investment by the underlying borrower or other obligated party are remitted by such borrower or obligated party to either (A) such Agency Account or (B) directly to an account in the name of the underlying lender to whom such amounts are owed (for the avoidance of doubt, no funds representing amounts owing to more than one underlying lender may be remitted to any single account other than the Agency Account); and (3) within two (2) Business Days after receipt of such funds, such Obligor acting in its capacity as agent or administrative agent shall distribute any such funds belonging to any Obligor to a Custodian Account (provided that if any distribution referred to in this clause (v) is not permitted by applicable bankruptcy law to be made within such two (2) Business Day period as a result of the bankruptcy of the underlying borrower, such Obligor shall use commercially reasonable efforts to obtain permission to make such distribution and shall make such distribution as soon as legally permitted to do so); and

(vi) in the case of any Portfolio Investment held by any Financing Subsidiary, including any cash collection related thereto, ensure that such Portfolio Investment shall not be held in any Custodian Account, or any other account of any Obligor.

SECTION 5.09. Use of Proceeds. The Borrower will use the proceeds of the Loans and the issuances of Letters of Credit only for general corporate purposes of the Borrower and its Subsidiaries (other than Financing Subsidiaries except as expressly permitted under Section 6.03(e) or 6.03(i)) in the ordinary course of business, including making distributions not prohibited by this Agreement and the acquisition and funding (either directly or indirectly as permitted hereunder) of leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common

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stock and other Investments, in each case to the extent otherwise permitted hereunder; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan will be used in violation of applicable law, rule or regulation or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock. On the Amendment No.  ~~6~~7 Effective Date, the first day (if any) an Obligor acquires any Margin Stock and at any other time requested by the Administrative Agent or any Lender, the Borrower shall furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock (within the meaning of Regulation U), or with the proceeds of equity capital of the Borrower. No Obligor will directly or knowingly indirectly use the proceeds of the Loans or otherwise make available such proceeds (I) to any Person for the purpose of financing the activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any Sanctions, or in any other manner that would result in a violation of Sanctions by any party to this Agreement or (II) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws. For the avoidance of doubt, Letters of Credit may be issued to support obligations of any Portfolio Company; provided that the underlying obligations of such Portfolio Company to the applicable Obligors in respect of such Letters of Credit shall not be included in the Borrowing Base.

SECTION 5.10. Status of RIC and BDC. The Borrower shall at all times maintain its status as a “business development company” under the Investment Company Act and as a RIC under the Code.

SECTION 5.11. Investment Policies. The Borrower shall at all times be in compliance in all material respects with its Investment Policies and its Valuation Policy.

SECTION 5.12. Portfolio Valuation and Diversification Etc.

(a) Industry Classification Groups. For purposes of this Agreement, the Borrower shall assign each Eligible Portfolio Investment to an Industry Classification Group as reasonably determined by the Borrower. To the extent that the Borrower reasonably determines that any Eligible Portfolio Investment is not correlated with the risks of other Eligible Portfolio Investments in an Industry Classification Group, such Eligible Portfolio Investment may be assigned by the Borrower to an Industry Classification Group that is more closely correlated to such Eligible Portfolio Investment.

(b) Portfolio Valuation Etc.

(i) Settlement-Date Basis. For purposes of this Agreement and the other Loan Documents, all determinations of whether a Portfolio Investment is an Eligible Portfolio Investment shall be determined on a Settlement-Date Basis, provided that no such investment shall be included as an Eligible Portfolio Investment to the extent it has not been paid for in full.

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(ii) Determination of Values. The Borrower will conduct reviews of the value to be assigned to each of its Eligible Portfolio Investments as follows:

(A) Quoted Investments External Review. With respect to Eligible Portfolio Investments (including Cash Equivalents) traded in an active and orderly market for which market quotations are readily available (“Quoted Investments”), the Borrower shall, not less frequently than once each calendar week, determine the market value of such Quoted Investments which shall, in each case, be determined in accordance with one of the following methodologies as selected by the Borrower (each such value, an “External Quoted Value”):

(w) in the case of public and 144A securities, the average of the most recent mid-prices as determined by at least two Approved Dealers selected by the Borrower or an Approved Pricing Service with respect to such public and 144A securities,

(x) in the case of Credit Facility Loans, the average of the most recent mid-prices as determined by at least two Approved Dealers selected by the Borrower or an Approved Pricing Service with respect to such Credit Facility Loans,

(y) in the case of any Quoted Investment traded on an exchange, the closing price for such Eligible Portfolio Investment most recently posted on such exchange, and

(z) in the case of any other Quoted Investment, the fair market value thereof as determined by an Approved Pricing Service; and

(B) Unquoted Investments External Review. With respect to Eligible Portfolio Investments for which market quotations are not readily available (“Unquoted Investments”):

(x) Commencing with the quarter ending December 31, 2017, and for each calendar quarter thereafter (or such other dates as are reasonably agreed by the Borrower and the Administrative Agent (provided that such testing dates shall occur not less than quarterly), each an “IVP Testing Date”), the Administrative Agent through an Independent Valuation Provider will, solely for purposes of determining the Borrowing Base, test the values as of such IVP Testing Date of those Unquoted Investments that are Portfolio Investments included in the Borrowing Base selected by the Administrative Agent (such selected assets, the “IVP Tested Assets” and such value, the “IVP External Unquoted Value”); provided, that the fair value of such Portfolio Investments tested by the Independent Valuation Provider as of any IVP Testing Date shall be approximately 25% (but in no event shall exceed 30%) of the aggregate value of the Unquoted Investments owned by the Obligors included in the Borrowing Base (the determination of fair value for such percentage thresholds shall be based off of the last determination of value of the Portfolio Investments pursuant to this Section 5.12); provided, further, that the Administrative Agent shall provide written notice to the Borrower, setting forth a description of which Unquoted Investments shall be IVP Tested Assets as of such IVP Testing Date, not later than 15 days prior to the IVP Testing Date (or such later date as agreed to between the Administrative Agent and the Borrower). For the avoidance of doubt, Unquoted Investments that are part of the Collateral but not included in the Borrowing Base shall not be subject to testing under this Section 5.12(b)(ii)(B)(x).

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(y) The Borrower shall value Unquoted Investments as of each IVP Testing Date in a manner consistent with its “Valuation Policy”, as the same may be amended, supplemented, waived or otherwise modified from time to time consistent with standard industry practice and in a manner not prohibited by this Agreement (the “Valuation Policy”). The Borrower shall request an Approved Third-Party Appraiser to assist the Board of Directors of the Borrower or the valuation designee appointed by the Board of Directors of the Borrower, as applicable, in determining the fair market value of certain of the Unquoted Investments in the Borrowing Base that are not IVP Tested Assets as of each IVP Testing Date selected by the Borrower (such assets, the “Borrower Tested Assets” and such value, the “Borrower External Unquoted Value”). The fair value of such Portfolio Investments tested by the Approved Third-Party Appraiser as of any IVP Testing Date shall not be less than 35% of the aggregate value of the Eligible Portfolio Investments owned by the Obligors included in the Borrowing Base (the determination of fair value for such 35% threshold shall be based off of the last determination of the value of the Portfolio Investments pursuant to this Section 5.12), as of each IVP Testing Date, such assistance each quarter to include providing the Directing Body of the Borrower (with a copy to the Administrative Agent) with a written independent valuation report.

(C) Internal Review. The Borrower shall conduct internal reviews to determine the value of all Eligible Portfolio Investments in accordance with its Valuation Policy at least once each calendar quarter, and shall conduct internal reviews with respect to the Eligible Portfolio Investments at least once each calendar week for the purpose of reviewing and discussing the Borrower’s asset portfolio (including any known changes to the performance or value of any Investment to the extent the Borrower determines that the value of any such Portfolio Investment should be updated) (each such value established pursuant to this clause (C), an “Internal Value”).

(D) Credit Agreement Value of Quoted Investments. Subject to clause (G) of this Section 5.12(b)(ii), the “Value” of each Quoted Investment for all purposes of this Agreement shall be the lowest of (1) the Internal Value of such Quoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C), (2) the External Quoted Value of such Quoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(A) and (3) the par or face value of such Quoted Investment.

(E) Credit Agreement Value of Unquoted Investments. Subject to clause (G) of this Section 5.12(b)(ii) and, as applicable, Section 5.12(b)(iii),

(x) if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls below the range of the Applicable External Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the Internal Value and (ii) the par or face value of such Unquoted Investment;

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(y) (i) if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls above the range of the Borrower External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B) (and the Applicable External Value of such Unquoted Investment is such Borrower External Unquoted Value), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the midpoint of the range of the Borrower External Unquoted Value and (ii) the par or face value of such Unquoted Investment.

(ii) if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls more than 5% above the midpoint of the range of the IVP External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B) (and the Applicable External Value of such Unquoted Investment is such IVP External Unquoted Value), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the midpoint of the range of the IVP External Unquoted Value and (ii) the par or face value of such Unquoted Investment; and

(z) if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) is within the range of the Borrower External Unquoted Value of such Unquoted Investment (and the Applicable External Value of such Unquoted Investment is such Borrower External Unquoted Value), or within the range of or not more than 5% above the midpoint of the range of the IVP External Unquoted Value of such Unquoted Investment (and the Applicable External Value of such Unquoted Investment is such IVP External Unquoted Value), in each case as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the Internal Value and (ii) the par or face value of such Unquoted Investment, except that:

(1) with respect to an Unquoted Investment for which the most recent Borrower External Unquoted Value is the Applicable External Value, if the difference between the highest and lowest Borrower External Unquoted Value in such range exceeds an amount equal to 6% of the midpoint of such range, the “Value” of such Unquoted Investment shall instead be deemed to be the lowest of (i) the lowest Borrower External Unquoted Value in such range, (ii) the Internal Value determined pursuant to Section 5.12(b)(ii)(C), and (iii) the par or face value of such Unquoted Investment; and

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(2) if an Applicable External Value with respect to an Unquoted Investment has not been obtained, the “Value” of such Unquoted Investment shall be deemed to be equal to the lowest of (i) the Internal Value of such Unquoted Investment as determined by the Borrower pursuant to Section 5.12(b)(ii)(C), (ii) the cost of such Unquoted Investment, until such time as the External Unquoted Value of such Unquoted Investment is determined in accordance with Section 5.12(b)(ii)(B) as at the IVP Testing Date; and (iii) the par or face value of such Unquoted Investment.

(F) Actions Upon a Borrowing Base Deficiency. If, based upon such weekly internal review, the Borrower determines that a Borrowing Base Deficiency exists, then the Borrower shall, promptly and in any event within two Business Days as provided in Section 5.01(e), deliver a Borrowing Base Certificate reflecting the new amount of the Borrowing Base and shall take the actions, and make prepayments (and, to the extent necessary, provide cover for Letters of Credit as contemplated by Section 2.04(k)), but only to the extent required by Section 2.09(b).

(G) Failure to Determine Values. If the Borrower shall fail to determine the value of any Eligible Portfolio Investment as at any date pursuant to the requirements (but subject to the exclusions) of the foregoing subclauses (A), (B), (C), (D) or (E) (or if the Administrative Agent shall fail to determine the value of any Eligible Portfolio Investment as described in the foregoing subclause (B) as a result of any action, inaction or lack of cooperation of the Borrower or any of its Affiliates), then the “Value” of such Eligible Portfolio Investment as at such date shall be deemed to be zero. Except as provided in the immediately preceding sentence, if the Administrative Agent shall fail to determine the value of any Eligible Portfolio Investment as at any date pursuant to clause (B)(x) (except as provided above), then the “Value” of such Eligible Portfolio Investment as at such date (subject to clause (iii) below) shall be the lower of (x) the Internal Value with respect to such Eligible Portfolio Investment and (y) the par or face value of such Eligible Portfolio Investment; provided, however, that if an Applicable External Value has been obtained with respect to such asset for any quarterly period preceding the current quarterly testing period, then the “Value” of such Eligible Portfolio Investment will be determined as provided in clause (E) above.

(H) [Intentionally omitted.]

(iii) Supplemental Testing of Values; Valuation Dispute Resolutions

Notwithstanding the foregoing, the Administrative Agent, individually or at the request of the Required Lenders, shall at any time have the right, solely for purposes of the Borrowing Base, to request in its reasonable discretion any Portfolio Investment included in the Borrowing Base with a value assigned by the Borrower (other than IVP Tested Assets as of the most recent IVP Testing Date) to be independently valued by an Independent Valuation Provider for purposes of the Borrowing Base. There shall be no limit on the number of such appraisals requested by the Administrative Agent in its reasonable discretion and, subject to Section 5.12(b)(iv)(C) below, the costs of any such valuation shall be at the expense of the Borrower. If (x) the value of any Borrower Tested Asset determined pursuant to Section 5.12(b)(ii) is less than the value determined by the

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Independent Valuation Provider pursuant to this clause, then the value determined pursuant to Section 5.12(b)(ii) shall continue to be used as the “Value” for purposes of this Agreement and (y) if the value of any Borrower Tested Asset determined pursuant to Section 5.12(b)(ii) is greater than the value determined by the Independent Valuation Provider and the difference between such values is (1) less than or equal to 5% of the value determined pursuant to Section 5.12(b)(ii), then the value determined pursuant to Section 5.12(b)(ii) shall become the “Value” of such Portfolio Investment, (2) greater than 5% and less than or equal to 20% of the value determined pursuant to Section 5.12(b)(ii), then the “Value” of such Portfolio Investment shall become the average of the value determined pursuant to Section 5.12(b)(ii) and the value determined by the Independent Valuation Provider, and (3) greater than 20% of the value determined pursuant to Section 5.12(b)(ii), then the Borrower and the Administrative Agent shall retain an additional third-party appraiser and, upon the completion of such appraisal, the “Value” of such Portfolio Investment shall become the average of the three valuations (with the average of the value of the Independent Valuation Provider and value determined pursuant to Section 5.12(b)(ii) to be used until the third value is obtained).

(iv) Generally Applicable Valuation Provisions

(A) The Value of any Portfolio Investment for which the Independent Valuation Provider’s value is used shall be the midpoint of the range (if any) determined by the Independent Valuation Provider. The Independent Valuation Provider shall apply a recognized valuation methodology that is commonly accepted in the Borrower’s industry for valuing Portfolio Investments of the type being valued and held by the Obligors. Other procedures relating to the valuation will be reasonably agreed upon by the Administrative Agent and the Borrower.

(B) All valuations shall be on a Settlement-Date Basis. For the avoidance of doubt, the value of any Portfolio Investments determined in accordance with any provision of this Section 5.12 shall be the Value of such Portfolio Investment for purposes of this Agreement until a new Value for such Portfolio Investment is subsequently determined in good faith in accordance with this Section 5.12.

(C) Subject to the last sentence of Section 9.03(a), the reasonable and documented out-of-pocket costs of any valuation reasonably incurred by the Administrative Agent under this Section 5.12 shall be at the expense of the Borrower; provided that the Borrower’s obligation to reimburse valuation costs incurred by the Administrative Agent under Section 5.12(b)(iii) shall under no circumstances be in excess of the IVP Supplemental Cap.

(D) The values determined by the Independent Valuation Provider shall be deemed to be “Information” hereunder and subject to Section 9.13 hereof.

(E) The Administrative Agent shall provide a copy of the final results of any valuation received by the Administrative Agent and performed by the Independent Valuation Provider or an Approved Third-Party Appraiser to any Lender within ten (10) Business Days after such Lender’s request, except to the extent that such recipient has not executed and delivered a non-reliance letter, confidentiality agreement or similar agreement requested or required by such Independent Valuation Provider or Approved Third-Party Appraiser, as applicable.

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(F) The foregoing valuation procedures shall only be required to be used for purposes of calculating the Borrowing Base and related concepts and shall not be required to be utilized by the Borrower for any other purpose, including, without limitation, the delivery of financial statements or valuations required under ASC820 or the Investment Company Act.

(G) The Independent Valuation Provider shall be instructed to conduct its tests in a manner not disruptive to the business of the Borrower in any material respect. The Administrative Agent shall notify the Borrower of its receipt of the written final results of any such test within ten (10) Business Days after its receipt thereof and shall provide a copy of such results and the related report to the Borrower within ten (10) Business Days after the Borrower’s request.

(c) Investment Company Diversification Requirements. The Borrower (together with its Subsidiaries to the extent required by the Investment Company Act) will at all times comply in all material respects with the portfolio diversification and similar requirements set forth in the Investment Company Act applicable to business development companies. The Borrower will at all times, subject to applicable grace periods set forth in the Code, comply with the portfolio diversification and similar requirements set forth in the Code applicable to RICs.

SECTION 5.13. Calculation of Borrowing Base. For purposes of this Agreement, the “Borrowing Base” shall be determined, as at any date of determination, as the sum of the products obtained by multiplying (x) the Value of each Eligible Portfolio Investment (excluding any Cash Collateral) by (y) the applicable Advance Rate; provided that:

(a) the Advance Rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety shall be 0% at any time when the Borrowing Base is composed entirely of Eligible Portfolio Investments issued by fewer than 20 different issuers;

(b) if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the Value of the Eligible Portfolio Investments issued by a single Portfolio Company exceeding 6% of the aggregate Value of all Eligible Portfolio Investments included in the Borrowing Base (for the avoidance of doubt, the calculation of Value for purposes of this subclause shall be made without taking into account any Advance Rate), shall be 50% of the otherwise applicable Advance Rate; (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the Value of the Eligible Portfolio Investments issued by a single Portfolio Company exceeding 5% of the aggregate Value of all Eligible Portfolio Investments included in the Borrowing Base (for the avoidance of doubt, the calculation of Value for purposes of this subclause shall be made without taking into account any Advance Rate), shall be 50% of the otherwise applicable Advance Rate; or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the Value of the Eligible Portfolio Investments issued by a single Portfolio Company exceeding 4% of the aggregate Value of all Eligible Portfolio Investments included in the Borrowing Base (for the avoidance of doubt, the calculation of Value for purposes of this subclause shall be made without taking into account any Advance Rate), shall be 50% of the otherwise applicable Advance Rate;

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(c) if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the Value of the Eligible Portfolio Investments issued by a single Portfolio Company exceeding 12% of the aggregate Value of all Eligible Portfolio Investments included in the Borrowing Base (for the avoidance of doubt, the calculation of Value for purposes of this subclause shall be made without taking into account any Advance Rate), shall be 0%; (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the Value of the Eligible Portfolio Investments issued by a single Portfolio Company exceeding 10% of the aggregate Value of all Eligible Portfolio Investments included in the Borrowing Base (for the avoidance of doubt, the calculation of Value for purposes of this subclause shall be made without taking into account any Advance Rate), shall be 0%; or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the Value of the Eligible Portfolio Investments issued by a single Portfolio Company exceeding 8% of the aggregate Value of all Eligible Portfolio Investments included in the Borrowing Base (for the avoidance of doubt, the calculation of Value for purposes of this subclause shall be made without taking into account any Advance Rate), shall be 0%;

(d) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Performing PIK Obligations or Performing DIP Loans shall not exceed 10% of the Borrowing Base;

(e) if, as of such date, the Relevant Asset Coverage Ratio is (A) (i) greater than or equal to 2.00:1.00 or (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00 and, with respect to this subclause (ii), the Borrowing Base (without giving effect to any adjustment required pursuant to this paragraph (e), the “Gross Borrowing Base”) is greater than or equal to 1.50 times the Senior Debt Amount, the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Senior Investments shall be at least 35% of the Borrowing Base; (B) less than 2.00:1.00 and greater than or equal to 1.75:1.00, and the Gross Borrowing Base is less than 1.50 times the Senior Debt Amount, the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Senior Investments shall be at least 60% of the Borrowing Base; or (C) less than 1.75:1.00, the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Senior Investments shall be at least (i) 50% of the Borrowing Base if the Gross Borrowing Base is greater than or equal to 1.50 times the Senior Debt Amount, and (ii) 75% of the Borrowing Base if the Gross Borrowing Base is less than 1.50 times the Senior Debt Amount;

(f) if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Performing High Yield Securities and Performing Mezzanine Investments shall not exceed 50% of the Borrowing Base; (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Performing High Yield Securities and Performing Mezzanine Investments shall not exceed 30% of the Borrowing Base; or (iii) less than 1.75:1.00, the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Performing High Yield Securities and Performing Mezzanine Investments shall not exceed 20% of the Borrowing Base;

(g) if, as of such date, the Relevant Asset Coverage Ratio is greater than or equal to 1.75:1.00, the portion of the Borrowing Base attributable to Eligible Portfolio Investments in the (i) Largest Industry Classification Group shall not exceed 25% of the Borrowing Base, (ii) Second Largest Industry Classification Group shall not exceed 20% of the Borrowing Base and (iii) the Third Largest Industry Classification Group shall not exceed 20% of the Borrowing Base;

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(h) if, as of such date, the Relevant Asset Coverage Ratio is less than 1.75:1.00, the portion of the Borrowing Base attributable to Eligible Portfolio Investments in each of the Industry Classification Groups that are part of the Largest Industry Classification Group, Second Largest Industry Classification Group and the Third Largest Industry Classification Group shall, in each case, not exceed 20% of the Borrowing Base;

(i) the portion of the Borrowing Base attributable to Eligible Portfolio Investments in any single Industry Classification Group (other than the Largest Industry Classification Group, the Second Largest Industry Classification Group and the Third Largest Industry Classification Group) shall, in each case, not exceed 15% of the Borrowing Base;

(j) the weighted average maturity (based on the fair value of such Eligible Portfolio Investments to the extent included in the Borrowing Base) of all Unquoted Investments that are Debt Eligible Portfolio Investments (excluding Long-Term U.S. Government Securities) shall not exceed 5 years;

(k) the portion of the Borrowing Base attributable to Unquoted Investments that are Debt Eligible Portfolio Investments (excluding Long-Term U.S. Government Securities) with a maturity greater than 7 years shall not exceed 20% of the Borrowing Base;

(l) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Affiliate Investments shall not exceed 10% of the Borrowing Base;

(m) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are investments in a Permitted Foreign Jurisdiction shall not exceed 20% of the Borrowing Base;

(n) [intentionally omitted];

(o) [intentionally omitted];

(p) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Performing Mezzanine Investments, Performing Second Lien Credit Facility Loans and Performing Subordinated Covenant-Lite Loans shall not exceed 50% of the Borrowing Base; provided, that the constraints contained in this paragraph (p) shall not apply at such time the Borrower obtains and for so long as the Borrower maintains a credit rating of at least BBB- from S&P (or equivalent rating from Moody’s or Fitch); and

(q) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Performing Mezzanine Investments shall not exceed 35% of the Borrowing Base; provided, that the constraints contained in this paragraph (q) shall not apply at such time the Borrower obtains and for so long as the Borrower maintains a credit rating of at least BBB- from S&P (or equivalent rating from Moody’s or Fitch).

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For all purposes of this Section 5.13, to the extent the Borrowing Base is required to be reduced to comply with this Section 5.13, the Borrower shall be permitted to choose the Eligible Portfolio Investments to be so removed to effect such reduction. For the avoidance of doubt, no Portfolio Investment shall be an Eligible Portfolio Investment unless, among the other requirements set forth in this Agreement, (i) such Investment is subject only to Eligible Liens, (ii) such Investment is Transferable and (iii) such Investment meets all of the other criteria set forth on Schedule 1.01(c) hereto. In addition, as used herein, the following terms have the following meanings:

“Advance Rate” means, as to any Eligible Portfolio Investment and subject to adjustment as provided above and as provided below based on the Relevant Asset Coverage Ratio as of such date, the following percentages with respect to such Eligible Portfolio Investment:

	Relevant Asset Coverage Ratio ≥ 2.00:1.00		2.00:1.00 > Relevant Asset Coverage Ratio ≥ 1.75:1.00		1.75:1.00 > Relevant Asset Coverage Ratio ≥ 1.50:1.00
Eligible Portfolio Investment	Quoted	Unquoted	Quoted	Unquoted	Quoted	Unquoted
Cash and Cash Equivalents	100%	n/a	100%	n/a	100%	n/a
Long-Term U.S. Government Securities	90%	n/a	90%	n/a	90%	n/a
Performing First Lien Credit Facility Loans	85%	75%	85%	75%	80%	70%
Performing Last Out Loans	75%	65%	70%	60%	60%	50%
Performing Second Lien Credit Facility Loans and Performing First Lien Covenant-Lite Loans	70%	60%	65%	55%	55%	45%
Performing High Yield Securities	65%	55%	60%	50%	50%	40%
Performing Mezzanine Investments and Performing Subordinated Covenant-Lite Loans	60%	50%	55%	45%	45%	35%
Performing PIK Obligations and Performing DIP Loans	50%	40%	45%	35%	40%	30%
Non-Performing Portfolio Investments	0%	0%	0%	0%	0%	0%

For the avoidance of doubt, the categories above are intended to be indicative of the traditional investment types. All determinations of whether a particular Portfolio Investment belongs to one category or another shall be made by the Borrower on a consistent basis with the foregoing. For example, a secured bank loan solely at a holding company, the only assets of which are the shares of an operating company, may constitute Mezzanine Investments, but would not ordinarily constitute a First Lien Credit Facility Loan.

“Affiliate Investment” means any Portfolio Investment in a Person in which either (i) the Borrower or any of its Subsidiaries owns or controls more than 10% of the equity interests or (ii) is controlled by the Borrower or any Subsidiary.

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“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of and any and all other Equity Interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“Cash” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Covenant-Lite Loan” means a Credit Facility Loan that does not require the Portfolio Company thereunder to comply with at least one financial maintenance covenant (including, without limitation, any covenant relating to a borrowing base, asset valuation or similar asset-based requirement), in each case, regardless of whether compliance with one or more incurrence covenants is otherwise required by such Credit Facility Loan.

“Credit Facility Loans” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded portion of revolving credit lines and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) that are generally provided under a syndicated loan or credit facility or pursuant to any loan agreement or other similar credit facility, whether or not syndicated.

“Debt Eligible Portfolio Investment” means an Eligible Portfolio Investment that is an Investment in Indebtedness.

“Defaulted Obligation” means any Investment in Indebtedness (a) as to which, (x) a default as to the payment of principal and/or interest has occurred and is continuing for a period of thirty two (32) consecutive days with respect to such Indebtedness (without regard to any grace period applicable thereto, or waiver thereof) or (y) a default not set forth in clause (x) has occurred and the holders of such Indebtedness have accelerated all or a portion of the principal amount thereof as a result of such default; (b) as to which a default as to the payment of principal and/or interest has occurred and is continuing for a period of thirty two (32) consecutive days with respect to another material debt obligation of the Portfolio Company under such Indebtedness which is senior or pari passu in right of payment to such Indebtedness (without regard to any grace period applicable thereto, or waiver thereof); (c) as to which the Portfolio Company under such Indebtedness or others have instituted proceedings to have such Portfolio Company adjudicated bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Portfolio Company has filed for protection under the United States Bankruptcy Code or under any foreign bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it (unless, in the case of clause (b) or (c), such Indebtedness is a DIP Loan, in which case it shall not be deemed to be a Defaulted Obligation under such clause); (d) as to which a default rate of interest has been and continues to be charged for more than 120 consecutive days, or foreclosure on collateral for such Indebtedness has been commenced and is being pursued by or on behalf of the holders thereof; (e) as to which any lender or agent thereunder has delivered written notice to the Portfolio Company declaring such Indebtedness in default or as to which any lender or agent thereunder otherwise exercises significant remedies following a default; or (f) that the Borrower has in its reasonable commercial judgment otherwise declared to be a Defaulted Obligation.

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“DIP Loan” means a Credit Facility Loan, whether revolving or term, that is originated after the commencement of a case under Chapter 11 of the Bankruptcy Code by a Portfolio Company, which is a debtor in possession as described in Section 1107 of the Bankruptcy Code or a debtor as defined in Section 101(13) of the Bankruptcy Code in such case (a “Debtor”) organized under the laws of the United States or any state therein and domiciled in the United States, and which satisfies the following criteria: (a) the DIP Loan is duly authorized by a final order of the applicable bankruptcy court or federal district court under the provisions of subsection (b), (c) or (d) of 11 U.S.C. Section 364; (b) the Debtor’s bankruptcy case is still pending as a case under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code and has not been dismissed or converted to a case under the provisions of Chapter 7 of Title 11 of the Bankruptcy Code; (c) the Debtor’s obligations under such loan have not been (i) disallowed, in whole or in part, or (ii) subordinated, in whole or in part, to the claims or interests of any other Person under the provisions of 11 U.S.C. Section 510; (d) the DIP Loan is secured and the Liens granted by the applicable bankruptcy court or federal district court in relation to the Loan have not been subordinated or junior to, or are pari passu with, in whole or in part, to the Liens of any other lender under the provisions of 11 U.S.C. Section 364(d) or otherwise; (e) the Debtor is not in default on its obligations under the loan; (f) neither the Debtor nor any party in interest has filed a Chapter 11 plan with the applicable federal bankruptcy or district court that, upon confirmation, would (i) disallow or subordinate the loan, in whole or in part, (ii) subordinate, in whole or in part, any Lien granted in connection with such loan, (iii) fail to provide for the repayment, in full and in cash, of the loan upon the effective date of such plan or (iv) otherwise impair, in any manner, the claim evidenced by the loan; (g) the DIP Loan is documented in a form that is commercially reasonable; (h) the DIP Loan shall not provide for more than 50% (or a higher percentage with the consent of the Required Lenders) of the proceeds of such loan to be used to repay prepetition obligations owing to all or some of the same lender(s) in a “roll-up” or similar transaction; (i) no portion of the DIP Loan is payable in consideration other than cash; and (j) no portion of the DIP Loan has been credit bid under Section 363(k) of the Bankruptcy Code or otherwise. For the purposes of this definition, an order is a “final order” if the applicable period for filing a motion to reconsider or notice of appeal in respect of a permanent order authorizing the Debtor to obtain credit has lapsed and no such motion or notice has been filed with the applicable bankruptcy court or federal district court or the clerk thereof.

“EBITDA” means the consolidated net income of the applicable Person (excluding extraordinary, unusual or non-recurring gains and extraordinary losses (to the extent excluded in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Eligible Portfolio Investment)) for the relevant period plus, without duplication, the following to the extent deducted in calculating such consolidated net income in the relevant agreement relating to the applicable Eligible Portfolio Investment for such period: (i) consolidated interest charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, and (iv) such other adjustments included in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Eligible Portfolio Investment, provided that such adjustments are usual and customary and substantially comparable to market terms for substantially similar debt of other similarly situated borrowers at the time such relevant agreements are entered into as reasonably determined in good faith by the Borrower.

“Eligible Liens” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Eligible Portfolio Investment” has the meaning assigned to such term in Section 1.01 of this Agreement.

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“First Lien Credit Facility Loan” means a Credit Facility Loan that is entitled to the benefit of a first lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof, and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings in such collateral; provided, however, that, in the case of accounts receivable and inventory (and the proceeds thereof), such lien and security interest may be second in priority to a Permitted Prior Working Capital Lien; and further provided that any portion (and only such portion) of such a Credit Facility Loan which has a total first lien debt to EBITDA ratio above 4.00 to 1.00 will have the Advance Rate of a Second Lien Credit Facility Loan applied to such portion. For the avoidance of doubt, in no event shall a First Lien Credit Facility Loan include a Last Out Loan or a Performing DIP Loan.

“Fixed Rate Portfolio Investment” means a Debt Eligible Portfolio Investment that bears interest at a fixed rate.

“Floating Rate Portfolio Investment” means a Debt Eligible Portfolio Investment that bears interest at a floating rate.

“High Yield Securities” means debt Securities, in each case (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) and (c) that are not Cash Equivalents, Mezzanine Investments (described under clause (i) of the definition thereof) or Credit Facility Loans.

“Last Out Loan” means, with respect to any Credit Facility Loan that is a term loan structured in a first out tranche and a last out tranche (with the first out tranche entitled to a lower interest rate but priority with respect to payments), that portion of such Credit Facility Loan that is the last out tranche; provided that:

(a) such last out tranche is entitled (along with the first out tranche) to the benefit of a first lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof (subject to customary exceptions), and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings (taking into account the payment priority of the first out tranche and subject to customary permitted liens as contemplated by the applicable Credit Facility Loan documents);

(b) the ratio of (x) the amount of the first out tranche to (y) EBITDA of the underlying obligor does not at any time exceed 2.25 to 1.00;

(c) such last out tranche (i) gives the holders of such last out tranche full enforcement rights during the existence of an event of default (subject to customary standstill and other customary limitations and exceptions, including if the holders of the first out tranche have previously exercised enforcement rights), (ii) shall have the same maturity date as the first out tranche, (iii) is entitled to the same representations, covenants and events of default as the holders of the first out tranche, and (iv) provides the holders of such last out tranche with customary protections (including consent rights with respect to (1) any increase of the principal balance of the first out tranche, (2) any increase of the margins (other than as a result of the imposition of default interest) applicable to the interest rates with respect to the first out tranche, (3) any reduction of the final maturity of the first out tranche, and (4) amending or waiving any provision in the underlying loan documents that is specific to the holders of such last out tranche); and

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(d) such first out tranche is not subject to multiple drawings (unless, at the time of such drawing and after giving effect thereto, the ratio referenced in clause (b) above is not exceeded).

For clarity, any last out loan that complies with subsection (a) above, but fails to qualify under any of (b), (c) and/or (d) above, shall be deemed a Second Lien Credit Facility Loan (to the extent it otherwise meets the definition of Second Lien Credit Facility Loan).

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than three months from the applicable date of determination.

“Mezzanine Investments” means (i) debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)) (a) issued by public or private Portfolio Companies, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same Portfolio Company and (ii) a Credit Facility Loan that is not a First Lien Credit Facility Loan, Last Out Loan, a Covenant-Lite Loan, a High Yield Security or Second Lien Credit Facility Loan.

“Non-Performing Portfolio Investment” means any Eligible Portfolio Investment that is not a Performing (as defined below) Eligible Portfolio Investment.

“Performing” means, with respect to any Eligible Portfolio Investment, that such Eligible Portfolio Investment (i) is not a Defaulted Obligation, (ii) other than with respect to DIP Loans, does not represent debt or Capital Stock of an issuer that has issued any Defaulted Obligation and (iii) is not on non-accrual (provided that for this clause (iii), any Eligible Portfolio Investment that is on “PIK non-accrual” may continue to be Performing for so long as such Eligible Portfolio Investment is not a PIK Obligation).

“Performing Covenant-Lite Loans” means Performing First Lien Covenant-Lite Loans or Performing Subordinated Covenant-Lite Loans.

“Performing DIP Loans” means funded DIP Loans that (a) are not PIK Obligations and (b) are not Defaulted Obligations.

“Performing First Lien Covenant-Lite Loans” means funded Covenant-Lite Loans that (a) are not PIK Obligations or DIP Loans, (b) are First Lien Credit Facility Loans, and (c) are Performing.

“Performing First Lien Credit Facility Loans” means funded First Lien Credit Facility Loans that (a) are not PIK Obligations, DIP Loans, Covenant-Lite Loans or Last Out Loans and (b) are Performing.

“Performing High Yield Securities” means funded High Yield Securities that (a) are not PIK Obligations or DIP Loans and (b) are Performing.

“Performing Last Out Loans” means funded Last Out Loans that (a) are not PIK Obligations, DIP Loans or Covenant-Lite Loans and (b) are Performing.

“Performing Mezzanine Investments” means funded Mezzanine Investments that (a) are not PIK Obligations, DIP Loans or Covenant-Lite Loans and (b) are Performing.

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“Performing PIK Obligations” means funded PIK Obligations that (a) are not DIP Loans and (b) are Performing.

“Performing Subordinated Covenant-Lite Loans” means funded Covenant-Lite Loans that (a) are not PIK Obligations, DIP Loans or Performing First Lien Covenant-Lite Loans and (b) are Performing.

“Performing Second Lien Credit Facility Loans” means funded Second Lien Credit Facility Loans that (a) are not PIK Obligations, DIP Loans, Covenant-Lite Loans or Last Out Loans and (b) are Performing.

“Permitted Foreign Jurisdiction” means Australia, Bermuda, Canada, Germany, Ireland, Luxembourg, New Zealand, Sweden, Switzerland, the Netherlands and the United Kingdom.

“Permitted Prior Working Capital Lien” means, with respect to a Portfolio Company that is a borrower under a Credit Facility Loan, a security interest to secure a working capital facility for such Portfolio Company in the accounts receivable and/or inventory (and the proceeds thereof) of such Portfolio Company and any of its subsidiaries that are guarantors of such working capital facility; provided that (i) such Credit Facility Loan has a second priority lien on such accounts receivable and/or inventory, as applicable (and the proceeds thereof), (ii) such working capital facility is not secured by any other assets (other than a second priority lien, subject to the first priority lien of the Credit Facility Loan on such other assets) and does not benefit from any standstill rights or other agreements (other than customary rights) with respect to any other assets and (iii) the maximum principal amount of such working capital facility is not at any time greater than 15% of the aggregate enterprise value of the Portfolio Company (as determined in accordance with the valuation methodology for determining the enterprise value of the applicable Portfolio Company as established by an Approved Third Party Appraiser).

“PIK Obligation” means an obligation that provides that any portion of the interest accrued for a specified period of time or until the maturity thereof is, or at the option of the obligor may be, added to the principal balance of such obligation or otherwise deferred and accrued rather than being paid in cash, provided that any such obligation shall not constitute a PIK Obligation if it (i) is a fixed rate obligation and requires payment of interest in cash on an at least quarterly basis at a rate of not less than 8% per annum or (ii) is not a fixed rate obligation and requires payment of interest in cash on an at least quarterly basis at a rate of not less than 4.5% per annum in excess of the applicable index.

“Restructured Investment” means, as of any date of determination, (a) any Portfolio Investment that has been a Defaulted Obligation within the past six months, or (b) any Portfolio Investment that has in the past six months been (x) on cash non-accrual, or (y) amended or subject to a deferral or waiver the effect of which is to (i) change the amount of previously required scheduled debt amortization (other than by reason of repayment thereof) or (ii) extend the tenor of previously required scheduled debt amortization, in each case such that the remaining weighted average life of such Portfolio Investment is extended by more than 20% and the reason for such amendment, deferral or waiver is related to the deterioration of the credit profile of the underlying borrower such that, in the absence of such amendment, deferral or waiver, it is reasonably expected by the Borrower that such underlying borrower either (x) will not be able to make any such previously required scheduled debt amortization payment or (y) is anticipated to incur a breach of a material financial covenant. A DIP Loan shall not be deemed to be a Restructured Investment, so long as it does not meet the conditions of the definition

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of Restructured Investment. An “exit” financing for an obligor that emerges from a case under Chapter 11 of the Bankruptcy Code in accordance with a Chapter 11 plan that has been duly confirmed by the federal bankruptcy court exercising jurisdiction over the obligor pursuant to a final non-appealable order and such “exit” financing has been duly approved by a final non-appealable order of the federal bankruptcy court exercising jurisdiction over the obligor in connection with the confirmed Chapter 11 plan of the obligor shall not be deemed to be a Restructured Investment, so long as such “exit” financing is a new facility and does not otherwise meet the conditions of the definition of Restructured Investment.

“Second Lien Credit Facility Loan” means a Credit Facility Loan (other than a First Lien Credit Facility Loan and a Last Out Loan) that is entitled to the benefit of a first and/or second lien and first and/or second priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Credit Facility Loans.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Senior Debt Amount” means, on any date, the greater of (i) the Covered Debt Amount and (ii) the Combined Debt Amount.

“Senior Investments” means Cash, Cash Equivalents, Long-Term U.S. Government Securities, Performing First Lien Credit Facility Loans and Quoted Investments that are Performing First Lien Covenant-Lite Loans.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within three months of the applicable date of determination.

“Structured Finance Obligation” means any obligation issued by a special purpose vehicle (or similar obligor) and secured directly by, referenced to, or representing ownership of or investment in, a pool of receivables or other financial assets of any obligor, including collateralized loan obligations, collateralized debt obligations and mortgage-backed securities, or any finance lease. For the avoidance of doubt, if an obligation satisfies this definition, such obligation (a) shall not qualify as any other category of Eligible Portfolio Investment and (b) shall not be included in the Borrowing Base.

“U.S. Government Securities” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Value” means, with respect to any Eligible Portfolio Investment, the value thereof determined for purposes of this Agreement in accordance with Section 5.12(b)(ii) or 5.12(b)(iii), as applicable.

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SECTION 5.14. Taxes. Each of the Borrower and its Subsidiaries will timely file or cause to be timely filed all U.S. federal, state and material local Tax returns that are required to be filed by it and all other material Tax returns that are required to be filed by it and will pay all Taxes for which it is directly or indirectly liable and any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except Taxes that are being contested in good faith by appropriate proceedings, and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower or its Subsidiaries, as the case may be. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of Taxes and other governmental charges will be adequate in accordance with GAAP.

SECTION 5.15. Post-Closing Matters. Notwithstanding anything to the contrary contained herein, to the extent not delivered on the Restatement Effective Date, within thirty (30) days (or such longer period approved by the Administrative Agent in its discretion), the Administrative Agent shall have received certificates from the Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to the Loan Documents is in full force and effect, together with endorsements naming the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, as additional insured and lender’s loss payee, as applicable, thereunder.

ARTICLE VI

NEGATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Borrower will not nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under this Agreement;

(b) (i) Unsecured Shorter-Term Indebtedness in an aggregate principal amount not to exceed $50,000,000, plus, without duplication, from and after the date that is nine (9) months prior to the maturity of any applicable Additional Notes, the outstanding principal amount of such Additional Notes (which, for the avoidance of doubt shall not be in excess of the amounts set forth in the applicable definitions thereof) and (ii) Secured Longer-Term Indebtedness with the consent of the Administrative Agent and the Required Lenders, so long as, in the case of each clause (i) and (ii), (w) no Default or Event of Default exists at the time of the incurrence, refinancing or replacement thereof (or immediately after the incurrence, refinancing or replacement thereof), (x) prior to and immediately after giving effect to the incurrence, refinancing or replacement thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e), (y) prior to and immediately after giving effect to the incurrence, refinancing or replacement thereof, the Covered Debt Amount does not or would not exceed the Borrowing Base then in effect and (z) on the date of the incurrence, refinancing or replacement thereof, the Borrower delivers to the Administrative Agent and each Lender a Borrowing Base Certificate as at such date demonstrating compliance with subclause (y) after giving effect to such incurrence, refinancing or replacement. For purposes of preparing such Borrowing Base Certificate, (A) the fair market value of Quoted Investments shall be the most recent quotation available for such Eligible Portfolio Investment and (B) the fair market value of Unquoted Investments shall be the Value set forth in the Borrowing Base Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to Section 5.01(d) or if an Unquoted Investment is acquired after the delivery of the

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Borrowing Base Certificate most recently delivered, then the Value of such Unquoted Investment shall be the lower of the cost of such Unquoted Investment and the Internal Value of such Unquoted Investment; provided, that the Borrower shall reduce or increase, as applicable, the Value of any Eligible Portfolio Investment referred to in this subclause (B), in a manner consistent with the valuation methodology set forth in Section 5.12, to the extent necessary to take into account any events of which the Borrower has knowledge that adversely or positively, as applicable, affect the value of such Eligible Portfolio Investment;

(c) Unsecured Longer-Term Indebtedness incurred pursuant to clauses (A)(iii) and (B) of the definition thereof, so long as (x) no Default or Event of Default exists at the time of the incurrence, refinancing or replacement thereof (or immediately after the incurrence, refinancing or replacement thereof) and (y) prior to and immediately after giving effect to the incurrence, refinancing or replacement thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e);

(d) Indebtedness of Financing Subsidiaries; provided that (i) on the date that such Indebtedness is incurred (for clarity, with respect to any and all revolving loan facilities, term loan facilities, staged advance loan facilities or any other credit facilities, “incurrence” shall be deemed to take place at the time such facility is entered into, and not upon each borrowing thereunder), prior to and immediately after giving effect to the incurrence thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e) and (ii) in the case of revolving loan facilities or staged advance loan facilities, upon each borrowing thereunder, the Borrower is in pro forma compliance with the covenant set forth in Sections 6.07(b);

(e) repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities;

(f) obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;

(g) obligations of the Borrower under a Permitted SBIC Guarantee and obligations (including Guarantees) in respect of Standard Securitization Undertakings;

(h) Indebtedness of the Borrower under any Hedging Agreements entered into in the ordinary course of the Borrower’s business and not for speculative purposes, in an aggregate amount not to exceed $20,000,000 at any time outstanding (for the avoidance of doubt, the amount of any Indebtedness under any Hedging Agreement shall be the amount such Obligor would be obligated for under such Hedging Agreement if such Hedging Agreement were terminated at the time of determination, after giving effect to any collateral posted pursuant to the terms of such Hedging Agreement);

(i) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal, so long as such judgments or awards do not constitute an Event of Default;

(j) Indebtedness (i) of an Obligor to any other Obligor, (ii) of a Financing Subsidiary to any Obligor to the extent such Indebtedness is an Investment permitted under Section 6.04(e), (iii) of an Immaterial Subsidiary to any Obligor to the extent such Indebtedness is an Investment permitted under Section 6.04(i) and (iv) of any other Subsidiary to any Obligor to the extent such Indebtedness is an Investment permitted under Section 6.04(k);

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(k) additional Indebtedness not for borrowed money, in an aggregate amount not to exceed $25,000,000 at any time outstanding;

(l) the ~~2025~~2027 Notes as in effect on the date hereof; ~~and~~

(m) the 2029 Notes as in effect on the date hereof; and

(n) ~~(m)~~ the ~~2027~~2030 Notes as in effect on the date hereof.

SECTION 6.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof except:

(a) any Lien on any property or asset of the Borrower existing on the Amendment No.  ~~6~~7 Effective Date and set forth in Schedule 3.11(b), provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries, and (ii) any such Lien shall secure only those obligations which it secures on the Amendment No. ~~6~~7 Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(b) Liens created pursuant to the Security Documents;

(c) Liens on assets owned by Financing Subsidiaries;

(d) Permitted Liens;

(e) Liens on Equity Interests in any SBIC Subsidiary created in favor of the SBA and Liens on Equity Interests in any Structured Subsidiary described in clause (a) of the definition thereof in favor of and required by any lender providing third-party financing to such Structured Subsidiary;

(f) Liens on assets owned by (i) Immaterial Subsidiaries created in favor of an Obligor to the extent solely securing Indebtedness permitted under Section 6.01(j)(iii) and (ii) any other Subsidiary (other than (1) an Obligor or (2) a Financing Subsidiary) created in favor of an Obligor to the extent solely securing Indebtedness permitted under Section 6.01(j)(iv);

(g) Liens not otherwise permitted under clause (b) above incurred in connection with any Hedging Agreement either entered into with a Lender (or an Affiliate of a Lender) on an uncleared basis or cleared through a Lender (or an Affiliate of a Lender) as futures commission merchant in the ordinary course of business and not for speculative purposes to the extent reasonably necessary to cash collateralize any margining requirements (it being understood that such Lien shall continue to be permitted pursuant to this clause (g) even if such Lender has assigned all of its Loans and other interests in this Agreement and thus has ceased to be a Lender hereunder); provided that in no event shall (1) any collateral securing such Lien be included in the Borrowing Base and (2) any Obligor be permitted to create, incur or assume any Lien pursuant to this clause (g) or increase the aggregate amount of collateral securing any Liens previously permitted under this clause (g) unless both before and after giving effect to the creation, incurrence or assumption of such Lien or such increase in the aggregate amount of collateral securing such Lien, (A) the Covered Debt Amount does not exceed the Borrowing Base (after giving effect to the exclusion of all such collateral from the Borrowing Base) and (B) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

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(h) additional Liens securing Indebtedness not for borrowed money not to exceed $5,000,000 in the aggregate provided such Indebtedness is not otherwise prohibited under Section 6.01(k).

SECTION 6.03. Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries (other than a Financing Subsidiary or an Immaterial Subsidiary) to, enter into any transaction of merger, consolidation or amalgamation, liquidate or provisionally liquidate, wind up or dissolve itself (or suffer any liquidation, provisional liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries (other than a Financing Subsidiary or an Immaterial Subsidiary) to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries or Immaterial Subsidiaries) to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets (including Cash, Cash Equivalents and Equity Interests), whether now owned or hereafter acquired, but excluding (x) assets (including Cash and Cash Equivalents but excluding Portfolio Investments) sold or disposed of in the ordinary course of business of the Borrower and its Subsidiaries (including to make expenditures of cash in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries (other than a Financing Subsidiary)) and (y) subject to the provisions of clauses (d) and (e) below, Portfolio Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, file a certificate of division, adopt a plan of division, or otherwise take any action to effectuate a division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to applicable law with respect to any corporation, limited liability company, partnership or other entity).

Notwithstanding the foregoing provisions of this Section:

(a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that if any such transaction shall be (i) between a Subsidiary or a wholly-owned Subsidiary Guarantor and the Borrower, the Borrower shall be the continuing or surviving entity and (ii) between a Subsidiary and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving entity;

(b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(c) the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(d) the Obligors may sell, transfer or otherwise dispose of Portfolio Investments (other than to a Financing Subsidiary or a Restricted Investment) so long as prior to and after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base;

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(e) the Obligors may sell, transfer or otherwise dispose of Portfolio Investments (other than ownership interests in Financing Subsidiaries or Restricted Investments), Cash and Cash Equivalents to a Financing Subsidiary or a Restricted Investment (including, for clarity, as investments (debt or equity) or capital contributions) so long as (i) prior to and immediately after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base and no Default or Event of Default exists and (ii) after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness), either (x) the amount by which the Borrowing Base exceeds the Covered Debt Amount immediately prior to such sale, transfer or other disposition is not diminished as a result of such sale, transfer or other disposition or (y) the Borrowing Base immediately after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) is at least 115% of the Covered Debt Amount;

(f) the Borrower may merge or consolidate with any other Person, so long as (i) the Borrower is the continuing or surviving entity in such transaction and (ii) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing;

(g) the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments, so long as the aggregate amount of all such sales, leases, transfers and dispositions does not exceed $10,000,000 in any fiscal year;

(h) any Subsidiary of the Borrower may be liquidated or dissolved; provided that in connection with such liquidation or dissolution, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower; and

(i) an Obligor may transfer assets to a Financing Subsidiary for the sole purpose of facilitating the transfer of assets from one Financing Subsidiary (or a Subsidiary that was a Financing Subsidiary immediately prior to such disposition) to another Financing Subsidiary, directly or indirectly through such Obligor (such assets, the “Transferred Assets”), provided that (i) no Default exists or is continuing at such time, (ii) the Covered Debt Amount shall not exceed the Borrowing Base at such time and (iii) the Transferred Assets were transferred to such Obligor by the transferor Financing Subsidiary on the same Business Day that such assets are transferred by such Obligor to the transferee Financing Subsidiary.

SECTION 6.04. Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire, make or enter into, or hold, any Investments except:

(a) operating deposit accounts with banks;

(b) Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;

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(c) Hedging Agreements entered into in the ordinary course of the Borrower’s business for financial planning and not for speculative purposes;

(d) Portfolio Investments (other than Restricted Investments) by the Borrower and its Subsidiaries to the extent such Portfolio Investments are permitted under the Investment Company Act (to the extent such applicable Person is subject to the Investment Company Act) and the Investment Policies; provided that no proceeds from any new Investment made in First Star Bermuda and/or First Star Ireland after the Original Effective Date may be used to make payments (directly or indirectly) on account of any obligations owed by First Star Bermuda and/or First Star Ireland to any Obligor;

(e) Investments in (x) (or capital contribution to) Financing Subsidiaries to the extent expressly permitted by Section 6.03(e) or 6.03(i), and (y) Restricted Investments to the extent expressly permitted by Section 6.03(e);

(f) Investments by any Financing Subsidiary or any Immaterial Subsidiary;

(g) Investments in Cash and Cash Equivalents;

(h) Investments described on Schedule 3.12(b) hereto;

(i) Investments in Immaterial Subsidiaries;

(j) Investments pursuant to the OCSI Merger Agreement and in connection with the consummation of the OCSI Merger (including the acquisition of the equity of OCSI Glick JV LLC in connection therewith); and

(k) other Investments in an aggregate amount for all such Investments not to exceed $25,000,000 (for purposes of this clause (k), the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment (calculated at the time such Investment is made), minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of capital or principal on account of such Investment (other than, for the avoidance of doubt, interest or on account of taxes), provided that in no event shall the aggregate amount of any Investment be less than zero, and provided further that the amount of any Investment shall not be reduced by reason of any write-off of such Investment, nor increased by way of any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out).

SECTION 6.05. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries (other than the Financing Subsidiaries) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a) the Borrower may declare and pay dividends with respect to the capital stock of the Borrower payable solely in additional shares of the Borrower’s common stock;

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(b) (1) the Borrower may declare and pay dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in or with respect to any taxable year of the Borrower (or any calendar year, as relevant) in amounts not to exceed 110% (tested as of September 30 of each year) of the higher of (x) the net investment income of the Borrower for the applicable fiscal year determined in accordance with GAAP and as specified in the annual financial statements most recently delivered pursuant to Section 5.1(a) and (y) the amount that is estimated by the Borrower in good faith to be required by the Borrower to be distributed to: (i) allow the Borrower to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year its liability for federal income taxes imposed on (y) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (z) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero its liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto) (the “Tax Amount”) (such higher amount of (x) and (y) (and without, for the avoidance of doubt, taking into account the 110% multiplier), the “Required Payment Amount”), and (2) with respect to any other Restricted Payment, if at the time of any such Restricted Payment, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the Covered Debt Amount does not exceed 85% of the Borrowing Base calculated on a pro forma basis after giving effect to any such Restricted Payment), then in addition to any dividend or distribution in clause (1), the Borrower may make additional Restricted Payments (including dividends, other distributions and repurchases or redemptions of Equity Interests of the Borrower), so long as (x) the aggregate amount of all such Restricted Payments together with any dividends and distributions paid pursuant to clause (1) in any calendar year does not exceed an amount equal to 125% of the Required Payment Amount for such calendar year and (y) solely with respect to any repurchase or redemption of Equity Interests of the Borrower, prior to and immediately after giving effect to such Restricted Payment, the Asset Coverage Ratio shall not be less than 1.75 to 1.00;

(c) the Subsidiaries of the Borrower may make Restricted Payments to the Borrower or to any Subsidiary Guarantor; and

(d) the Obligors may make Restricted Payments to repurchase Equity Interests of the Borrower from officers, directors and employees of the Investment Advisor, the Borrower or any of its Subsidiaries or their respective authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the Board of Directors of the Investment Advisor, the Borrower or any of its Subsidiaries, in an aggregate amount not to exceed $1,000,000 in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $2,000,000 in any calendar year.

For the avoidance of doubt, the Borrower shall not declare any dividend to the extent such declaration violates the provisions of the Investment Company Act that are applicable to it.

SECTION 6.06. Certain Restrictions on Subsidiaries. The Borrower will not permit any of its Subsidiaries to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, (v) the incurrence or payment of Indebtedness, (w) the granting of Liens, (x) the declaration or payment of dividends, (y) the making of loans, advances, guarantees or Investments or (z) the sale, assignment, transfer or other disposition of property, in each case by the Borrower or any of its Subsidiaries (other than Financing Subsidiaries), except for any prohibitions or restraints contained in (i) any Indebtedness permitted under Section 6.01(b), (c), (l) or (m), (ii) any Indebtedness permitted under Section 6.01(h) or (i) secured by a Permitted Lien provided that such prohibitions and restraints are applicable by their terms only to the assets that are subject to such Lien and (iii) any agreement, instrument or other arrangement pertaining to any sale or other

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disposition of any asset permitted by this Agreement so long as the applicable restrictions (A) only apply to such assets and (B) do not restrict prior to the consummation of such sale or disposition the creation or existence of the Liens in favor of the Collateral Agent pursuant to the Security Documents or otherwise required by this Agreement, or the incurrence or payment of Indebtedness under this Agreement or the ability of the Borrower and its Subsidiaries to perform any other obligation under any of the Loan Documents.

SECTION 6.07. Certain Financial Covenants.

(a) Minimum Stockholders’ Equity. After the Original Effective Date, the Borrower will not permit Stockholders’ Equity as of the last day of any fiscal quarter of the Borrower to be less than the sum of (i) $~~600,000,000~~819,411,314, plus (ii) an amount equal to 50% of the aggregate net proceeds of all sales of Equity Interests by the Borrower ~~after the Amendment No. 2 Effective Date~~during each quarter following December 31, 2024.

(b) Asset Coverage Ratio. After the Original Effective Date, the Borrower will not permit the Asset Coverage Ratio to be less than the greater of (i) 1.50 to 1.00 and (ii) the statutory test applicable to the Borrower at any time.

(c) ~~Consolidated Interest Coverage Ratio. On and after the Restatement Effective Date, the Borrower will not permit the Consolidated Interest Coverage Ratio to be less than 2.25 to 1.00 as of the last day of any fiscal quarter of the Borrower thereafter.~~[Reserved].

(d) Liquidity Test. After the Original Effective Date, the Borrower will not permit the aggregate Value of the Eligible Portfolio Investments that can be converted to Cash in fewer than 20 Business Days without more than a 5% change in price to be less than 10% of the Covered Debt Amount for more than 30 Business Days during any period when the Adjusted Covered Debt Balance is greater than 90% of the Adjusted Borrowing Base.

(e) Obligors’ Net Worth Test. On and after the Restatement Effective Date, the Borrower will not permit the Obligors’ Net Worth to be less than $550,000,000.

SECTION 6.08. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary (or, in the case of a transaction between an Obligor and a non-Obligor Subsidiary, not less favorable to such Obligor) than could be obtained at the time on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Obligors not involving any other Affiliate, (c) Restricted Payments permitted by Section 6.05, dispositions permitted by Section 6.03(e) and 6.03(i) and Investments permitted by Section 6.04(e), (d) the transactions provided in the Affiliate Agreements as the same may be amended in accordance with Section 6.11(b), (e) existing transactions with Affiliates as set forth in Schedule 6.08, (f) the payment of compensation and reimbursement of expenses of directors in a manner consistent with current practice of the Borrower and general market practice, and indemnification to directors in the ordinary course of business, (g) co-investments with other funds advised by Oaktree shall be permitted to the extent permitted by applicable law and/or SEC guidance (including exemptive relief from the SEC and/or a no-action letter) or (h) the OCSI Merger Agreement and the transactions, including the OCSI Merger, contemplated therein.

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SECTION 6.09. Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries (other than Immaterial Subsidiaries) to, engage to any material extent in any business other than in accordance with its Investment Policies.

SECTION 6.10. No Further Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents and documents with respect to Indebtedness permitted under Sections 6.01(b)(ii) and 6.01(k); (b) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; and (d) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the “Secured Obligations” under and as defined in the Guarantee and Security Agreement and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans or any Hedging Agreement.

SECTION 6.11. Modifications of Indebtedness, Affiliate Agreements and the OCSI Merger Agreement. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any modification, supplement or waiver of:

(a) any of the provisions of any agreement, instrument or other document evidencing or relating to any Secured Longer-Term Indebtedness, Unsecured Longer-Term Indebtedness or Unsecured Shorter-Term Indebtedness that would result in such Indebtedness not meeting the requirements of the definition of “Additional Notes”, “Secured Longer-Term Indebtedness”, clause (B) of the definition of “Unsecured Longer-Term Indebtedness” or the definition of “Unsecured Shorter-Term Indebtedness”, as applicable, set forth in Section 1.01 of this Agreement, unless, in the case of Unsecured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Unsecured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Unsecured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Unsecured Shorter-Term Indebtedness” for all purposes of this Agreement);

(b) any of the Affiliate Agreements, unless such modification, supplement or waiver is not materially less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties; and

(c) any of the provisions of the OCSI Merger Agreement if such modification, supplement or waiver is materially adverse to the interests of the Lenders.

The Administrative Agent and the Lenders hereby acknowledge and agree that the Borrower may, at any time and from time to time, without the consent of the Administrative Agent, freely amend, restate, terminate, or otherwise modify any documents, instruments and agreements evidencing, securing or relating to Indebtedness permitted pursuant to Section 6.01(d), including increases in the principal amount thereof, modifications to the advance rates and/or modifications to the interest rate, fees or other pricing terms; provided that no such amendment, restatement, termination or other modification shall, for so long as the Borrower complies with the terms of Section 5.08(a)(i) hereof, cause a Financing Subsidiary to fail to be a “Financing Subsidiary” in accordance with the definition thereof.

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SECTION 6.12. Payments of Longer-Term Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary or involuntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness (other than (i) to refinance any such Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness with Indebtedness permitted under Section 6.01(b)(ii) and (c), (ii) with the proceeds of any issuance of Equity Interests (in each case with respect to clauses (i) and (ii) of this Section 6.12 to the extent not required to be used to repay Loans) and (iii) the ~~2025 Notes,~~ 2027 Notes, the 2029 Notes, the 2030 Notes or any Additional Notes, which are addressed in Section 6.13 below), except (a) for regularly scheduled payments of interest in respect thereof required pursuant to the instruments evidencing such Indebtedness and the payment when due of the types of fees and expenses that are customarily paid in connection with such Indebtedness (it being understood that (w) the conversion features into Permitted Equity Interests under convertible notes, (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, and (y) any cash payment on account of interest or expenses on such convertible notes made by the Borrower in respect of such triggering and/or settlement thereof, shall be permitted under this clause (a)) or (b) for payments and prepayments of Secured Longer-Term Indebtedness required to comply with requirements of Section 2.09(b).

SECTION 6.13. Payments of the ~~2025 Notes,~~ 2027 Notes, 2029 Notes, 2030 Notes and Additional Notes. Except for regularly scheduled payments of interest required pursuant to the ~~2025~~2027 Notes, ~~2027~~2029 Notes, the 2030 Notes or any Additional Notes, as the case may be, and the payment when due of the fees and expenses that are required to be paid in connection with the ~~2025~~2027 Notes, the ~~2027~~2029 Notes, the 2030 Notes or any Additional Notes, as the case may be, the Borrower will not purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary or involuntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the ~~2025~~2027 Notes, the ~~2027~~2029 Notes, the 2030 Notes or any Additional Notes other than (i) to refinance the ~~2025 Notes,~~ 2027 Notes, 2029 Notes, the 2030 Notes or any Additional Notes in full or in part with Indebtedness permitted under Section 6.01(b)(ii) and (c), (ii) to prepay the ~~2025~~2027 Notes, the ~~2027~~2029 Notes, the 2030 Notes or any Additional Notes in full or in part with the proceeds of any issuance of Equity Interests, or (iii) to pay or prepay the ~~2025 Notes,~~ 2027 Notes, 2029 Notes, the 2030 Notes or any Additional Notes in full or in part using Cash and/or the proceeds of Loans (including in combination with, as applicable, proceeds permitted pursuant to the immediately preceding clauses (i) or (ii))); provided, that in the case of any such refinancing or prepayment (1) no Default or Event of Default shall have occurred and be continuing and (2) immediately after giving effect to such refinancing or prepayment pursuant to clause (iii) of this Section 6.13, the Covered Debt Amount does not exceed 90% of the Borrowing Base calculated on a pro forma basis after giving effect to any such refinancing or prepayment.

SECTION 6.14. Modification of Investment Policies. Other than with respect to Permitted Policy Amendments, the Borrower will not amend, supplement, waive or otherwise modify in any material respect the Investment Policies as in effect on the Original Effective Date.

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SECTION 6.15. SBIC Guarantee. The Borrower will not, nor will it permit any of its Subsidiaries to, cause or permit the occurrence of any event or condition that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

SECTION 6.16. Derivative Transactions. The Borrower will not, nor will it permit any of its Subsidiaries (other than a Financing Subsidiary) to, enter into any swap or derivative transactions (including total return swaps) or other similar transactions or agreements, except for Hedging Agreements to the extent permitted pursuant to Section 6.01(h) and Section 6.04(c).

SECTION 6.17. Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Secured Parties to be in violation of the Outbound Investment Rules or cause the Secured Parties to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) (i) the Borrower shall fail to pay any principal of any Loan (including, without limitation, any principal payable under Section 2.09(b) or (c)) or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) fail to Cash Collateralize any LC Exposure as and when required by Section 2.04(k);

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) or more Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect (except that such materiality qualifier shall not be applicable to any representation or warranty already qualified by materiality or Material Adverse Effect);

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.01(e), Section 5.03 (with respect to the Borrower’s and its Subsidiaries’ existence only, and not with respect to the Borrower’s and its Subsidiaries’ rights, licenses, permits, privileges or franchises), Sections 5.08(a) or (b), Section 5.10, Section 5.12(c) or Article VI or

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any Obligor shall default in the performance of any of its obligations contained in Section 7 of the Guarantee and Security Agreement or (ii) Section 5.01(f), Sections 5.02 or Section 5.09 and, in the case of this clause (ii), such failure shall continue unremedied for a period of five (5) or more days after the earlier of (A) notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower and (B) a Financial Officer of the Borrower’s actual knowledge of such failure;

(e) the Borrower or any Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of thirty (30) or more days after the earlier of (A) notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower and (B) a Financial Officer of the Borrower’s actual knowledge of such failure;

(f) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account (other than with respect to payments of principal) any applicable grace period;

(g) any event or condition occurs that (i) results in all or any portion of any Material Indebtedness becoming due prior to its scheduled maturity or (ii) that enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, unless, in the case of this clause (ii), such event or condition is no longer continuing or has been waived in accordance with the terms of such Material Indebtedness such that the holder or holders thereof or any trustee or agent on its or their behalf are no longer enabled or permitted to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or (2) convertible debt that becomes due as a result of a contingent mandatory conversion or redemption event provided such conversion or redemption is effectuated only in capital stock that is not Disqualified Equity Interests;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the

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appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) there is rendered against the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or any combination thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) in excess of $20,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage) or (ii) any one or more non-monetary judgments that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect and, in either case, (1) enforcement proceedings, actions or collection efforts are commenced by any creditor upon such judgment or order, or (2) there is a period of thirty (30) consecutive days during which such judgment is undischarged or a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur;

(n) any SBIC Subsidiary shall become the subject of an enforcement action and be transferred into liquidation status by the SBA;

(o) the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments held by Obligors having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments held by Obligors, not be valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent (or any Obligor or any Affiliate of an Obligor shall so assert in writing), free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents)~~, except to the extent that any such loss of perfection results from the failure of~~; provided that if such default is as a result of (A) the Collateral Agent ~~to maintain~~no longer having possession of ~~certificates representing securities pledged under the Guarantee and Security Agreement;~~physical Collateral delivered to it or (B) a UCC financing statement having lapsed because a UCC-3 continuation statement was not filed in the timely manner, then there shall be no Default or Event of Default under this clause (o);

(p) except for expiration or termination in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by any Obligor, or there shall be any actual invalidity of any guaranty thereunder or any Obligor or any Affiliate of an Obligor shall so assert in writing;

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(q) the Borrower or any of its Subsidiaries shall cause or permit the occurrence of any condition or event that would result in any recourse to any Obligor under any Permitted SBIC Guarantee; or

(r) the Investment Advisor shall cease to be the investment advisor of the Borrower;

then, and in every such event (other than an event described in clause (h), (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (h), (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event that the Loans shall be declared, or shall become, due and payable pursuant to the immediately preceding paragraph then, upon notice from the Administrative Agent, the Issuing Bank or Lenders with LC Exposure representing more than 50% of the total LC Exposure demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall immediately Cash Collateralize such LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to Cash Collateralize such LC Exposure shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (h), (i) or (j) of this Article.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01. Appointment.

(a) Appointment of the Administrative Agent. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) Appointment of the Collateral Agent. The Collateral Agent is hereby confirmed and reaffirmed as having been appointed as the collateral agent hereunder and under the other Loan Documents and in such capacity has been and is authorized to have all the rights and benefits hereunder and thereunder (including Section 9 of the Guarantee and Security Agreement), and to take such actions

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on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In addition to the rights, privileges and immunities in the Guarantee and Security Agreement, the Collateral Agent has been and shall be entitled to all rights, privileges, immunities, exculpations and indemnities of the Administrative Agent for such purpose and each reference to the Administrative Agent in this Article VIII shall be deemed to include the Collateral Agent.

SECTION 8.02. Capacity as Lender. Each Person serving as an Agent hereunder and under any other Loan Document shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may (without having to account therefor to any other Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder, and such Person and its Affiliates may accept fees and other consideration from the Borrower or any Subsidiary or other Affiliate thereof for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders.

SECTION 8.03. Limitation of Duties; Exculpation. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except, solely in the case of the Administrative Agent, discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise upon receipt of and pursuant to specific instruction in writing to do so delivered by the Required Lenders (or such other number or percentage of Lenders as is expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent is not required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth herein and in the other Loan Documents, no Agent shall have any duty to disclose, nor shall any Agent be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien purported to be created by the Loan Documents or the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set

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forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to such Agent. Notwithstanding anything to the contrary contained herein, in no event shall the Administrative Agent be liable or responsible in any way or manner for the failure to obtain or receive an IVP External Unquoted Value for any asset or for the failure to send any notice required under Section 5.12(b)(ii)(B)(x). The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

SECTION 8.04. Reliance. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by or on behalf of the proper Person or Persons, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. Each Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05. Sub-Agents. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of any Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. No Agent is responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence, fraud, bad faith or willful misconduct in the selection of such sub-agents.

SECTION 8.06. Resignation; Successor Administrative Agent. The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld (provided that no such consent shall be required if an Event of Default has occurred and is continuing), to appoint a successor, which is not a Disqualified Lender. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (1) the retiring

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Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder or under any other Loan Document, the provisions of this Article VIII and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. The Collateral Agent may resign in accordance with the Guarantee and Security Agreement. Without limiting the foregoing, ING may assign its interest as “Administrative Agent” to an Affiliate without any Lender’s or Borrower’s prior written consent, provided that such Affiliate assumes the obligations of ING as Administrative Agent hereunder arising from and after such assignment.

SECTION 8.07. Reliance by Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08. Modifications to Loan Documents. Except as otherwise provided in Section 9.02(b) or 9.02(c) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (or such other number or percentage of Lenders as is expressly provided for herein or in the other Loan Documents) (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided that, without the prior consent of each Lender, no Agent shall (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security, or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of the Collateral, except that no such consent shall be required, and each Agent is hereby authorized, to release any Lien covering property that is the subject of either (x) a disposition of property permitted hereunder (which release described in this clause (x) shall be automatic and require no further action from any party) or (y) a disposition to which the Required Lenders (or such larger number as shall be required under Section 9.02(b) or (c)) have consented.

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SECTION 8.09. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that:

(i) none of the Administrative Agent or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

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(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Secured Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any Joint Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and each Joint Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.10. Agents. None of the Syndication Agent, any Co-Documentation Agent or any Lead Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

SECTION 8.11. Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Guaranteed Obligations (as defined in the Guarantee and Security Agreement), it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent and/or the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof.

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(b) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of any Hedging Agreement the obligations under which constitute Hedging Agreement Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Obligor under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Hedging Agreements shall be deemed to have appointed the Administrative Agent and Collateral Agent to serve as administrative agent and collateral agent, respectively, under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c) Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s or the Collateral Agent’s Lien thereon or any certificate prepared by any Obligor in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.12. Credit Bidding. The Secured Parties hereby irrevocably authorize the Collateral Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which an Obligor is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law and the terms of the Loan Documents. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Collateral Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Collateral Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Collateral Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Collateral Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity,

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partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Collateral Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.13. Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different

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amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.13(b).

(c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt,

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its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, subject to the restrictions on assignment otherwise set forth in this Agreement, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(g) Each party’s obligations, agreements and waivers under this Section 8.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.

SECTION 8.14. Third Party Beneficiaries. The provisions of this Article VIII are solely for the benefit of the Secured Parties, and no Obligor will have rights as a third party beneficiary of any of such provisions.

SECTION 8.15. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on the Borrower) will be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

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(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties under Section 2.10 and otherwise hereunder) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders and Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or to the extent permitted by Section 9.01(b) or otherwise herein, e-mail, as follows:

(i) if to the Borrower, to it at:

Oaktree Specialty Lending Corporation

333 South Grand Ave., 28th Floor

Los Angeles, CA 90071

Attention: Mathew M. Pendo

Telephone: (213) 830-6740

Facsimile: (213) 356-3357

E-Mail: mpendo@oaktreecapital.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071

Attention: Douglas H. Burnaford

Telephone: (213) 891-8259

Facsimile: (213) 891-8763

E-Mail: douglas.burnaford@lw.com

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(ii) if to the Administrative Agent or the Issuing Bank, to it at:

ING Capital LLC

1133 Avenue of the Americas

New York, New York 10036

Attention: Patrick Frisch

Telephone: (646) 424-6912

Facsimile: (646) 424-6919

E-Mail: patrick.frisch@ing.com

with a copy, which shall not constitute notice, to:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Attention: Jay R. Alicandri, Esq.

Telephone: (212) 698-3800

Facsimile: (212) 698-3599

E-Mail: jay.alicandri@dechert.com

(iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Section 2.03 if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day,

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and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Posting of Communications.

(i) For so long as a Debtdomain™ or equivalent website is available to each of the Lenders hereunder, the Borrower may satisfy its obligation to deliver documents to the Administrative Agent or the Lenders under Section 5.01 by delivering one hard copy thereof to the Administrative Agent and either an electronic copy or a notice identifying the website where such information is located for posting by the Administrative Agent on Debtdomain™ or such equivalent website; provided that the Administrative Agent shall have no responsibility to maintain access to Debtdomain™ or an equivalent website.

(ii) The Obligors agree that the Administrative Agent may, but shall not be obligated to, make any Communications (as defined below) available to the Lenders by posting the Communications on IntraLinks™, Debtdomain™, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(iii) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Restatement Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and each of the Obligors acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders and each Obligor hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(iv) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY LEAD ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES

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(COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(v) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2.03 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Each Lender agrees (A) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such email address.

(vi) Each of the Lenders and Obligors agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention policies and procedures.

(vii) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(viii) “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

SECTION 9.02. Waivers; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

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(b) Amendments to this Agreement. Except as set forth in the definition of Secured Longer-Term Indebtedness and Unsecured Longer-Term Indebtedness, and subject to Section 2.12(c)(i), (ii) and (iii) and Section 9.02(c) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that, subject to Section 2.17(b), no such agreement shall

(i) increase the Commitment of any Lender without the written consent of such Lender,

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby,

(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees or other amounts payable to a Lender hereunder, or reduce the amount or waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby,

(iv) change Section 2.16(b), (c) or (d) (or other sections referred to therein to the extent relating to pro rata payments) in a manner that would alter the pro rata reduction of commitments, sharing of payments, or making of disbursements, required thereby without the written consent of each Lender directly and adversely affected thereby,

(v) change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or

(vi) permit the assignment or transfer by any Obligor of any of its rights or obligations under any Loan Document without the consent of each Lender,

(vii) amend, modify or waive any provisions of Section 2.20 without the written consent of each Lender directly and adversely affected thereby, or

(viii) directly or indirectly (A) subordinate the Secured Obligations in right of payment to the prior payment of any other Indebtedness of the Obligors or (B) subordinate the Liens securing the Secured Obligations on all or substantially all of the Collateral to any other Lien securing any other Indebtedness, in each case, except any Indebtedness that is expressly permitted under the Loan Documents (as in effect on the Amendment No. ~~6~~7 Effective Date) to be senior to the Secured Obligations and/or be secured by a Lien that is senior to the Lien securing the Secured Obligations, in each case of sub-clauses (A) and (B), without the written consent of each Lender directly and adversely affected thereby;

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provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or the Issuing Bank hereunder without the prior written consent of such affected Agent or the Issuing Bank, as the case may be, and (y) the consent of Lenders holding not less than two-thirds of the total Credit Exposures and unused Commitments will be required for (A) any change adverse to the Lenders affecting the provisions of this Agreement relating to the Borrowing Base (including the definitions used therein) and/or the valuation procedures set forth in Section 5.12, and (B) any release of any material portion of the Collateral other than for fair value or as otherwise permitted hereunder or under the other Loan Documents.

Anything in this Agreement to the contrary notwithstanding, (A) amendments and modifications of this Agreement or any other Loan Document solely to extend any existing Commitments or the Maturity Date of any Loans of any Lenders of a class (such Lenders, the “Post-Closing Extending Lenders”) may be effected with the vote of such Post-Closing Extending Lenders and no other class of Lenders and (B) this Agreement and any other Loan Document may be amended or otherwise modified by the Borrower with the consent of the Administrative Agent and any Post-Closing Extending Lender (but without the consent of any other Lender) for the sole purpose of extending the Commitments and the Maturity Date of any Loans of such Post-Closing Extending Lender. In connection with the extension of any Commitments or Loans of any Post-Closing Extending Lender, the Administrative Agent, the Borrower and each applicable Post-Closing Extending Lender will have the right from time to time to make changes to this Agreement and any other Loan Document that the Administrative Agent, the Borrower and such Post-Closing Extending Lender decide in their reasonable discretion may be appropriate to reflect the extension of such Commitments or Loans and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such changes will become effective without any further action or consent of any other party (including any other Lender) to this Agreement or any other Loan Document.

For purposes of this Section, the “scheduled date of payment” of any amount shall refer to the date of payment of such amount specified in this Agreement, and shall not refer to a date or other event specified for the mandatory or optional prepayment of such amount.

(c) Amendments to Security Documents. No Security Document nor any provision thereof may be waived, amended or modified, except to the extent otherwise expressly contemplated by the Guarantee and Security Agreement, and the Liens granted under the Guarantee and Security Agreement may not be spread to secure any additional obligations (including any increase in Loans hereunder, but excluding (i) any such increase pursuant to a Commitment Increase under Section 2.07(e) and (ii) any Secured Longer-Term Indebtedness permitted hereunder) except to the extent otherwise expressly contemplated by the Guarantee and Security Agreement and except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders; provided that, subject to Section 2.17(b), (i) without the written consent of the holders of not less than two-thirds of the total Credit Exposures and unused Commitments, no such waiver, amendment or modification to the Guarantee and Security Agreement shall (A) release any Obligor representing more than 10% of the Stockholders’ Equity from its obligations under the Security Documents, (B) release any guarantor representing more than 10% of the Stockholders’ Equity under the Guarantee and Security Agreement from its guarantee obligations thereunder, or (C) amend the definition of “Collateral” under the Security Documents (except to add additional collateral) and (ii) without the written consent of each Lender, no such agreement shall (W) release all or substantially all of the Obligors from their respective obligations under the Security Documents, (X) release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, (Y) release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder, or (Z) alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with

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securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to all or substantially all of the collateral security provided thereby; except that no such consent described in clause (i) or (ii) above shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement, to (1) release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders or the required number or percentage of Lenders have consented (and such Lien shall be released automatically to the extent provided in Section 10.03(c) of the Guarantee and Security Agreement), or otherwise in accordance with Section 9.15 and (2) release from the Guarantee and Security Agreement any Subsidiary Guarantor (and any property of such Subsidiary Guarantor) that is designated as a Financing Subsidiary in accordance with this Agreement or which ceases to be consolidated on the Borrower’s financial statements and is no longer required to be a “Subsidiary Guarantor”, so long as in the case of this clause (2): (A) prior to and immediately after giving effect to any such release (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base and no Default or Event of Default exists, and the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect and (B) after giving effect to such release (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness), either (I) the amount by which the Borrowing Base exceeds the Covered Debt Amount immediately prior to such release is not diminished as a result of such release or (II) the Borrowing Base immediately after giving effect to such release is at least 115% of the Covered Debt Amount.

(d) Replacement of Non-Consenting Lender. If, in connection with any proposed amendment, waiver or consent requiring (i) the consent of “each Lender” or “each Lender affected thereby,” or (ii) the consent of “two-thirds of the holders of the total Credit Exposures and unused Commitments”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower shall have the right, at its sole cost and expense, to replace each such Non-Consenting Lender or Lenders with one or more replacement Lenders pursuant to Section 2.18(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination.

(e) Ambiguity, Omission, Mistake or Typographical Error. Notwithstanding the foregoing, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay all reasonable and documented out-of-pocket fees, costs and expenses incurred (i) by the Administrative Agent, the Collateral Agent and their Affiliates (including the reasonable fees, charges and disbursements of one outside counsel and of any necessary special and/or local counsel for the Administrative Agent and the Collateral Agent), in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the

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provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) including all costs and expenses of the Independent Valuation Provider, (ii) by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, (including fees, charges and disbursements of counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender), in connection with the administration (other than internal overhead charges), enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iv) in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein. Unless an Event of Default has occurred and is continuing, the Borrower shall not be responsible for the reimbursement of any fees, costs and expenses of the Independent Valuation Provider incurred pursuant to 5.12(b)(iii) in excess of $200,000 in the aggregate incurred for all such fees, costs and expenses in any 12-month period (the “IVP Supplemental Cap”).

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Taxes or Other Taxes which shall only be indemnified by the Borrower to the extent provided in Section 2.15), including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee (other than the allocated costs of internal counsel), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby (including any arrangement entered into with an Independent Valuation Provider), (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding (including any investigation or inquiry) relating to any of the foregoing, whether based on contract, tort or any other theory and whether brought by the Borrower, any Indemnitee or a third party and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the willful misconduct or gross negligence of such Indemnitee, (y) a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document or (z) a claim between any Indemnitee or Indemnitees, on the one hand, and any other Indemnitee or Indemnitees, on the other hand (other than (1) any dispute involving claims against the Administrative Agent or the Issuing Bank, in each case in their respective capacities as such, and (2) claims arising out of any act or omission by the Borrower and/or its Related Parties).

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages (other than in respect of any such damages incurred or paid by an Indemnitee to a third party)) arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Obligor; provided that the foregoing limitation shall not be deemed to impair or affect the obligations of the Borrower under the preceding provisions of this subsection.

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(c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section (and without limiting its obligation to do so) or to the extent that the fees, costs and expenses of the Independent Valuation Provider incurred pursuant to Section 5.12(b)(iii) exceed the IVP Supplemental Cap for any 12-month period (provided that prior to incurring expenses in excess of the IVP Supplemental Cap, the Administrative Agent shall have afforded the Lenders an opportunity to consult with the Administrative Agent regarding such expenses), each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such or against any Related Party of any of the foregoing acting for any Agent (or any sub-agent) in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unauthorized Persons of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent caused by the willful misconduct or gross negligence of such Indemnitee, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

(f) No Fiduciary Relationship. Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower or any of its Subsidiaries, their stockholders and/or their affiliates. The Borrower, on behalf of itself and each of its Subsidiaries, agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lender, on the one hand, and the Borrower or any of its Subsidiaries, its stockholders or its Affiliates, on the other. The Borrower and each of its Subsidiaries each acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and its Subsidiaries, on the other, and (ii) in connection therewith and with the process leading thereto, (x) except as otherwise expressly provided in any of the Loan Documents, no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or any of its Subsidiaries, any of their stockholders or affiliates (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or any of its Subsidiaries, their stockholders or their affiliates on other matters) and (y) each Lender is acting hereunder solely as principal and not as the agent or fiduciary of the Borrower or any of its Subsidiaries, their management

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or stockholders. The Borrower and each Obligor each acknowledge and agree that it has consulted legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower and each Obligor each agree that it will not claim that any Lender has rendered advisory services hereunder of any nature or respect, or owes a fiduciary duty to the Borrower or any of its Subsidiaries, in each case, in connection with such transactions contemplated hereby or the process leading thereto.

SECTION 9.04. Successors and Assigns.

(a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer by any Lender which is not in accordance with this Section shall be treated as provided in the last sentence of Section 9.04(b)(iii)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.

(i) Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and LC Exposure at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Borrower; provided that (i) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or, if a Default or an Event of Default has occurred and is continuing, any other assignee, and (ii) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof; and

(B) the Administrative Agent and the Issuing Bank; provided that no consent of the Administrative Agent or the Issuing Bank shall be required for an assignment by a Lender to a Lender or an Affiliate of a Lender with prior written notice by such assigning Lender to the Administrative Agent and the Issuing Bank.

Notwithstanding anything to the contrary contained herein, Borrower’s consent shall be required with respect to an assignment to any Disqualified Lender. The Administrative Agent shall provide, and the Borrower hereby expressly authorizes the Administrative Agent to provide, the Disqualified Lender list to each Lender requesting the same.

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(ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans and LC Exposure, the amount of the Commitment or Loans and LC Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if a Default or an Event of Default has occurred and is continuing;

(B) each partial assignment of Commitments or Loans and LC Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Commitments and Loans and LC Exposure;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in substantially the form of Exhibit A hereto, together with a processing and recordation fee of $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender), for which the Borrower and the Subsidiary Guarantors shall not be obligated (except in the case of an assignment pursuant to Section 2.18(b)); and

(D) the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

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(c) Maintenance of Registers by Administrative Agent. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount and stated interest of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Registers shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Special Purposes Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle other than a Disqualified Lender (an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall, subject to the terms of this Agreement, make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and such SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (iv) no SPC shall be entitled to the benefits of Section 2.13 (or any other increased costs protection provision), 2.14 or 2.15. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.

Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement; provided that the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or

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credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder); provided that neither the consent of the SPC nor of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants is required under paragraph (f) below, and (ii) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

(f) Participations. Any Lender may, with notice to the Borrower (which notice shall not be required to identify the name of any Participant or include any other information), sell participations to one or more banks or other entities other than a Disqualified Lender (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans and LC Disbursements owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of such Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein, including Sections 2.15(f) and (g) (it being understood that the documentation required under Sections 2.15(f) and (g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Section 2.18 as if it were an assignee under paragraph (b) of this Section 9.04. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(d) as though it were a Lender hereunder. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts and stated interest of each Participant’s interest in the Loans or other obligations under the Loan Documents (each a “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in each Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(g) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with paragraphs (c) and (f) of Section 2.15 as though it were a Lender (it being understood that that the documentation required under Section 2.15(f) shall be delivered to the participating Lender).

(h) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) No Assignments or Participations to the Borrower or Affiliates or Certain Other Persons. Anything in this Section to the contrary notwithstanding, no Lender may (i) assign or participate any interest in any Commitment, Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender, or (ii) assign any interest in any Commitment, Loan or LC Exposure held by it hereunder to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or to any Person known by such Lender at the time of such assignment to be a Defaulting Lender, a Subsidiary of a Defaulting Lender or a Person who, upon consummation of such assignment would be a Defaulting Lender.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

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SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document and any amendment, consent or waiver thereof, shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. In addition to any rights and remedies of the Agents and the Lenders provided by law, if an Event of Default shall have occurred and be continuing, each Agent, each Lender, the Issuing Bank and their respective Affiliates is hereby authorized at any time and from time to time, without prior notice to the Borrower or any other Obligor, any such notice being waived by the Borrower (on its own behalf, on behalf of its Subsidiaries and on behalf of each Obligor) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be contingent or unmatured, or are owed to a branch, office or Affiliate of such Lender or Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, the Issuing Bank or Affiliate may have; provided that in the event that any Defaulting Lender exercises any such right of setoff, (a) all amounts so set off will be paid over immediately to the Administrative Agent for

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further application in accordance with the provisions of Section 2.17 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and (b) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 9.09. Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement and each of the other Loan Documents (unless otherwise set forth therein) shall be construed in accordance with and governed by the law of the State of New York (whether in contract, tort or otherwise and whether at law or in equity).

(b) Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document (unless otherwise set forth therein) (whether in contract, tort or otherwise and whether at law or in equity), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement (i) irrevocably consents to service of process in the manner provided for notices in Section 9.01 and (ii) agrees that service as provided in the manner provided for notices in Section 9.01 is sufficient to confer personal jurisdiction over such party in any proceeding in any court and otherwise constitutes effective and binding service in every respect. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Judgment Currency. This is a loan transaction in which the specification of Dollars and payment in New York City is of the essence, and Dollars shall be the currency of account in all events relating to Loans. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to Dollars and transfer to New York City under normal banking procedures does not yield the amount of Dollars in New York City due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder into another currency (the “Other Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with the Other Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the Other Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of Dollars so purchased and transferred.

SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13. Treatment of Certain Information; Confidentiality.

(a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Agent or Lender or by one or more subsidiaries or affiliates of such Agent or Lender and the Borrower hereby authorizes each Agent or Lender to share any information delivered to such Agent or Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Agent or Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were an Agent or a Lender (as applicable) hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

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(b) Confidentiality. Each of the Administrative Agent (including in its capacity as Collateral Agent), the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and consultants and to its and its Affiliates’ and consultants’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative, securitization or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder or (iii) any insurer, (g) with the consent of the Borrower, (h) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans and (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (j) in connection with the Lenders’ right to grant a security interest pursuant to Section 9.04(h) to the Federal Reserve Bank or any other central bank, or subject to an agreement containing provisions substantially the same as those of this Section, to any other pledgee or assignee pursuant to Section 9.04(h). For the avoidance of doubt, nothing herein prohibits any Person from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses (including any Portfolio Investments), other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the Original Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.14. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA PATRIOT Act. The Obligors shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation (including, without limitation, delivery to such Lender of a Beneficial Ownership Certification).

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SECTION 9.15. Termination. Promptly (and in any event within 3 Business Days) upon the Termination Date, the Administrative Agent shall direct the Collateral Agent to, on behalf of the Administrative Agent, the Collateral Agent and the Lenders, deliver to Borrower such termination statements and releases and other documents reasonably necessary or appropriate to evidence the termination of this Agreement, the other Loan Documents, and each of the documents securing the obligations hereunder as the Borrower may reasonably request, all at the sole cost and expense of the Borrower.

SECTION 9.16. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.17. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Secured Obligations hereunder.

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SECTION 9.18. Amendment and Restatement. On the Restatement Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect, except to evidence (i) the incurrence by the Borrower of the obligations under the Existing Credit Agreement (whether or not such obligations are contingent as of the Restatement Effective Date), (ii) the representations and warranties made by the Borrower prior to the Restatement Effective Date and (iii) any action or omission performed or required to be performed pursuant to such Existing Credit Agreement prior to the Restatement Effective Date (including any failure, prior to the Restatement Effective Date, to comply with the covenants contained in such Existing Credit Agreement). The amendments and restatements set forth herein shall not cure any breach thereof or any “Default” or “Event of Default” under and as defined in the Existing Credit Agreement prior to the Restatement Effective Date. It is the intention of each of the parties hereto that the Existing Credit Agreement be amended and restated hereunder so as to preserve the perfection and priority of all Liens securing the “Secured Obligations” under the Loan Documents and that all “Secured Obligations” of the Borrower and the Subsidiary Guarantors hereunder shall continue to be secured by Liens evidenced under the Security Documents, and that this Agreement does not constitute a novation or termination of the Indebtedness and obligations existing under the Existing Credit Agreement. The terms and conditions of this Agreement and the Administrative Agent’s and the Lenders’ rights and remedies under this Agreement and the other Loan Documents shall apply to all of the obligations incurred under the Existing Credit Agreement. This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, unless specifically amended hereby or by any other Loan Document, each of the Loan Documents shall continue in full force and effect and, from and after the Restatement Effective Date, all references to the “Credit Agreement” contained therein shall be deemed to refer to this Agreement.

SECTION 9.19. Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties hereto acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised

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to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties hereto with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.19, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, §§ 12 C.F.R.§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

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Annex B

Schedules to Credit Agreement

[Attached]

Annex C

Schedules to Security Agreement

[Attached]